    As filed with the Securities and Exchange Commission on November 4, 1994
                                                     Registration No.  033-56173

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              ---------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              ---------------------

                               NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)
          Delaware                         6711                  41-0449260
       (State or other               (Primary Standard        (I.R.S. Employer
jurisdiction of incorporation    Industrial Classification   Identification No.)
      or organization)                 Code Number)


                                 Norwest Center
                               Sixth and Marquette
                       Minneapolis, Minnesota  55479-1000
                                  612-667-1234
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              ---------------------

              Stanley S. Stroup, Esq.
   Executive Vice President and General Counsel           Copy to :
                Norwest Corporation                H. Bernt von Ohlen, Esq.
                  Norwest Center                     Norwest Corporation
                Sixth and Marquette                    Norwest Center
        Minneapolis, Minnesota  55479-1026           Sixth and Marquette
                   612-667-8858                Minneapolis, Minnesota 55479-1026
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                                  P.O. BOX 519
                          ALEXANDRIA, MINNESOTA  56308




                                        November 8, 1994


Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of Alexandria Securities and Investment Company ("Alexandria") to be held at Garden Center, 503 Hawthorne, Alexandria, Minnesota, on Thursday, December 8, 1994, at 2:15 p.m., local time. At the Special Meeting you will be asked to consider and vote upon the Amended and Restated Agreement and Plan of Reorganization, dated as of July 21, 1994, among Alexandria, Community State Bank of Alexandria (the "Bank"), and Norwest Corporation ("Norwest"), and the related Agreement and Plan of Merger (together, the "Reorganization Agreement"), providing for (a) the merger of a wholly owned subsidiary of Norwest into Alexandria (the "Merger") and (b) subsequent to the Merger, the merger of the Bank with a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Merger, the "Reorganization").


     Under the terms of the Reorganization Agreement, the Merger will result in the conversion of each share of Alexandria Common Stock outstanding immediately prior to the time the Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

     The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the Reorganization. You are urged to read the Proxy Statement-Prospectus carefully.

     The Board of Directors has approved the Reorganization Agreement as being in the best interest of Alexandria's shareholders and recommends that you vote in favor of the Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Merger, which is designed to enhance the value of the Alexandria shareholders' investment and to be tax-free for federal income tax purposes to Alexandria shareholders receiving Norwest Common Stock. Lindquist & Vennum P.L.L.P., special tax counsel, is providing its opinion to the Board of Directors that the Merger will be treated as a tax-free reorganization for federal income tax purposes. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL, INCOME TAX CONSEQUENCES OF THE MERGER.

     In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                        E. C. Beliveau
                                        PRESIDENT

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                                  P.O. Box 519
                          Alexandria, Minnesota  56308

                            ------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ON DECEMBER 8, 1994


                            ------------------------


     A special meeting of shareholders (the "Special Meeting") of Alexandria Securities and Investment Company ("Alexandria"), a Minnesota corporation, will be held at Garden Center, 503 Hawthorne, Alexandria, Minnesota, on
Thursday, December 8, 1994, at 2:15 p.m., local time, for the following purposes:


          1. To consider and vote upon the Amended and Restated Agreement and Plan of Reorganization, dated as of July 21, 1994, (including the Agreement and Plan of Merger attached thereto) by and among Alexandria, Community State Bank of Alexandria (the "Bank"), A Minnesota state bank, and Norwest Corporation ("Norwest"), a Delaware corporation, a copy of which is included in the accompanying Proxy Statement-Prospectus as Appendix A, under the terms of which (a) a wholly owned subsidiary of Norwest would be merged with Alexandria (the "Merger"), with Alexandria as the surviving corporation, and each outstanding share of common stock, par value $25.00 per share, of Alexandria would be converted into shares of common stock, par value $1 2/3 per share, of Norwest, and (b) subsequent to the consummation of the Merger, the Bank would be merged with a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Merger, the "Reorganization"); and to authorize such further action by the Board of Directors and proper officers of Alexandria as may be necessary or appropriate to carry out the intent and purposes of the Reorganization.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.


     Only shareholders of record on the books of Alexandria at the close of business on November 4, 1994, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.


     Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Directors


                                        Micheal L. Lillehaugen
                                        SECRETARY AND TREASURER


November 8, 1994


HOLDERS OF ALEXANDRIA COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                                  P.O. BOX 519
                          ALEXANDRIA, MINNESOTA  56308



                                        November 8, 1994


Dear Stockholder:


     You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Community State Bank of Alexandria (the "Bank") to be held at Garden Center, 503 Hawthorne, Alexandria, Minnesota, on Thursday,
December 8, 1994, at 2:30 p.m., local time. At the Special Meeting you will be asked to consider and vote upon the merger (the "Bank Merger") of the Bank with Norwest State Bank of Alexandria ("NSBA"), a wholly owned subsidiary of Norwest Corporation ("Norwest"), pursuant to the terms of an Agreement and Plan of Merger (the "Bank Merger Agreement") to be entered into by the Bank and NSBA and the related Amended and Restated Agreement and Plan of Reorganization, dated as of July 21, 1994, among Alexandria Securities and Investment Company, the Bank, and Norwest (the "Reorganization Agreement").


     Pursuant to the terms of the Bank Merger Agreement and the Reorganization Agreement, the Bank Merger will result in the conversion of each share of Bank Common Stock outstanding prior to the Bank Merger, other than shares owned by Alexandria, into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the enclosed Proxy Statement-Prospectus.

     Please read the enclosed Proxy Statement-Prospectus for further information concerning the Bank Merger and related transactions, and the parties involved.

     Approval of the Bank Merger requires the affirmative vote of at least two-thirds of the outstanding shares of Bank Common Stock. YOUR BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE PROPOSED REORGANIZATION ARE FAIR AND IN THE BEST INTERESTS OF BANK STOCKHOLDERS, AND THEREFORE RECOMMENDS APPROVAL OF THE BANK MERGER.




                                        Micheal L. Lillehaugen
                                        PRESIDENT

                       COMMUNITY STATE BANK OF ALEXANDRIA
                                  P.O. BOX 519
                          ALEXANDRIA, MINNESOTA  56308

                            ------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              ON DECEMBER 8, 1994


                            ------------------------


     A special meeting of stockholders (the "Special Meeting") of Community State Bank of Alexandria (the "Bank"), a Minnesota state bank, will be held at Garden Center, 503 Hawthorne, Alexandria, Minnesota, on Thursday, December 8, 1994, at 2:30 p.m., local time, for the following purposes:


          1. To consider and vote upon whether the merger (the "Bank Merger") of the Bank with Norwest State Bank of Alexandria ("NSBA"), a wholly owned subsidiary of Norwest Corporation, a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger (the "Bank Merger Agreement") to be entered into by the Bank and NSBA (the form of which is attached as Appendix B to the accompanying Proxy Statement-Prospectus), under the laws of the Minnesota, shall be ratified and confirmed; and to vote upon any other matters incidental to the Bank Merger.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.


     Only stockholders of record on the books of the Bank at the close of business on November 4, 1994, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.


     Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Directors


                                        Carol J. Meyer
                                        VICE PRESIDENT AND CASHIER


November 8, 1994



               HOLDERS OF THE BANK COMMON STOCK ARE URGED TO READ
        THE ENCLOSED PROXY STATEMENT-PROSPECTUS CAREFULLY AND COMPLETELY.

                     THE BANK IS NOT ASKING YOU FOR A PROXY,
             AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE BANK.

                               PROXY STATEMENT OF
                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 8, 1994


                            ------------------------

                            INFORMATION STATEMENT OF
                       COMMUNITY STATE  BANK OF ALEXANDRIA
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 8, 1994


                            ------------------------
                                   PROSPECTUS
                                       OF
                               NORWEST CORPORATION
                                  COMMON STOCK

     This Prospectus of Norwest Corporation ("Norwest") relates to up to 400,000 shares of the common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock") issuable to (i) the shareholders of Alexandria Securities and Investment Company ("Alexandria") upon consummation of the proposed merger (the "Merger") of a wholly owned subsidiary of Norwest with Alexandria, with Alexandria as the surviving corporation, pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization, dated as of July 21, 1994, by and among Alexandria, Community State Bank of Alexandria (the "Bank"), and Norwest (together with the Agreement and Plan of Merger attached thereto, the "Reorganization Agreement"), and (ii) the stockholders, other than Norwest, of the Bank upon consummation of the proposed merger (the "Bank Merger") of the Bank with Norwest State Bank of Alexandria ("NSBA"), a wholly owned subsidiary of Norwest, pursuant to the terms of an Agreement and Plan of Merger to be entered into by the Bank and NSBA (the "Bank Merger Agreement"). The Merger and the Bank Merger are sometimes hereinafter referred to collectively as the "Reorganization." The Reorganization Agreement and the form of the Bank Merger Agreement are set forth in Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus and are incorporated by reference herein.


     This Prospectus also serves as the Proxy Statement of Alexandria for a special meeting of its shareholders to be held on December 8, 1994 (the "Alexandria Special Meeting"), and the Information Statement of the Bank for a special meeting of its stockholders to be held on December 8, 1994 (the "Bank Special Meeting," and together with the Alexandria Special Meeting, the "Special Meetings").



     Except as described herein, upon consummation of the Merger, each outstanding share of common stock of Alexandria ("Alexandria Common Stock") and, upon consummation of the Bank Merger, each outstanding share of common stock of the Bank ("Bank Common Stock"), other than shares owned by Norwest, will be converted into shares of common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"). Based on the conversion factor which would have been applicable if the closing of the Reorganization had occurred on November 4, 1994, approximately 60.94 shares of Norwest Common Stock would have been issued for each outstanding share of Alexandria Common Stock and approximately 29.32 shares of Norwest Common Stock would have been issued for each outstanding share of Bank Common Stock, other than shares owned by Alexandria immediately prior to the Bank Merger.


     For a more complete description of the Reorganization Agreement and the Bank Merger Agreement and the terms of the Reorganization, see "THE REORGANIZATION."


     This Proxy Statement-Prospectus and the form of proxy for the Alexandria Special Meeting are first being mailed to shareholders of Alexandria and to stockholders of the Bank on or about November 8, 1994.


                            ------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROXY STATEMENT-PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


        The date of this Proxy Statement-Prospectus is November 4, 1994.

                              AVAILABLE INFORMATION

     Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Norwest files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").

     Reports, proxy statements, and other information concerning Norwest can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements, and other information filed by Norwest also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

     This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and the exhibits thereto (the "Registration Statement") covering the securities offered hereby that Norwest has filed with the Commission. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest, Alexandria, and the securities offered hereby.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO NORWEST, EXCLUDING EXHIBITS, UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO LAUREL A. HOLSCHUH, SECRETARY, NORWEST CORPORATION, NORWEST CENTER, SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479-1026, TELEPHONE (612) 667-8655. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 1, 1994.



     The following documents filed by Norwest with the Commission are incorporated by reference in and made a part of this Proxy Statement-Prospectus:
(i) Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Amendment No. 1 on Form 10-K/A dated May 13, 1994; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, and June 30, 1994; and (iii) Current Reports on Form 8-K dated February 15, 1994, July 21, 1994, and
November 1, 1994.


     All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . .    2

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   Terms of the Reorganization . . . . . . . . . . . . . . . . . . . . . .    6
   Special Meetings and Vote Required. . . . . . . . . . . . . . . . . . .    6
   Reasons for the Reorganization. . . . . . . . . . . . . . . . . . . . .    7
   Recommendation of the Boards of Directors . . . . . . . . . . . . . . .    8
   Effective Date and Time of the Merger and of the Bank Merger. . . . . .    8
   Conditions and Termination. . . . . . . . . . . . . . . . . . . . . . .    8
   Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .    9
   Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .    9
   Management and Operations After the Reorganization. . . . . . . . . . .    9
   Interests of Certain Persons in the Reorganization. . . . . . . . . . .    9
   Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . .    9
   Certain Federal Income Tax Considerations . . . . . . . . . . . . . . .    9
   Markets and Market Prices . . . . . . . . . . . . . . . . . . . . . . .   10
   Certain Differences in Rights of Shareholders . . . . . . . . . . . . .   10
   Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . .   11
   Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . .   13

MEETING INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
   Date, Place, and Time . . . . . . . . . . . . . . . . . . . . . . . . .   18
   Record Date; Vote Required. . . . . . . . . . . . . . . . . . . . . . .   18
   Principal Shareholders and Security Ownership of Management of
     Alexandria. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   Principal Stockholders and Security Ownership of Management of the Bank   21
   Voting and Revocation of Proxies. . . . . . . . . . . . . . . . . . . .   21
   Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . .   22

THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
   Background of and Reasons for the Reorganization. . . . . . . . . . . .   22
   Terms of the Merger and the Bank Merger . . . . . . . . . . . . . . . .   23
   Effective Date and Time of the Merger and of the Bank Merger. . . . . .   24
   Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . . .   24
   Conditions to the Merger and to the Bank Merger . . . . . . . . . . . .   25
   Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .   27
   Business Pending the Reorganization . . . . . . . . . . . . . . . . . .   27
   Waiver, Amendment, and Termination. . . . . . . . . . . . . . . . . . .   28
   Management and Operations After the Reorganization. . . . . . . . . . .   29
   Interests of Certain Persons in the Reorganization. . . . . . . . . . .   29
   Certain Differences in Rights of Shareholders . . . . . . . . . . . . .   29
   Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . .   35
   Certain Federal Income Tax Considerations . . . . . . . . . . . . . . .   38
   Resale of Norwest Common Stock. . . . . . . . . . . . . . . . . . . . .   40
   Dividend Reinvestment and Optional Cash Payment Plan. . . . . . . . . .   41
   Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .   41
   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

INFORMATION ABOUT ALEXANDRIA AND THE BANK. . . . . . . . . . . . . . . . .   42
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
   Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
   Markets and Dividends . . . . . . . . . . . . . . . . . . . . . . . . .   42
   Management's Discussion and Analysis of Financial Condition and Results
     of Operations of Alexandria . . . . . . . . . . . . . . . . . . . . .   44
   Management's Discussion and Analysis of Financial Condition and Results
     of Operations of the Bank . . . . . . . . . . . . . . . . . . . . . .   72

CERTAIN REGULATORY CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . .  100
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
   Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . . . . .  100
   Holding Company Structure . . . . . . . . . . . . . . . . . . . . . . .  100
   Capital Requirements. . . . . . . . . . . . . . . . . . . . . . . . . .  101
   Federal Deposit Insurance Corporation Improvement Act of 1991 . . . . .  102
   FDIC Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104

LEGAL OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104

MANAGEMENT AND ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . .  104

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

APPENDIX A    AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, AND
              AGREEMENT AND PLAN OF MERGER

APPENDIX B    FORM OF AGREEMENT AND PLAN OF MERGER

APPENDIX C    MINNESOTA STATUTES, SECTIONS 302A.471 AND 302A.473

APPENDIX D    MINNESOTA STATUTES, SECTION 49.41

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST, ALEXANDRIA, OR THE BANK SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                                     SUMMARY

     The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement-Prospectus, the Appendices hereto, and the documents incorporated by reference herein. As used in this Proxy Statement-Prospectus, the terms "Norwest" and "Alexandria" refer to such entities, respectively, and where the context requires, such entities and their respective subsidiaries. All information concerning Norwest included in this Proxy Statement-Prospectus has been furnished by Norwest, and all information concerning Alexandria included in this Proxy Statement-Prospectus has been furnished by Alexandria to Norwest for incorporation herein.

THE COMPANIES

     NORWEST CORPORATION

     Norwest Corporation is a regional bank holding company organized under the laws of Delaware in 1929 and registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As a diversified financial services organization, Norwest operates through subsidiaries engaged in banking and in related businesses. Norwest provides retail, commercial, and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance, computer and data processing services, trust services, and venture capital investments.

     At June 30, 1994, Norwest had consolidated total assets of $55.8 billion, total deposits of $34.7 billion, and total stockholders' equity of $3.8 billion. Based on total assets at June 30, 1994, Norwest was the 13th largest commercial banking organization in the United States.

     Norwest regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of Norwest does not make a public announcement about an acquisition until a definitive agreement has been signed. Norwest has entered into definitive agreements for the acquisition of various financial institutions, including Alexandria, having aggregate total assets at June 30, 1994, of approximately $3.3 billion. Certain of these acquisitions were consummated subsequent to June 30, 1994, and the others remain subject to regulatory approval and are expected to be completed by the end of the first quarter of 1995. None of these acquisitions are significant for the financial statements of Norwest, either individually or in the aggregate.

     Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1000, and its telephone number is 612-667-1234.

     Additional information concerning Norwest is included in the Norwest documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     ALEXANDRIA SECURITIES AND INVESTMENT COMPANY

     Alexandria is a bank holding company organized under the laws of Minnesota in 1979. Its principal executive offices are located at 304 Maple Street, Alexandria, Minnesota 56308, and its telephone number is 612-782-2181. It holds 88.15% of the issued and outstanding capital stock of Community State Bank of Alexandria, a full service commercial bank chartered under the laws of the State of Minnesota. The Bank offers a full range of commercial and consumer banking services in the area. At June 30, 1994, the Bank had total assets of $58.2 million, while Alexandria had total assets on a consolidated basis of $58.3 million and total shareholders' equity of $3.8 million. See "INFORMATION ABOUT ALEXANDRIA AND THE BANK."

TERMS OF THE REORGANIZATION

     The Reorganization Agreement provides for the merger of a wholly owned subsidiary of Norwest with Alexandria, with Alexandria as the surviving corporation. Upon consummation of the Merger, the outstanding shares of Alexandria Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement. The exact number of shares of Norwest Common Stock into which each outstanding share of Alexandria Common Stock will be converted will be determined using a conversion factor (the "Alexandria Conversion Factor") calculated by (i) multiplying 337,255 shares, subject to upward adjustment if the closing of the Reorganization occurs after December 31, 1994, by a factor of .8815, and then (ii) dividing the result by the number of shares of Alexandria Common Stock outstanding immediately prior to the Merger.

     The Reorganization Agreement also provides for the merger of the Bank with NSBA, under the charter of NSBA (the "Bank Merger"). Upon consummation of the Bank Merger, the outstanding shares of Bank Common Stock (other than shares owned by Alexandria and shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into shares of Norwest Common Stock in accordance with the provisions of the Bank Merger Agreement.
The exact number of shares of Norwest Common Stock into which each outstanding share of Bank Common Stock will be converted will be determined using a conversion factor (the "Bank Conversion Factor") calculated by (i) multiplying 337,255 shares, subject to upward adjustment if the closing of the Reorganization occurs after December 31, 1994, by a factor of .1185, and then
(ii) dividing the result by the number of shares of Bank Common Stock outstanding and owned by stockholders other than Alexandria immediately prior to the Bank Merger. See "THE REORGANIZATION--Terms of the Merger and of the Bank Merger."

SPECIAL MEETINGS AND VOTE REQUIRED

     ALEXANDRIA SPECIAL MEETING


     The special meeting of Alexandria shareholders to consider and vote on the Merger will be held on Thursday, December 8, 1994, at 2:15 p.m., local time, at Garden Center, 503 Hawthorne, Alexandria, Minnesota. Only holders of record of Alexandria Common Stock at the close of business on November 4, 1994, will be entitled to vote at the Alexandria Special Meeting. At such date, there were 4,878 shares of Alexandria Common Stock outstanding. Each share of Alexandria Common Stock is entitled to one vote.
For additional information relating to the Alexandria Special Meeting, see "MEETING INFORMATION."

     Approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Alexandria Common Stock. As of the record date for the Alexandria Special Meeting, directors and officers of Alexandria and their affiliates owned beneficially or controlled the voting of 100% of the shares of Alexandria Common Stock outstanding on that date. Alexandria's directors and officers have informed Alexandria that they intend to vote all of their shares in favor of the Reorganization Agreement. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Alexandria Common Stock. See "MEETING INFORMATION--Record Date; Vote Required" and "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of Alexandria."

     BANK SPECIAL MEETING


     The special meeting of Bank stockholders to consider and vote on the Bank Merger will be held on Thursday, December 8, 1994, at 2:30 p.m., local time, at Garden Center, 503 Hawthorne, Alexandria, Minnesota. Only holders of record of Bank Common Stock at the close of business on November 4, 1994, will be entitled to vote at the Bank Special Meeting. At such date, there were 11,500 shares of Bank Common Stock outstanding. Each share of Bank Common Stock is entitled to one vote. For additional information relating to the Bank Special Meeting, see "MEETING INFORMATION."


     Approval of the Bank Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. AS OF THE RECORD DATE FOR THE BANK SPECIAL MEETING, ALEXANDRIA HELD 10,137, OR APPROXIMATELY 88.15%, OF THE OUTSTANDING SHARES OF BANK COMMON STOCK. ACCORDINGLY, WITHOUT THE VOTE OF THE REMAINING BANK STOCKHOLDERS, ALEXANDRIA WILL HAVE THE ABILITY TO EFFECTUATE THE BANK MERGER. As of the record date for the Bank Special Meeting, directors and officers of the Bank and their affiliates did not own beneficially or control the voting of any of the shares of Bank Common Stock. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Bank Common Stock. See "MEETING INFORMATION--Record Date; Vote Required" and "MEETING INFORMATION--Principal Stockholders and Security Ownership of Management of the Bank."

REASONS FOR THE REORGANIZATION

     The Board of Directors of Alexandria has concluded that the Reorganization is in the best interests of the holders of Alexandria Common Stock, who will receive, in a tax-free exchange, stock of a much larger and a more diversified enterprise that is actively traded on national exchanges. In addition to the greater liquidity provided to shareholders, the Reorganization will provide customers of the Bank with access to a broader range of services and will provide the Bank with increased financial strength. This should allow the Bank to compete more effectively with its competitors in the Central Minnesota market area, several of which are part of larger, multibank holding companies. See "THE REORGANIZATION--Background of and Reasons for the Reorganization."

RECOMMENDATION OF THE BOARDS OF DIRECTORS

     THE BOARD OF DIRECTORS OF ALEXANDRIA UNANIMOUSLY RECOMMENDS THAT ALEXANDRIA SHAREHOLDERS VOTE FOR THE MERGER. For information concerning the interests of certain members of the Alexandria Board of Directors and management in the Reorganization, see "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT THE BANK STOCKHOLDERS VOTE FOR THE BANK MERGER. For information concerning the interests of certain members of the Bank Board of Directors and management in the Reorganization, see "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

EFFECTIVE DATE AND TIME OF THE MERGER AND OF THE BANK MERGER

     Subject to the terms and conditions of the Reorganization Agreement, the Merger will be effective on the date on which the appropriate filing is made with the Secretary of State of the State of Minnesota (the "Effective Date of the Merger") at 11:59 p.m., Minneapolis, Minnesota time (the "Effective Time of the Merger"). That filing will be made within ten business days following the satisfaction or waiver of all conditions set forth in the Reorganization Agreement or on such other date upon which the parties may agree. The closing of the Merger and the Bank Merger will occur on the Effective Date of the Merger (the "Closing Date"). The parties expect the Reorganization to become effective in the fourth quarter of 1994. The Bank Merger will be effective as of 12:01 a.m. on the date specified in the Bank Merger Agreement (the "Effective Date of the Bank Merger"). See "THE REORGANIZATION--Effective Date and Time of the Merger and of the Bank Merger" and "THE REORGANIZATION--Conditions to the Merger and to the Bank Merger."

CONDITIONS AND TERMINATION

     The respective obligations of Norwest and Alexandria to consummate the Merger are subject to certain conditions, including the receipt of regulatory approvals without unduly burdensome conditions; approval of the Reorganization Agreement and the Bank Merger Agreement by the shareholders of Alexandria and the stockholders of the Bank, respectively; receipt by Alexandria of certain tax opinions; and certain other conditions customary in transactions of this nature. See "THE REORGANIZATION--Conditions to the Merger" and "THE REORGANIZATION--Regulatory Approvals."

     The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Merger, whether prior to or after approval by Alexandria's shareholders, by either party under specified conditions, including if the Merger shall not have been consummated by January 31, 1995, unless such failure of consummation shall be due to the failure of the party seeking termination to perform its respective covenants and agreements under the Reorganization Agreement. See "THE REORGANIZATION--Waiver, Amendment, and Termination."

ACCOUNTING TREATMENT

     Management of Norwest anticipates that the Reorganization will be accounted for as a purchase under generally accepted accounting principles. See "THE REORGANIZATION--Accounting Treatment."

REGULATORY APPROVALS

     The Merger has been approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").


     The Bank Merger has been approved by the Federal Deposit Insurance Corporation ("FDIC"). The Bank Merger is also subject to the approval of the Minnesota Department of Commerce (the "MDC"), and receipt of such approval is a condition to consummation of the Reorganization. On September 28, 1994, Norwest filed an application for approval with the MDC. See "THE
REORGANIZATION--Regulatory Approvals."


MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

     Following the Reorganization, the Bank will continue to operate at its present locations and will offer products and services offered by Norwest affiliates. See "THE REORGANIZATION--Management and Operations After the Reorganization."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     All of the current directors and executive officers of Alexandria are shareholders of Alexandria and the Bank and can be expected, upon consummation of the Merger, to receive shares of Norwest Common Stock in exchange for their shares of Alexandria Common Stock or Bank Common Stock. Effective as of the Effective Time of the Merger, Micheal L. Lillehaugen, who is Secretary-Treasurer of Alexandria and president and a director of the Bank, will enter into an employment agreement with Alexandria. See "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

RIGHTS OF DISSENTING SHAREHOLDERS

     Under Minnesota law Alexandria shareholders who dissent from the Merger are entitled to obtain payment of the fair value of their shares instead of receiving Norwest Common Stock in the Merger. Bank stockholders who dissent from the Bank Merger will have the right under Minnesota law to receive an appraised value of their shares. With respect to both shareholders of Alexandria and stockholders of the Bank, failure to comply with statutory procedures in the exercise of dissenters' rights may nullify such rights. See "THE REORGANIZATION--Rights of Dissenting Shareholders."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The consummation of the Merger is conditioned upon, among other things, the opinion of Lindquist & Vennum P.L.L.P., counsel to Alexandria, that the Merger will qualify as a "tax free" reorganization for federal income tax purposes. Accordingly, no gain or loss (other than with respect to cash received in lieu of fractional shares or in satisfaction of dissenters' rights) generally will be recognized by Alexandria shareholders upon the exchange of their Alexandria Common Stock for Norwest Common Stock.
However, the federal income tax considerations related to the Merger may be different to particular types of Alexandria shareholders or in light of each Alexandria shareholder's personal investment circumstances. CONSEQUENTLY, ALEXANDRIA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE MERGER, AS WELL AS THE APPLICATION TO THEM OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS. NO OPINION OF COUNSEL WAS REQUESTED, OR WILL BE PROVIDED, WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE BANK MERGER. AS SUCH, BANK STOCKHOLDERS ARE ALSO URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE BANK MERGER, AS WELL AS THE APPLICATION TO THEM OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS. See "THE REORGANIZATION--Certain Federal Income Tax Considerations."

MARKETS AND MARKET PRICES


     Norwest Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CHX"). On May 23, 1994, the last trading day preceding public announcement of the proposed Reorganization, the closing price per share of Norwest Common Stock was $25.125 and on November 3, 1994, the price was $24.125. There is no public market for Alexandria Common Stock or Bank Common Stock. Shareholders of Alexandria and stockholders of the Bank are advised to obtain current market quotations for Norwest Common Stock. The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Closing Date, which may be a period of several weeks. As a result, the market value of the Norwest Common Stock that shareholders of Alexandria and stockholders of the Bank ultimately receive in the Reorganization could be more or less than its market value on the date of this Proxy Statement-Prospectus. No assurance can be given concerning the market price of Norwest Common Stock before or after the Closing.


CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Upon consummation of the Reorganization, shareholders of Alexandria and stockholders of the Bank will become stockholders of Norwest. As a result, such shareholders' rights will change significantly. See "THE
REORGANIZATION--Certain Differences in Rights of Shareholders."

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table presents selected comparative unaudited per share data for Norwest Common Stock on a historical and pro forma combined basis and for Alexandria Common Stock and Bank Common Stock on a historical and a pro forma equivalent basis giving effect to the Reorganization using the purchase method of accounting. See "THE REORGANIZATION--Accounting Treatment." This information is derived from the consolidated historical financial statements of Norwest, including the related notes thereto, incorporated by reference into this Proxy Statement-Prospectus and the consolidated historical financial statements of Alexandria and the Bank, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. This information should be read in conjunction with such historical financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT ALEXANDRIA AND THE BANK."

     This data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Reorganization been consummated prior to the periods indicated.

                      COMPARATIVE UNAUDITED PER SHARE DATA


                            Norwest Common Stock   Alexandria Common Stock    Bank Common Stock
                            ---------------------  -----------------------  ----------------------
                                        Pro Forma              Pro Forma                Pro Forma
                            Historical  Combined   Historical  Equivalent   Historical  Equivalent
                            ----------  ---------  ----------  ----------   ----------  ----------
BOOK VALUE (1):

  June 30, 1994               $11.07      11.07      775.18      674.64       419.14      324.94
  December 31, 1993            11.00      11.00      777.89      670.62       417.40      323.01

DIVIDENDS DECLARED (2):

  Six Months Ended
    June 30, 1994              0.370      0.370      60.000      22.550       34.000      10.849

  Year Ended
    December 31, 1993          0.640      0.640      50.000      39.005       30.000      18.766

NET INCOME (3):

  Six Months Ended
    June 30, 1994               1.17       1.18       84.55       71.62        47.30       34.50

  Year Ended
    December 31, 1993           1.86       1.86      142.24      113.12        71.88       54.48

(1) The pro forma combined book values per share of Norwest Common Stock are based upon the historical total common equity for Norwest and Alexandria divided by total pro forma common shares of the combined entities assuming (i) conversion of the outstanding Alexandria Common Stock at a conversion factor of
60.94506 and (ii) conversion of the outstanding Bank Common Stock (other than shares owned indirectly by Norwest as a result of the Merger) at a conversion factor of 29.32135 The difference between the historical total common equity of Alexandria and the total market value of Norwest Common Stock to be issued in the Merger is not material. The pro forma equivalent book values per share of Alexandria Common Stock and per share of Bank Common Stock represent the pro forma combined amounts multiplied by the assumed conversion factors. The assumed conversion factors used in this table, which are based on an assumed aggregate number of shares of Norwest Common Stock to be issued in the Merger of 337,255 would result in the issuance of 297,290 shares of Norwest Common Stock upon conversion of all outstanding shares of Alexandria Common Stock in the Merger and of 39,965 shares upon conversion of all outstanding shares of Bank Common Stock (other than shares owned indirectly by Norwest as a result of the Merger) in the Bank Merger. See "THE REORGANIZATION--Terms of the Merger and of the Bank Merger."

(2) Assumes no changes in cash dividends per share. The pro forma equivalent dividends per share of Alexandria Common Stock and per share of Bank Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by 60.94506 and 29.32135, respectively.

(3) The pro forma combined net income per share (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Norwest and Alexandria divided by the average pro forma common shares of the combined entities, assuming conversion factors for Alexandria and the Bank of 60.94506 and of 29.32135, respectively. The pro forma equivalent net income per share of Alexandra Common Stock and Bank Common Stock represents the pro forma combined net income per share multiplied by
60.94506 and 29.32135, respectively.

SELECTED FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial information for Norwest, Alexandria, and the Bank. The income statement and balance sheet data included in the selected financial data for the five years ended December 31, 1993, are derived from audited consolidated financial statements of Norwest for such five-year period, the audited consolidated financial statements of Alexandria and the unaudited financial statements of the Bank for the year ended December 31, 1993, and the unaudited consolidated financial statements of Alexandria and the Bank for the four years ended December 31, 1992. The financial data for the six-month periods ended June 30, 1994 and 1993, are derived from the unaudited historical financial statements of Norwest, Alexandria, and the Bank. All financial information derived from unaudited financial statements reflects, in the respective opinions of management of Norwest, Alexandria, and the Bank, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1994, are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. This information should be read in conjunction with the consolidated financial statements of Norwest and the related notes thereto, included in documents incorporated herein by reference, and in conjunction with consolidated financial statements of Alexandria and the Bank, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT ALEXANDRIA AND THE BANK."

                             SELECTED FINANCIAL DATA


                                             SIX MONTHS
                                            ENDED JUNE 30                    YEAR ENDED DECEMBER 31
                                          ------------------  -------------------------------------------------
                                              1994      1993    1993(1)   1992(2)     1991    1990(3)   1989(4)
                                              ----      ----    -------   -------     ----    -------   -------

                                                         (In millions except per share amounts)
NORWEST:
  Interest income                         $2,066.6   1,939.1   3,946.3   3,806.4   4,025.9   3,885.7   3,624.5
  Interest expense                           719.4     714.2   1,442.9   1,610.6   2,150.3   2,320.0   2,210.1
                                          --------  --------  --------  --------  --------  --------  --------
    Net interest income                    1,347.2   1,224.9   2,503.4   2,195.8   1,875.6   1,565.7   1,414.4
  Provision for credit losses                 60.0      77.5     158.2     270.8     406.4     433.0     233.5
  Non-interest income                        821.0     770.8   1,585.0   1,273.7   1,064.0     896.3     728.5
  Non-interest expense                     1,528.1   1,439.4   3,050.4   2,553.1   2,041.5   1,744.5   1,525.9
                                          --------  --------  --------  --------  --------  --------  --------
    Income before income taxes               580.1     478.8     879.8     645.6     491.7     284.5     383.5
  Income tax expense                         187.6     151.6     266.7     175.6      73.4     115.1      99.0
                                          --------  --------  --------  --------  --------  --------  --------
  Income before cumulative effect
    of a change in accounting method         392.5     327.2     613.1     470.0     418.3     169.4     284.5
  Cumulative effect on years prior
    to 1992 of change in
    accounting method                           --        --        --     (76.0)       --        --        --
                                          --------  --------  --------  --------  --------  --------  --------
  Net income                                $392.5     327.2     613.1     394.0     418.3     169.4     284.5
                                          --------  --------  --------  --------  --------  --------  --------
                                          --------  --------  --------  --------  --------  --------  --------

  Net income per share:
    Primary:
    Before cumulative effect of a
      change in accounting method            $1.20      1.01      1.89      1.44      1.33      0.59      1.00
    Cumulative effect on years prior
      to 1992 of change in
      accounting method                         --        --        --     (0.25)       --        --        --
                                          --------  --------  --------  --------  --------  --------  --------
  Net income                                 $1.20      1.01      1.89      1.19      1.33      0.59      1.00
                                          --------  --------  --------  --------  --------  --------  --------
                                          --------  --------  --------  --------  --------  --------  --------

    Fully diluted:
    Before cumulative effect of a
      change in accounting method            $1.17      0.99      1.86      1.42      1.32      0.59      1.00
    Cumulative effect on years prior
      to 1992 of change in
      accounting method                         --        --        --     (0.23)       --        --        --
                                          --------  --------  --------  --------  --------  --------  --------
    Net income                               $1.17      0.99      1.86      1.19      1.32      0.59      1.00
                                          --------  --------  --------  --------  --------  --------  --------
                                          --------  --------  --------  --------  --------  --------  --------

  Dividends declared per
   common share                             $0.370     0.310     0.640     0.540     0.470     0.423     0.380

  At period end:
    Total assets                         $55,756.8  51,203.2  54,665.0  50,037.0  45,974.5  43,523.0  38,322.0
    Long-term debt                         7,255.2   5,678.1   6,850.9   4,553.2   3,686.6   3,066.0   2,720.0
    Total stockholders' equity             3,836.6   3,592.1   3,760.9   3,371.8   3,192.3   2,434.0   2,288.2

                                       14


(1) On January 14, 1994, First United Bank Group, Inc. ("First United"), a $3.9 billion bank holding company headquartered in Albuquerque, New Mexico, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of First United. Appropriate Norwest items reflect an increase in First United's provision for credit losses of $16.5 million to conform with Norwest's credit loss reserve practices and methods and $83.2 million in accruals and reserves for merger-related expenses, including termination costs, systems and operations costs, and investment banking, legal, and accounting expenses.

(2) On February 9, 1993, Lincoln Financial Corporation ("Lincoln"), a $2.0 billion bank holding company headquartered in Fort Wayne, Indiana, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of Lincoln. Appropriate Norwest items reflect an increase in Lincoln's provision for credit losses of $60.0 million and $33.5 million in Lincoln's provisions and expenditures for costs related to restructuring activities.

(3) On April 19, 1991, United Banks of Colorado, Inc. ("United"), a $5.5 billion financial institution headquartered in Denver, Colorado, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of United. Appropriate Norwest items reflect United's special provisions for credit losses and writedowns for other real estate owned, which together totaled $165 million, and $31 million of accruals for expected reorganization and restructuring costs for the year ended December 31, 1990. The special provisions were due to deterioration of several large commercial loan relationships, the anticipated results of the then recent examination by the Office of the Comptroller of the Currency, and the anticipated impact of the Resolution Trust Corporation's accelerated efforts to liquidate foreclosed properties at deep discounts.

(4) On May 1, 1990, First Interstate Corporation of Wisconsin ("FIWI"), a $2.0 billion financial institution headquartered in Sheboygan, Wisconsin, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of FIWI. Appropriate Norwest items reflect $12.0 million in charges resulting from FIWI's decision to sell its portfolio of stripped mortgage-backed securities, an increase in FIWI's provision for credit losses of $16.2 million, and $24.5 million in FIWI's provisions and expenditures for costs related to restructuring activities.

                                               SIX MONTHS
                                              ENDED JUNE 31                  YEAR ENDED DECEMBER 31
                                              --------------    ----------------------------------------------
                                              1994      1993      1993      1992      1991      1990      1989
                                              ----      ----      ----      ----      ----      ----      ----
                                                    (In millions except per share amounts)
ALEXANDRIA:
  Interest income                             $2.1       2.1       4.2       4.4       4.5       4.5       4.2
  Interest expense                             0.9       0.9       1.8       2.1       2.5       2.6       2.5
                                            ------    ------    ------    ------    ------    ------    ------
    Net interest income                        1.2       1.2       2.4       2.3       2.0       1.9       1.7
  Provision for credit losses                   --       0.1       0.1       0.1       0.1       0.1       0.1
  Non-interest income                          0.4       0.4       0.9       0.8       0.5       0.5       0.4
  Non-interest expenses                        1.0       0.9       2.1       2.0       1.8       1.7       1.7
                                            ------    ------    ------    ------    ------    ------    ------
    Income before income taxes                 0.6       0.6       1.1       1.0       0.6       0.6       0.3
  Income tax expense                           0.2       0.2       0.4       0.4       0.2       0.2       0.1
                                            ------    ------    ------    ------    ------    ------    ------
  Income before cumulative effect
    of a change in accounting method           0.4       0.4       0.7       0.6       0.4       0.4       0.2
  Cumulative effect on years prior to 1991
    of change in accounting method              --        --        --        --       0.1        --        --
                                            ------    ------    ------    ------    ------    ------    ------
    Net income                                $0.4       0.4       0.7       0.6       0.5       0.4       0.2
                                            ------    ------    ------    ------    ------    ------    ------
                                            ------    ------    ------    ------    ------    ------    ------
  Net income per share:
    Primary:
      Before cumulative effect of a
        change in accounting method         $84.55     80.34    142.24    129.91     88.17     71.64     36.34
      Cumulative effect on years prior
        to 1991 of change in
        accounting method                       --        --        --        --     10.25        --        --
                                            ------    ------    ------    ------    ------    ------    ------
    Net income                              $84.55     80.34    142.24    129.91     98.42     71.64     36.34
                                            ------    ------    ------    ------    ------    ------    ------
                                            ------    ------    ------    ------    ------    ------    ------

  Fully diluted:
    Before cumulative effect of a
      change in accounting method           $84.55     80.34    142.24    129.91     88.17     71.64     36.34
    Cumulative effect on years prior
      to 1991 of change in
      accounting method                         --        --        --        --     10.25        --        --
                                            ------    ------    ------    ------    ------    ------    ------
  Net income                                $84.55     80.34    142.24    129.91     98.42     71.64     36.34
                                            ------    ------    ------    ------    ------    ------    ------
                                            ------    ------    ------    ------    ------    ------    ------

  Dividends declared per
   common share                             $60.00     50.00     50.00     31.00     25.00     15.00     20.00

  At period end:
    Total assets                             $58.3      56.8      58.2      56.2      50.9      47.6      45.5
    Long-term debt                             0.5       0.5       0.5       0.6        --        --        --
    Total stockholders' equity                 3.8       3.4       3.8       3.3       3.3       2.9       2.6

                                               SIX MONTHS
                                              ENDED JUNE 31                  YEAR ENDED DECEMBER 31
                                              --------------    ----------------------------------------------
                                              1994      1993      1993      1992      1991      1990      1989
                                              ----      ----      ----      ----      ----      ----      ----
                                                    (In millions except per share amounts)
THE BANK:
  Interest income                             $2.1       2.1       4.2       4.4       4.5       4.5       4.2
  Interest expense                             0.9       0.9       1.7       2.1       2.5       2.6       2.5
                                            ------    ------    ------    ------    ------    ------    ------
    Net interest income                        1.2       1.2       2.5       2.3       2.0       1.9       1.7
  Provision for credit losses                   --       0.1       0.1       0.1       0.1       0.1       0.1
  Non-interest income                          0.4       0.4       0.9       0.8       0.5       0.5       0.4
  Non-interest expense                         0.8       0.9       2.1       1.9       1.7       1.6       1.6
                                            ------    ------    ------    ------    ------    ------    ------
    Income before income taxes                 0.8       0.6       1.2       1.1       0.7       0.7       0.4
  Income tax expense                           0.3       0.2       0.4       0.4       0.2       0.2       0.1
                                            ------    ------    ------    ------    ------    ------    ------
  Income before cumulative effect
   of a change in accounting method            0.5       0.4       0.8       0.7       0.5       0.5       0.3
  Cumulative effect on years prior to 1991
   of change in accounting method               --        --        --        --       0.1        --        --
                                            ------    ------    ------    ------    ------    ------    ------
  Net income                                  $0.5       0.4       0.8       0.7       0.6       0.5       0.3
                                            ------    ------    ------    ------    ------    ------    ------
                                            ------    ------    ------    ------    ------    ------    ------

  Net income per share:
    Primary:
     Before cumulative effect of a
      change in accounting method           $47.30     36.84     71.87     63.52     45.88     41.77     26.15
     Cumulative effect on years prior
      to 1991 of change in
      accounting method                         --        --        --        --      4.34        --        --
                                            ------    ------    ------    ------    ------    ------    ------
    Net income                              $47.30     36.84     71.87     63.52     50.22     41.77     26.15
                                            ------    ------    ------    ------    ------    ------    ------
                                            ------    ------    ------    ------    ------    ------    ------

  Fully diluted:
    Before cumulative effect of a
     change in accounting method            $47.30     36.84     71.87     63.52     45.88     41.77     26.15
    Cumulative effect on years prior
     to 1991 of change in
     accounting method                          --        --        --        --      4.34        --        --
                                            ------    ------    ------    ------    ------    ------    ------
  Net income                                $47.30     36.84     71.87     63.52     50.22     41.77     26.15
                                            ------    ------    ------    ------    ------    ------    ------
                                            ------    ------    ------    ------    ------    ------    ------

  Dividends declared per
   common share                             $34.00     30.00     30.00     20.00     20.00     15.00     18.00

  At period end:
    Total assets                             $58.2      56.8      58.1      56.1      50.7      47.4      45.2
    Long-term debt                              --        --        --        --        --        --        --
    Total stockholders' equity                 4.8       4.4       4.8       4.3       3.8       3.4       3.1

                               MEETING INFORMATION

GENERAL


     This Proxy Statement-Prospectus is being furnished to holders of Alexandria Common Stock in connection with the solicitation of proxies by the Board of Directors of Alexandria for use at the Alexandria Special Meeting to be held on Thursday, December 8, 1994, and any adjournments thereof, to consider and take action upon a proposal to approve the Reorganization Agreement and such other business as may properly come before the Alexandria Special Meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of Alexandria Common Stock is accompanied by a form of proxy for use at the Alexandria Special Meeting.



     This Proxy Statement-Prospectus is also being furnished by the Bank to holders of Bank Common Stock in connection with the Bank Special Meeting to be held on Thursday, December 8, 1994, and any adjournments thereof, to consider and take action upon a proposal to approve the Bank Merger Agreement and such other business as may properly come before the Bank Special Meeting or any adjournments thereof.


     This Proxy Statement-Prospectus is also being furnished by Norwest to the shareholders of Alexandria and the stockholders of the Bank as a prospectus in connection with the issuance by Norwest of shares of Norwest Common Stock upon consummation of the Reorganization.


     This Proxy Statement-Prospectus, the attached Notices of Special Meeting, and the form of proxy for Alexandria shareholders enclosed herewith are first being mailed to shareholders of Alexandria and stockholders of the Bank on or about November 8, 1994.


DATE, PLACE, AND TIME


     The Alexandria Special Meeting will be held at Garden Center,
503 Hawthorne, Alexandria, Minnesota, on Thursday, December 8, 1994, at
2:15 p.m., local time. The Bank Special Meeting will be held at Garden Center, 503 Hawthorne, Alexandria, Minnesota, on Thursday, December 8, 1994, at
2:30 p.m., local time.


RECORD DATE; VOTE REQUIRED

     ALEXANDRIA SPECIAL MEETING


     The Board of Directors of Alexandria has fixed the close of business on November 4, 1994, as the record date for the determination of shareholders of Alexandria entitled to receive notice of and to vote at the Alexandria Special Meeting. On the record date there were 4,878 shares of Alexandria Common Stock outstanding. Approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Alexandria Common Stock. The Reorganization cannot be consummated without shareholder approval of the Reorganization Agreement.


     As of the record date for the Alexandria Special Meeting, directors and officers of Alexandria and their affiliates owned beneficially or controlled the voting of an aggregate of 100% of the shares of Alexandria Common Stock outstanding on that date. Alexandria's directors and officers have informed Alexandria that they intend to vote all of their shares in favor of the Reorganization Agreement. Information regarding the shares of Alexandria Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Alexandria, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of Alexandria" below.

     BANK SPECIAL MEETING


     The Board of Directors of the Bank has fixed the close of business on November 4, 1994, as the record date for the determination of stockholders of the Bank entitled to receive notice of and to vote at the Bank Special Meeting. On the record date there were 11,500 shares of Bank Common Stock outstanding. Approval of the Bank Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. The Reorganization cannot be consummated without stockholder approval of the Bank Merger Agreement.


     As of the record date for the Bank Special Meeting, directors and officers of the Bank and their affiliates did not own beneficially or control the voting of any shares of Bank Common Stock outstanding on that date. Information regarding the shares of Bank Common Stock beneficially owned, directly or indirectly, by certain stockholders, by each director and executive officer of the Bank, and by all directors and officers as a group is set forth in the table under the heading "Principal Stockholders and Security Ownership of Management of the Bank" below. AS OF THE RECORD DATE FOR THE BANK SPECIAL MEETING, ALEXANDRIA HELD 10,137, OR APPROXIMATELY 88.15%, OF THE OUTSTANDING SHARES OF BANK COMMON STOCK. ACCORDINGLY, WITHOUT THE VOTE OF THE REMAINING BANK STOCKHOLDERS, ALEXANDRIA WILL HAVE THE ABILITY TO EFFECTUATE THE BANK MERGER.

     At the record date, directors and executive officers of Norwest did not own beneficially any shares of Alexandria Common Stock or Bank Common Stock.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF ALEXANDRIA

     Set forth below are the names and addresses of and the number of shares held as of the record date for the Alexandria Special Meeting by each holder of record of the outstanding shares of Alexandria Common Stock and by all directors and executive officers as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.

                                          Number of Shares
                                             Beneficially         Percent of
       Name and Address                         Owned            Total Shares
     --------------------                 ----------------       ------------
     E.C. Beliveau (1)                           799                16.38%
     810 Winona Drive
     Alexandria, MN  56308

     Micheal L. Lillehaugen (2)                  799                16.38%
     2744 County Road 120 N.W.
     Alexandria, MN  56308

     Lloyd E. Andrews (3)                        732                15.01%
     2508 Latoka Drive S.W.
     Alexandria, MN  56308

     Leroy A. Meyer (4)                          732                15.01%
     508 Irving
     Alexandria, MN  56308

     Glenn W. Flint (4)                          729                14.94%
     1211 Cedar
     Alexandria, MN  56308

     Roger B. Perry (6)                          721                14.78%
     P.O. Box 2
     Alexandria, MN  56308

     Julian O. Newhouse (7)                      366                 7.50%
     1207 Bryant
     Alexandria, MN  56308

     Directors and officers as a group         4,878                  100%
     (7 persons)

- -------------------------
(1) Mr. Beliveau is President and a director of Alexandria, and also Executive Vice President and Security Officer and a director of the Bank.

(2) Mr. Lillehaugen is Secretary-Treasurer and a director of Alexandria, and also President and a director of the Bank.

(3)  Mr. Andrews is a director of both Alexandria and the Bank.

(4)  Mr. Meyer is a director of both Alexandria and the Bank.

(5) Mr. Flint is Vice President and a director of Alexandria, and also a director of the Bank.

(6)  Mr. Perry is a director of both Alexandria and the Bank.

(7)  Mr. Newhouse is a director of both Alexandria and the Bank.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF THE BANK

     Set forth below are the names and addresses of and the number of shares held as of the record date for the Bank Special Meeting by those persons who may be deemed to own beneficially, either directly or indirectly, 5% or more of the outstanding shares of Bank Common Stock and by all directors and executive officers as a group. Each stockholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.

                                          Number of Shares
                                             Beneficially         Percent of
       Name and Address                         Owned            Total Shares
     --------------------                 ----------------       ------------
     Alexandria Securities and                10,137                88.15%
       Investment Company
     P.O. Box 519
     Alexandria, MN  56308

     Directors and officers as a group           -0-                 0.00%
     (10 persons)

VOTING AND REVOCATION OF PROXIES

     Shares of Alexandria Common Stock represented by a proxy properly signed and received at, or prior to, the Alexandria Special Meeting, unless subsequently revoked, will be voted at the Alexandria Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Alexandria Common Stock represented by such proxy will be voted FOR approval of the Reorganization Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of Alexandria prior to or at the Alexandria Special Meeting or by voting the shares subject to the proxy in person at the Alexandria Special Meeting. Attendance at the Alexandria Special Meeting will not in and of itself constitute a revocation of a proxy.

     A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The proposal to adopt the Reorganization Agreement must be approved by the holders of a majority of the outstanding Alexandria Common Stock. Because this proposal requires the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares or abstentions with regard to this proposal will have the same effect as votes against the proposal.

     The Board of Directors of Alexandria is not aware of any business to be acted upon at the Alexandria Special Meeting other than the business described herein. If, however, other matters are properly brought before the Alexandria Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers, and employees of Alexandria may solicit proxies from the shareholders of Alexandria, either personally or by telephone, telegram, or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Alexandria will bear its own expenses in connection with any solicitation of proxies for the Special Meeting. See "THE REORGANIZATION--Expenses." NO SOLICITATION OF PROXIES WILL BE CONDUCTED IN CONNECTION WITH THE BANK SPECIAL MEETING.

HOLDERS OF ALEXANDRIA COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO ALEXANDRIA IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


                               THE REORGANIZATION

     This section of the Proxy Statement-Prospectus describes certain aspects of the Reorganization. The following description does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement and the form of the Bank Merger Agreement, which are attached as Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus and are incorporated by reference herein. ALL SHAREHOLDERS ARE URGED TO READ THE REORGANIZATION AGREEMENT AND THE BANK MERGER AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF AND REASONS FOR THE REORGANIZATION

     During the summer of 1992, representatives of Norwest approached Alexandria regarding Norwest's interest in acquiring Alexandria. After a number of discussions, the Board of Directors of Alexandria concluded that a merger with Norwest was in the best interest of the shareholders of Alexandria. This conclusion was based upon the amount of consideration to be paid by Norwest in the Merger, the tax-free nature of the Merger to the shareholders of Alexandria, and the increased liquidity associated with receiving stock of a company that is publicly traded on national exchanges. Accordingly, Alexandria and Norwest proceeded to negotiate the terms of the Merger and initially entered into the Reorganization Agreement on May 24, 1994. In order to clarify certain matters, the parties subsequently amended and restated the Reorganization Agreement as of July 21, 1994.

     The Board of Directors of Alexandria has concluded that the Merger is in the best interest of the holders of Alexandria Common Stock. The holders of Alexandria Common Stock will receive, in a tax-free exchange, stock of a much larger and more diversified enterprise, which is listed on the NYSE and CHX, freely tradable (subject to certain restrictions described herein), and much more widely held than Alexandria Common Stock. See "SUMMARY--Comparative Unaudited Per Share Data," "SUMMARY--Markets and Market Prices," and "Certain Federal Income Tax Considerations."

     Further, after the Reorganization, the Bank will have access to a broader range of services to provide to its customers and to the greater resources of Norwest in several important operational areas. The Directors believe that affiliation with Norwest will increase the Bank's financial strength and provide greater geographic diversity. In addition, employees of the Bank will have the opportunity for career advancement in a larger organization. See "Management and Operations After the Reorganization."

     THE BOARD OF DIRECTORS OF ALEXANDRIA UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF ALEXANDRIA VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT.

TERMS OF THE MERGER AND OF THE BANK MERGER

     THE MERGER



     At the Effective Time of the Merger, a wholly owned subsidiary of Norwest will merge into Alexandria, with Alexandria as the surviving corporation, and the outstanding shares of Alexandria Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement. The Alexandria Conversion Factor, used to determine the number of shares of Norwest Common Stock into which each outstanding share of Alexandria Common Stock will be converted, will be calculated by (i) multiplying the Norwest Shares (as defined below) by a factor of .8815, and then (ii) dividing the result by the number of shares of Alexandria Common Stock outstanding immediately prior to the Merger. The "Norwest Shares" is 337,225. If the Closing Date is after October 31,
1994, the Norwest Shares will be increased by adding to 337,225 a sum equal to 98 times the number of days between October 31, 1994, and the Closing Date. Based on the pricing provisions of the Reorganizaton Agreement and assuming that the Merger closes on or before October 31, 1994, each share of outstanding Alexandria Common Stock would be converted into approximately 60.94 shares of Norwest Common Stock. The foregoing information is provided solely for purposes of illustration. No assurance can be given concerning the actual conversion factor that will apply on the Closing Date.


     THE BANK MERGER


     The Reorganization Agreement also provides that, following the Effective Time of the Merger and subject to the terms and conditions of the Reorganization Agreement and the Bank Merger Agreement, the Bank will merge with NSBA, which is a wholly owned subsidiary of Norwest organized under Minnesota law, under the charter of NSBA. The resulting bank will change its name to "Community State Bank of Alexandria." The Articles of Incorporation of the resulting bank are attached as an appendix to the Bank Merger Agreement. A vote in favor of the proposal to approve the Bank Merger Agreement will constitute a vote in favor of the Articles of Incorporation of the resulting bank. Under applicable law, consummation of the Bank Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. If the Merger is approved, Norwest will own indirectly 88.15% of the outstanding Bank Common Stock upon consummation of the Merger. The Bank Conversion Factor, used to determine the number of shares of Norwest Common Stock into which each share of Bank Common Stock outstanding immediately prior to the Bank Merger owned by stockholders other than Alexandria (other than shares with respect to which statutory dissenters' rights have been exercised and not forfeited) will be converted, will be calculated by (i) multiplying the Norwest Shares by a factor of .1185, and then (ii) dividing the result by the number of shares of Bank Common Stock owned by stockholders of the Bank other than Alexandria outstanding immediately prior to the Bank Merger. Based on the pricing provisions of the Reorganization Agreement and assuming that the Closing Date is on or before October 31, 1994, each share of outstanding Bank Common Stock owned by stockholders of the Bank other than Alexandria would be converted into approximately 29.32 shares of Norwest Common Stock. The foregoing information is provided solely for purposes of illustration. No assurance can be given concerning the actual Bank Conversion Factor that will apply on the Closing Date.

     The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Date of the Merger, which may be a period of several weeks. As a result, the market value of the Norwest Common Stock that shareholders of Alexandria and stockholders of the Bank ultimately receive in the Reorganization could be more or less than its market value on the date of this Proxy Statement-Prospectus.

     The Reorganization Agreement and the Bank Merger Agreement provide that if, between the date of the Reorganization Agreement and the Effective Time of the Merger, shares of Norwest Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or readjustment, or if a stock dividend thereon is declared with a record date within the same period, the conversion factors provided for in the Reorganization Agreement and the Bank Merger Agreement will be adjusted accordingly.

     No fractional shares of Norwest Common Stock will be issued in the Merger or the Bank Merger. Instead, Norwest will pay to each holder of Alexandria Common Stock or Bank Common Stock who would otherwise be entitled to a fractional share an amount of cash equal to the fraction of a share of Norwest Common Stock to which the shareholders of Alexandria or stockholders of the Bank would otherwise be entitled multiplied by the average of the closing prices of a share of Norwest Common Stock on the NYSE for the five trading days immediately preceding the Effective Date of the Merger.

     Shares of Norwest Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will remain issued and outstanding.

EFFECTIVE DATE AND TIME OF THE MERGER AND OF THE BANK MERGER

     Subject to the terms and conditions of the Reorganization Agreement, the Effective Date of the Merger will be the date on which Articles of Merger are filed with the Secretary of State of the State of Minnesota. That filing will be made within ten business days following the satisfaction or waiver of all conditions of the Reorganization Agreement or on such other date upon which the parties agree, and the time at which such filing will be made is hereinafter referred to as the "Time of Filing." The "Effective Time of the Merger" will be 11:59 p.m., Minneapolis, Minnesota time, on the Effective Date of the Merger. The "Effective Time of the Bank Merger" will be 12:01 a.m. on the date specified in the Bank Merger Agreement. Norwest and Alexandria anticipate that the closing of the Reorganization will occur in the fourth quarter of 1994. See "Conditions to the Merger and to the Bank Merger" and "Regulatory Approvals."

SURRENDER OF CERTIFICATES

     As soon as practicable after the Effective Time of the Merger or the Effective Time of the Bank Merger, as the case may be, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each former holder of record of shares of Alexandria Common Stock or of Bank Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's stock certificates for a certificate representing Norwest Common Stock.

     SHAREHOLDERS OF ALEXANDRIA AND STOCKHOLDERS OF THE BANK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

     Upon surrender to the Exchange Agent of one or more certificates for Alexandria Common Stock or Bank Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, where applicable, a check for the amount representing any fractional share. A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and otherwise in proper form for transfer and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     All Norwest Common Stock issued pursuant to the Reorganization will be deemed issued as of the Effective Time of the Merger or the Effective Time of the Bank Merger, as the case may be. No dividends with a record date after the Effective Time of the Merger or the Effective Time of the Bank Merger, as the case may be, will be paid to shareholders of Alexandria or stockholders of the Bank entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of Alexandria Common Stock or Bank Common Stock. Upon such surrender, there shall be paid to the holder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Time of the Merger or the Effective Time of the Bank Merger, as the case may be, and before the date of such surrender. After such surrender, there shall be paid to the person in whose name the certificate representing such shares of Norwest Common Stock is issued, on the appropriate dividend payment date, any dividend on such shares of Norwest Common Stock which shall have a record date after the Effective Time of the Merger or Effective Time of the Bank Merger, as the case may be, and prior to the date of surrender, but a payment date subsequent to the surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.

CONDITIONS TO THE MERGER AND TO THE BANK MERGER

     THE MERGER

     The Reorganization will occur only if the Reorganization Agreement and the Bank Merger Agreement are approved by the requisite vote of the shareholders of Alexandria and the stockholders of the Bank, respectively. Consummation of the Merger is subject to the satisfaction of certain other conditions, any of which may be waived to the extent waiver is permitted by applicable law. Such conditions to the obligations of both parties to consummate the Merger include, but are not limited to, (i) the receipt of all necessary regulatory approvals, including the approval of the Merger by the Federal Reserve Board and the approval of the Bank Merger by the Minnesota Department of Commerce, and the expiration of all applicable waiting and approval periods, (ii) the continued effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part and receipt by Norwest of all state securities law or blue sky authorizations necessary for the Reorganization, (iii) the absence of any order of a court or agency of competent jurisdiction restraining, enjoining, or otherwise prohibiting consummation of the Merger or the Bank Merger, (iv) the continued accuracy of representations and warranties by the other party, (v) the performance by the other party of its obligations under the Reorganization Agreement, and (vi) the receipt of certain certificates from the other party.

     Alexandria's obligation to consummate the Reorganization is also subject to
(i) authorization for listing on the NYSE and CHX upon official notice of issuance of the shares of Norwest Common Stock issuable pursuant to the Reorganization and (ii) the receipt of an opinion of counsel to Alexandria to the effect that for federal income tax purposes the Merger will be a tax-free reorganization.

     Norwest's obligation to consummate the Reorganization is also subject to
(i) the receipt by Alexandria and its subsidiaries of any and all material consents or waivers from third parties to loan agreements, leases, or other material contracts required for the consummation of the Reorganization, and the receipt by Alexandria and its subsidiaries of any and all material permits, authorizations, consents, waivers, and approvals required for the consummation of the Reorganization; (ii) the total number of shares of Alexandria Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares, or other share equivalents not having exceeded 4,878; (iii) the receipt of a certificate signed by Alexandria's Chief Executive Officer and Chief Financial Officer concerning the accuracy and completeness of certain of Alexandria's financial statements and related information as of a date subsequent to the date of such financial statements;
(iv) the absence since December 31, 1993, of any material loss or interference with the business of Alexandria and its subsidiaries considered as a whole from any civil disturbance or any fire, explosion, flood, or other calamity, whether or not covered by insurance; (v) the absence of any reasonable basis for the imposition on Alexandria or any of its subsidiaries of any liability arising from the release of hazardous substances under any local, state, or federal environmental statute, regulation, or ordinance which has had or could reasonably be expected to have a material adverse effect upon Alexandria and it subsidiaries taken as a whole; (vi) the absence of any change which might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, or prospects of Alexandria and its subsidiaries taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates; (vii) none of the stockholders of the Bank shall have exercised statutory dissenters' rights with respect to the Bank Merger; (viii) the establishment of such additional accruals and reserves as may be necessary to conform Alexandria's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans for the conduct of Alexandria's business after the Reorganization and to provide for the costs and expenses of consummating the Reorganization contemplated by the Reorganization Agreement; (ix) the correction by Alexandria and the Bank of certain regulatory problems identified in Norwest's due diligence examination of Alexandria and the Bank; and (x) the receipt by the Bank of certification of the absence of default with respect to certain Small Business Administration loans. See "Interests of Certain Persons in the Reorganization."

     THE BANK MERGER

     The Bank Merger will occur only if (i) the Bank Merger Agreement is approved by the requisite vote of the stockholders of the Bank and of NSBA; (ii) the Bank Merger is approved by all appropriate banking and regulatory authorities, and all conditions prescribed by law for the consummation of the Bank Merger have been satisfied; and (iii) the Merger has been consummated.

REGULATORY APPROVALS

     Transactions such as the Merger are subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, (the "BHC Act") which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. By letter dated September 8, 1994, the Federal Reserve Board informed Norwest that it had approved the Merger.


     Under Section 18(c) of the Federal Deposit Insurance Act, transactions such as the Bank Merger are subject to the approval of the FDIC. By letter dated November 4, 1994, the FDIC informed Norwest that it had approved the Bank Merger.


     The Bank Merger is also subject to the approval of the Minnesota Department of Commerce, and receipt of such approval is a condition to consummation of the Reorganization. On September 28, 1994, Norwest submitted an application for approval to the MDC.

     The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include review of the Reorganization from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Reorganizations.

     Neither Norwest nor Alexandria is aware of any governmental approvals or compliance with banking laws and regulations that are required for consummation of the Reorganization other than those described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof. Neither the Merger nor the Bank Merger can proceed in the absence of all requisite regulatory approvals. See "Conditions to the Merger and to the Bank Merger," "Effective Date and Time of the Merger and to the Bank Merger," and "Waiver, Amendment, and Termination."

BUSINESS PENDING THE REORGANIZATION

     Under the Reorganization Agreement, each of Alexandria and its subsidiaries is generally obligated to maintain its corporate existence in good standing; to maintain the general character of its business and conduct its business in the ordinary and usual manner; extend credit in accordance with existing lending policies; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees, and to preserve its goodwill and the goodwill of its suppliers, customers, and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Reorganization; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses, and permits applicable to the properties and operations of Alexandria and each of its subsidiaries the noncompliance with which reasonably could be expected to have a material adverse effect on Alexandria and its subsidiaries taken as a whole; and permit Norwest and its representatives to examine its and its subsidiaries' books, records, and properties, and to interview officers, employees, and agents at all reasonable times when it is open for business. The Reorganization Agreement also provides that, prior to the Closing Date, neither Alexandria nor the Bank may, without the prior written consent of Norwest, among other things: (i) make any new loan or modify, restructure, or renew any existing loan (except pursuant to commitments made prior to the date of the Reorganization Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would exceed $100,000, provided, however, that renewal of any existing loan on its existing terms for periods of up to 12 months if interest on such loan is not in arrears shall not require such written approval; (ii) amend or otherwise change its articles of incorporation or association or bylaws; (iii) issue or sell, or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale, or conversion of, any shares of its capital stock, phantom shares, or other share equivalents, or any other of its securities; (iv) authorize or incur any long-term debt (other than deposit liabilities); (v) mortgage, pledge, or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; (vi) enter into any material agreement, contract, or commitment in excess of $10,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date of the Reorganization Agreement; (vii) make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less; (viii) amend or terminate any "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, except as required by law; (ix) make any contributions to any such plan except as required by the terms of such plan in effect as of the date of the Reorganization Agreement, subject to certain enumerated exceptions; (x) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock; (xi) redeem, purchase, or otherwise acquire, directly or indirectly, any of the capital stock of Alexandria; (xii) increase the compensation of any officers, directors, or executive employees, except pursuant to existing compensation plans and practices; (xiii) sell or otherwise dispose of any shares of the capital stock of any subsidiary; or (xiv) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     Neither Alexandria nor any of its subsidiaries, nor any director, officer, or representative thereof, will, directly or indirectly, solicit, authorize the solicitation of, or enter into any discussions with any party or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of Alexandria Common Stock, any option or warrant to purchase any shares of Alexandria Common Stock, any securities convertible into any shares of Alexandria Common Stock, or any other equity security of Alexandria or any of its subsidiaries; (ii) to make a tender or exchange offer for any shares of Alexandria Common Stock or other equity security; (iii) to purchase, lease, or otherwise acquire the assets of Alexandria or any of its subsidiaries, except in the ordinary course of business; or (iv) to merge, consolidate, or otherwise combine with Alexandria or any of its subsidiaries. Any offer or inquiry to Alexandria or any of its subsidiaries concerning any of the foregoing must be promptly disclosed, along with the terms thereof, to Norwest.

WAIVER, AMENDMENT, AND TERMINATION

     The parties may, in writing, waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants and conditions in the Reorganization Agreement.

     At any time before the Time of Filing the parties may amend the Reorganization Agreement by action of their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors; provided, however, that no such amendment occurring after approval of the Merger by the Alexandria shareholders may adversely affect the consideration to be received by the Alexandria shareholders.

     The Reorganization Agreement provides that it may be terminated at any time prior to the Time of Filing (i) by mutual written consent of the parties; (ii) by either party by written notice to the other if the Reorganization shall not have been consummated by January 31, 1995, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Reorganization Agreement; or (iii) by either party by written notice to the other if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Reorganization Agreement.

     The Bank Merger Agreement provides that it may be terminated at any time prior to the Effective Date of the Bank Merger by mutual written consent of the parties or by action of the Board of Directors of either party if the Reorganization Agreement is terminated.

MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

     As of the Effective Time of the Reorganization, the Bank will become an indirect subsidiary of Norwest. As a result of the Bank Merger, subsequent to the Merger, the Bank will be merged with another subsidiary of Norwest, NSBA, under the charter of NSBA, and will cease to exist as a separate entity. NSBA will operate at the Bank's present locations, providing products and services offered by Norwest affiliates. See "Terms of the Merger and of the Bank Merger."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     Micheal L. Lillehaugen, Secretary-Treasurer and a director of Alexandria and President and a director of the Bank, has an interest in the Reorganization separate from his interest as a holder of Alexandria Common Stock. Mr. Lillehaugen and Norwest have entered into an employment agreement, dated as of July 21, 1994, under the terms of which Mr. Lillehaugen is to serve as the president of the Bank until January 31, 1999, or the earlier termination of the employment agreement in accordance with its terms. As compensation for his services Mr. Lillehaugen is to receive an annual base compensation of $100,000 and a cash bonus of $10,000 for the year 1995, plus benefits available to regular, full-time employees of Norwest, as well as perquisites comparable to those given to employees of Norwest holding similar positions. The employment agreement also includes a noncompete provision whereby Mr. Lillehaugen has agreed not to engage in the business of banking within a 25-mile radius of Alexandria, Minnesota, for the eight calendar quarters following the earlier of the date of termination of the employment agreement or the Effective Date of the Merger. In consideration of the agreement not to compete, Mr. Lillehaugen is to receive a payment of $3,750 for each of the eight quarters.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Alexandria is incorporated as a corporation in the State of Minnesota, and Norwest is incorporated as a corporation in the State of Delaware. Shareholders of Alexandria, whose rights are governed by Alexandria's Articles of Incorporation and Bylaws and by the Minnesota Business Corporation Act, will, upon consummation of the Merger, become stockholders of Norwest. Stockholders of the Bank, whose rights are governed by the Bank's Certificate of Incorporation and Bylaws and by Minnesota banking statutes, will, upon consummation of the Bank Merger, also become stockholders of Norwest. The rights of former shareholders of Alexandria and former stockholders of the Bank as Norwest stockholders will then be governed by Norwest's Certificate of Incorporation and By-Laws and by the Delaware General Corporation Law. The following is a summary of certain significant differences between the rights of shareholders of Alexandria, stockholders of the Bank, and stockholders of Norwest.

     CAPITAL STOCK

     ALEXANDRIA. Alexandria's Articles of Incorporation authorize the issuance of 10,000 shares of common stock, with a par value of $25.00 per share, of which 4,878 were outstanding as of the date of this Proxy Statement-Prospectus; and 200,000 shares of preferred stock, with a par value of $1.00 per share, none of which are outstanding at the date of this Proxy Statement-Prospectus. Accordingly, all of Alexandria shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation.

     THE BANK. The Bank's Certificate of Incorporation authorizes the issuance of 11,500 shares of capital stock, par value $25.00 per share, all of which were outstanding as of the date of this Proxy Statement-Prospectus. Under Minnesota banking law, with the approval of the Minnesota Commissioner of Commerce and a majority vote of its stockholders, the Bank may issue one or more classes of preferred stock, with such rights and privileges as determined by the Board of Directors, provided that the amount of such preferred stock may not exceed 50% of the Bank's common stock and surplus.


     NORWEST. Norwest's Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, par value $1 2/3 per share, and 5,000,000 shares of preferred stock, without par value ("Preferred Stock"). At June 30, 1994, 323,084,474 shares of Common Stock were issued, of which 315,457,227 were outstanding and 7,627,247 were held as treasury shares, and 2,306,000 shares of Preferred Stock were outstanding consisting of 1,127,125 shares of 10.24% Cumulative Preferred Stock, 1,143,750 shares of Cumulative Convertible Preferred Stock, Series B, and 35,125 shares of ESOP Cumulative Convertible Preferred Stock. In addition, 1,000,000 shares of Preferred Stock are reserved for issuance under the Rights Agreement dated as of November 22, 1988, between Citibank, N.A. as Rights Agent, and Norwest (the "Rights Agreement"). Norwest has also authorized for issuance from time to time and registered with the Commission an additional 1,700,000 shares of Preferred Stock. Norwest has also authorized for issuance from time to time and registered or filed for registration with the SEC, pursuant to two universal shelf registration statements, an indeterminate number of securities (the "Shelf Securities") with an aggregate initial offering price, as of November 4, 1994, not to exceed $2,025,000,000. The Shelf Securities may be issued as Preferred Stock or as securities convertible into shares of Preferred Stock or Common Stock. Based on the current number of shares of Preferred Stock authorized for issuance under Norwest's Certificate of Incorporation, the maximum number of shares of Preferred Stock and Common Stock, respectively, that could be issued pursuant to the effective shelf registration statements, when added to shares of Preferred Stock and Common Stock already reserved for issuance, issued, or outstanding, could not exceed respectively, 5,000,000 shares of Preferred
Stock and 500,000,000 shares of Common Stock. All or any portion of the authorized but unissued Preferred Stock or Shelf Securities issuable as Preferred Stock or convertible into Preferred Stock or Common Stock, may be issued by the Board of Directors of Norwest without further action by stockholders. Holders of Preferred Stock have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of Common Stock. The relative rights and preferences of any Preferred Stock issued in the future may be established by Norwest's Board of Directors without stockholder action. Although Norwest has no current plans for the issuance of any shares of Preferred

Stock, except as disclosed in this Prospectus, such shares, when and if issued, could have dividend, liquidation, voting and other rights superior to those of the Common Stock.

     Subject to any prior rights of any Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as are declared by Norwest's Board of Directors out of funds legally available for that purpose. For information concerning legal limitations on the ability of Norwest's banking subsidiaries to supply funds to Norwest, see "CERTAIN REGULATORY CONSIDERATIONS." Subject to the rights, if any, of any Preferred Stock then outstanding, all voting rights are vested in the holders of Common Stock, each share being entitled to one vote. Subject to any prior rights of any Preferred Stock, in the event of liquidation, dissolution, or winding up of Norwest, holders of shares of Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by Norwest. The outstanding shares of Common Stock, including the Shares offered hereby, are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, N.A. Each share of Common Stock also includes, and each share offered hereby will include, a right to purchase certain Preferred Stock. See "Rights to Purchase Norwest Preferred Stock" below.

     The foregoing description of the material terms of the Common Stock does not purport to be complete and is qualified in its entirety by reference to Article Fourth of Norwest's Certificate of Incorporation.

     RIGHTS TO PURCHASE NORWEST PREFERRED STOCK. On November 22, 1988, the Board of Directors of Norwest declared a dividend of one preferred share purchase right (collectively, the "Rights") for each outstanding share of Norwest Common Stock. The dividend was paid on December 9, 1988, to stockholders of record on that date. Holders of shares of Norwest Common Stock issued subsequent to that date, including those to be issued in connection with the Reorganization, will receive the Rights with their shares. The Rights trade automatically with shares of Norwest Common Stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of Norwest and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with Norwest's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may, but are not intended to, deter takeover proposals.


     Upon becoming exercisable, each Right will entitle the registered holder to purchase from Norwest one four-hundredth of a share of Norwest Series A Junior Participating Preferred Stock (collectively, the "Junior Preferred Shares"). Until a Right is exercised, the holder of a Right, as such, will have no rights with respect to the Junior Preferred Shares including, without limitation, the right to vote or receive dividends. The stated purchase price for each one one-hundredth of a Junior Preferred Share is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Junior Preferred Shares or issuance of warrants for, or securities convertible on certain terms into, Junior Preferred Shares. The number of Rights outstanding and the number of Junior Preferred Shares issuable upon exercise of the Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Norwest Common Stock.


     The Rights will become exercisable only if a person or group acquires or announces an offer to acquire 25% or more of the outstanding shares of Norwest Common Stock. This triggering percentage may be reduced to no less than 15% by the Board of Directors prior to the time the Rights become exercisable. The Rights have certain additional features that will be triggered upon the occurrence of specified events:

     (1) If a person or group acquires at least the triggering percentage of Norwest Common Stock, the Rights permit holders of the Rights, other than such person or group, to acquire Norwest Common Stock at 50% of market value. However, this feature will not apply if a person or group which owns less than the triggering percentage acquires at least 85% of the outstanding shares of Norwest Common Stock pursuant to a cash tender offer for 100% of the outstanding Norwest Common Stock.

     (2) After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Norwest Common Stock, the Board of Directors may exchange each Right, other than Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Junior Preferred Share.

     (3) In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning power of Norwest, the Rights permit holders of the Rights to purchase the stock of the acquiror at 50% of market value.

     The Junior Preferred Shares will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per share of Norwest Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $400.00 per share but will be entitled to an aggregate payment of 400 times the payment made per share of Norwest Common Stock. Each Junior Preferred Share will have 400 votes, voting together with the Norwest Common Stock. Finally, in the event of any Reorganization, Bank Merger, or other Reorganization in which Norwest Common Stock is exchanged, each Junior Preferred Share will be entitled to receive 400 times the amount received per share of Norwest Common Stock. These rights are protected by customary antidilution provisions.

     At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Norwest Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

     The Rights will expire on November 23, 1998, unless extended or earlier redeemed by Norwest. Generally, the terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights.

     PREEMPTIVE RIGHTS

     ALEXANDRIA. Alexandria shareholders have no preemptive rights to acquire treasury stock and previously unissued shares of Alexandria stock upon their issuance.

     THE BANK. Bank stockholders have the preemptive right to subscribe for previously unissued shares of the Bank's capital stock.

     NORWEST. Norwest stockholders have no preemptive rights or other purchase rights other than the Rights.

     REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     ALEXANDRIA. Under Minnesota law the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote is required to approve a merger or consolidation. However, with respect to a merger, no vote of the shareholders of Alexandria is required if (1) Alexandria is the surviving corporation, (2) each holder of Alexandria shares outstanding before the effective date of the merger will hold the same number of shares with identical rights after the merger, and (3) the shares of Alexandria entitled to vote or entitled to participate without limitation in distributions to be issued or delivered in such merger do not exceed 20% of the shares of Alexandria entitled to vote or entitled to participate without limitation in distributions, respectively, outstanding immediately prior to the merger.

     THE BANK. Under Minnesota law the affirmative vote of the holders of at least a majority of the outstanding stock is required to approve a merger or consolidation with another Minnesota state bank. The Bank may convert into a national banking association or merge or consolidate with one or more national banking associations upon the affirmative vote of not less than two-thirds of the voting power of all stockholders entitled to vote.

     NORWEST. Under Delaware law the vote of a simple majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Norwest's corporate assets. With respect to a merger, no vote of the stockholders of Norwest is required if Norwest is the surviving corporation and (1) the related agreement of merger does not amend Norwest's Certificate of Incorporation, (2) each share of stock of Norwest outstanding immediately before the merger is an identical outstanding or treasury share of Norwest after the merger, and (3) the number of shares of Norwest stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest Common Stock outstanding immediately before the merger.

     AMENDMENT OF CORPORATE CHARTER

     ALEXANDRIA. Under Minnesota law amendment of Alexandria's Articles requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of shareholders, unless the articles require a larger proportion or number to transact a specified type of business at a meeting. The affirmative vote of that larger proportion or number is required to decrease that proportion or number.

     THE BANK. Under Minnesota law amendment of the Bank's Certificate requires the affirmative vote of a majority of its voting capital stock and the approval of the Minnesota Department of Commerce.

     NORWEST. Delaware law requires the vote of a simple majority of the outstanding shares of Norwest Common Stock in order to amend Norwest's Certificate.

     APPRAISAL RIGHTS

     ALEXANDRIA. Under Minnesota law a shareholder of Alexandria is generally entitled to exercise dissenters' rights and be paid the fair value of such shareholder's shares. See the more detailed discussion below under "Rights of Dissenting Shareholders."

     THE BANK. Under Minnesota law a stockholder of the Bank who dissents from a conversion, merger, or consolidation is entitled to receive the par value or the book value of such stockholder's stock, whichever is greater, or, under certain circumstances, an appraised value of such stockholder's stock. In certain circumstances, a stockholder may also have rights under federal law. See the more detailed discussion below under "Rights of Dissenting Shareholders."

     NORWEST. Under Delaware law a stockholder is generally entitled to receive payment of the appraised value of such stockholder's shares if the stockholder dissents from a merger or consolidation. However, appraisal rights are not available to holders of (a) shares listed on a national securities exchange or held of record by more than 2,000 persons or (b) shares of the corporation surviving a merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required by the terms of the merger to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (iii) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the Certificate of Incorporation. Because shares of Norwest Common Stock are listed on both the NYSE and the CHX, and Norwest has more than 2,000 stockholders of record, its stockholders are not, subject to the aforementioned exceptions, entitled to any rights of appraisal in connection with mergers or consolidations involving Norwest.

     SPECIAL MEETINGS

     ALEXANDRIA. Under Minnesota law and Alexandria's Bylaws, a special meeting of shareholders may be called by Alexandria's President and must be called upon the written request of two or more of its directors or of the holders of ten percent of the outstanding shares of Alexandria Common Stock.

     THE BANK. Under the Bank's By-Laws a special meeting of stockholders may be called by the President or the Cashier and must be called on the majority vote of the directors, or on the written request of any three or more stockholders owning in the aggregate not less than ten percent of the capital stock of the Bank.

     NORWEST. Under Delaware law and the By-Laws of Norwest, a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President, or a majority of the Board of Directors.

     ANTITAKEOVER STATUTES

     ALEXANDRIA. Minnesota has in force both a control share acquisition statute, which regulates the accumulation of shares of voting stock of Minnesota corporations, and a business combination statute, which restricts business combinations with Minnesota corporations. The control share acquisition statute precludes an acquiror of the voting shares of a Minnesota corporation who crosses one of three thresholds (20%, 33 1/3%, or 50% of the voting power) from obtaining voting control with respect to such shares unless both a majority of all voting shares and a majority of all disinterested voting shares vote to accord voting power to the control shares. The statute further provides that the corporation may redeem the control shares if the acquiror has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the shareholders. The business combination statute regulates business combinations such as mergers, consolidations, and asset purchases with public corporations where the acquiror became an interested shareholder of the public corporation before either the purchase resulting in such acquiror becoming an interested shareholder or the business combination received the prior approval of a majority of the disinterested directors of the public corporation. An "interested shareholder" is any person that is either the beneficial owner, directly or indirectly, of ten percent or more of the voting stock of the public corporation or an affiliate or associate of the public corporation and was at any time within the preceding four years the beneficial owner, directly or indirectly, of ten percent or more of the voting stock of the public corporation. A "disinterested" director is a person who is not currently nor has been within five years an officer or employee of the public corporation or a related corporation. The statute prohibits business combinations with an unapproved interested shareholder for a period of four years after the date of the interested shareholder's share acquisition. The business combination statute is designed to inhibit unfriendly acquisitions, but it does not apply to corporations whose articles of incorporation or bylaws contain a provision electing not to be covered by law. Neither Alexandria's articles of incorporation nor its bylaws contain such a provision.

     THE BANK. The merger or consolidation of the Bank is subject to the approval of the Minnesota Commissioner of Commerce. The Minnesota Reciprocal Interstate Banking Act permits the acquisition of the Bank by a bank holding company whose principal operations are conducted in one of 16 enumerated states. Any such acquisition must be approved by the Minnesota Commissioner of Commerce.

     NORWEST. The Delaware antitakeover statute governs business combinations between a publicly held Delaware corporation having certain numbers of stockholders or listed on certain exchanges and an interested stockholder. This statute is designed primarily to regulate the second step of a two-tiered takeover attempt. Delaware law broadly defines a "business combination" as including a merger, sale of assets, issuance of voting stock, and various other types of transactions with an interested stockholder and other related parties. An "interested stockholder" is defined as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless (a) the board of directors approved the business combination before the stockholder became an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the merger began, excluding in computing such percentage shares held by certain types of stockholders, or (c) the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved by at least two-thirds of the outstanding voting stock not owned by such stockholder.

     In addition to being subject to the laws of Minnesota and Delaware, respectively, both Alexandria and Norwest, as bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations, and certain other corporate transactions.

RIGHTS OF DISSENTING SHAREHOLDERS

     ALEXANDRIA

     All shareholders of Alexandria are entitled to exercise dissenters' rights pursuant to the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. In accordance with these sections, such shareholders have the right to dissent from the Merger and to be paid the fair value of their shares. The term "fair value" means the value of a shareholder's stock immediately before the Effective Date of the Reorganization. Under Section 302A.473, where a transaction is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent and include in such notice a copy of Sections 302A.471 and 302A.473. This Proxy Statement-Prospectus shall constitute such notice to the shareholders of Alexandria.

     The following discussion is not a complete statement of the laws pertaining to a dissenting shareholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 attached as Appendix C to this Proxy Statement-Prospectus. Any shareholder who wishes to exercise the right to dissent and demand the fair value of such shareholder's shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix C carefully. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS ARE NOT FULLY AND PRECISELY SATISFIED.

     A holder of Alexandria Common Stock wishing to exercise the right to demand the fair value of such shareholder's shares must first file, BEFORE the vote of shareholders is taken at the Special Meeting, a written notice of intent to demand the fair value of such shareholder's shares and must, in addition, not vote in favor of the Reorganization Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR approval of the Reorganization Agreement, a shareholder of Alexandria who votes by proxy and who wishes to exercise dissenters' rights must (i) vote AGAINST approval of the Reorganization Agreement or (ii) ABSTAIN from voting on approval of the Reorganization Agreement. A vote against the Reorganization Agreement, whether in person or by proxy, will not in and of itself satisfy the requirement of a written notice of intent to demand the fair value of a shareholder's common stock.

     A demand for fair value must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate or certificates representing such shareholder's shares. If the common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the common stock is own of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, the agent is acting as agent for the record owner.

     A record owner who holds shares as a nominee for others, such as a broker, may demand fair value of the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the written demand should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares standing in the name of the record owner. Beneficial owners of common stock who are not record owners and who intend to exercise dissenters' rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of dissenters' rights before the date of the Special Meeting.

     Shareholders of Alexandria who elect to exercise dissenters' rights and demand fair value should mail or deliver their written demand to Alexandria Securities and Investment Company, P.O. Box 519, Alexandria, Minnesota 56308,
Attention: Michael L. Lillehaugen, Secretary and Treasurer. The written demand should specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder is thereby demanding the fair value of such shareholder's shares.

     After the Effective Date of the Merger, Norwest, as the surviving entity, will cause to be mailed to each of the shareholders of Alexandria who has properly asserted dissenters' rights a notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received; (ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them, and to demand payment; and (iii) another copy of Sections 302A.471 and 302A.473, together with a brief description of these sections. To receive the fair value of common stock a dissenting shareholder must demand payment and deposit the certificates representing such shares within 30 days after the notice is given.

     After Norwest receives a valid demand for payment, it will cause to be remitted to each dissenting shareholder who has properly asserted dissenters' rights the fair value of the shares of Common Stock with interest at the judgment rate computed from the Effective Date of the Reorganization. Such payment will be accompanied by (i) the audited financial statements of Norwest for its most recently completed fiscal year, together with the latest available interim financial statements; (ii) an estimate of the fair value of the shares with respect to which dissenters' rights have been exercised and a brief description of the method used to reach the estimate; and (iii) additional copies of Sections 302A.471 and 302A.473 along with a brief description of the procedures to be followed to demand the supplemental payment discussed below. If Norwest fails to remit payment within 60 days after receiving shares from a dissenting shareholder, it is obligated to return any certificates for such shares to the dissenting shareholder.

     If a dissenting shareholder believes that the amount remitted by Norwest is less than the fair value of the shares plus interest, such dissenting shareholder may give written notice to Norwest of such shareholder's own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after Norwest has mailed its original remittance.

     Within 60 days after receiving a demand for supplemental payment, Norwest, as the surviving entity, must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and Norwest) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with Norwest concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of such shareholder's shares as determined by the court exceeds the amount originally remitted by Norwest.

     Generally, the costs and expenses associated with a court proceeding to determine the fair value of the shares will be borne by the surviving entity, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious, or not in good faith. Similar costs and expenses may also be assessed in instances where Norwest has failed to comply with the procedures in Section 302A.473 pertaining to dissenters' rights discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

     Failure to follow the steps required by Section 302A.473 for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of such shareholder's shares of common stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 302A.473 in the manner outlined above, could be more than, the same as, or less than the value of the Norwest Common Stock they would be entitled to as a result of the Reorganization if they did not seek appraisal of their shares.

     THE BANK

     Stockholders of the Bank have dissenters' appraisal rights under Minnesota law. Section 49.41 of the Minnesota Statutes entitles any stockholder of the Bank who objects to the proposed Bank Merger to receive payment of an appraised value of such stockholder's Bank Common Stock if the stockholder (i) does not vote in favor of the Bank Merger at the Bank Special Meeting and (ii) objects to the Bank Merger at the Bank Special Meeting or within 20 days thereafter and demands payment for such stockholder's stock. If the Bank Merger becomes effective after such a demand, the dissenting stockholder may, at any time within 60 days thereafter, apply to the district court in Douglas County, Minnesota, for the appointment of three persons to appraise the value of such stockholder's stock. The court shall appoint three appraisers and designate the time and place of their first meeting, with such directions in regard to their proceedings as shall be deemed proper, and shall direct the time and manner in which payment to the stockholder shall be made of the value of such stockholder's stock. The three appraisers shall meet at the time and place designated by the court, shall make and certify an estimate of the value of the stock at the time of the appraisal, and shall deliver a copy of the appraisal to NSBA and a copy to the stockholder. The charges and expenses of the appraisers shall be paid one-half by the stockholder and one-half by NSBA. Upon payment by NSBA of the appraised value of the stock, the stock shall be canceled, the dissenting stockholder shall cease to have any interest in the stock, the Bank or NSBA, or in NSBA's property. The canceled stock may be held and disposed of by NSBA for its own benefit.

     The foregoing summary does not purport to be a complete statement of
Section 49.41 and is qualified in its entirety by reference to the provisions of
Section 49.41, the text of which is attached to this Proxy Statement-Prospectus as Appendix D. Any stockholder who desires to exercise dissenters' rights should review carefully the relevant provisions of Section 49.41. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 49.41 ARE NOT FULLY AND PRECISELY SATISFIED.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary contains a description of the material United States federal income tax considerations for Alexandria and Alexandria shareholders with respect to the Merger. This summary is set forth in reliance upon the opinion of Lindquist & Vennum P.L.L.P, counsel for Alexandria. The conclusions discussed herein are based, in part, on certain representations made by the managements of Alexandria and Norwest. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and decisions in effect on the date of this Proxy Statement-Prospectus, all of which are subject to change. All section references herein are to the Code, unless stated otherwise. This summary does not discuss any aspect of state, local, or foreign taxation and does not discuss all the tax considerations that may be relevant to particular Alexandria shareholders in light of their personal investment circumstances, or to certain types of shareholders that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in stock or securities, foreign corporations, and individuals who are not citizens or residents of the United States. The discussion with respect to Alexandria shareholders is limited to those shareholders who have held Alexandria Common Stock and who will hold the Norwest Common Stock received in the Merger as "capital assets" within the meaning of section 1221 of the Code.

     ALEXANDRIA SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT IN CONNECTION WITH THE PROPOSED MERGER, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

     LINDQUIST & VENNUM P.L.L.P. HAS NOT, AND WILL NOT, PROVIDE AN OPINION OF COUNSEL RELATED TO THE TAX TREATMENT OF THE PROPOSED BANK MERGER. BANK STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT IN CONNECTION WITH THE PROPOSED BANK MERGER INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATIONS OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL FOREIGN, OR OTHER TAX LAWS.

     THE PROPOSED REORGANIZATION

     The merger of a wholly owned subsidiary of an acquiring corporation, such as Norwest, with another corporation that will survive the merger, such as Alexandria, in exchange for voting stock of the acquiring corporation, will be treated as a "tax-free" reverse triangular merger for federal income tax purposes under section 368(a)(1)(A) and 368(a)(2)(E) of the Code, provided the transaction meets the requirements of a valid reverse triangular merger. The two most significant requirements of a valid reverse triangular merger are (i) that after the transaction the surviving corporation holds substantially all its properties and the properties of the merged corporation and (ii) that in the transaction former shareholders of the surviving corporation exchange at least 80% of the stock of the surviving corporation for voting stock of the acquiring corporation. Based on the information contained in this Proxy Statement-Prospectus, the Reorganization Agreement, and certain representations made by the management of Norwest and the management of Alexandria, the merger of Norwest's wholly owned subsidiary with Alexandria will constitute a "tax-free" reverse triangular merger under sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     EFFECT OF THE REORGANIZATION ON ALEXANDRIA

     For purposes of a reverse triangular merger, the surviving corporation is treated as having received the stock of the acquiring corporation and any additional money or property distributed by the acquiring corporation. If the surviving corporation distributes all the stock, money, and other property received in the reorganization to its shareholders in exchange for their stock of the surviving corporation, section 361 of the Code provides that the surviving corporation will not recognize any gain or loss pursuant to the reorganization. Accordingly, Alexandria will be treated as having received the Norwest Common Stock and any cash paid in satisfaction of dissenters' rights, and as having distributed the stock and cash received to Alexandria shareholders, so that Alexandria will recognize no gain or loss pursuant to the Reorganization.

     EFFECT OF THE REORGANIZATION ON ALEXANDRIA SHAREHOLDERS

     Alexandria shareholders will recognize no gain or loss upon the receipt of the Norwest Common Stock (including fractional share interests, if any, to which they are entitled) in exchange for their Alexandria Common Stock. Section 354(a)(1). The basis of the Norwest Common Stock (including fractional share interests, if any) received by the Alexandria shareholders will be the same as the basis of the Alexandria Common Stock surrendered in exchange therefor.
Section 358(a)(1). The holding period of the Norwest Common Stock (including fractional share interests, if any) received by Alexandria shareholders will include the holding period of the Alexandria Common Stock surrendered in exchange therefor, provided that such stock was held as a capital asset in the hands of Alexandria shareholders on the date of the Reorganization. Section 1223(1).

     The receipt of cash in lieu of fractional share interests of Norwest Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Norwest. Depending on the personal investment circumstances of each shareholder, such cash payments will be treated as either having been received as a distribution in full payment in exchange for the stock redeemed or as having been received as a dividend, as provided in section 302 of the Code. If the cash payment is treated as having been received by an Alexandria shareholder as a distribution in full payment in exchange for the fractional share redeemed, such shareholder will recognize gain or loss to the extent that the amount of cash received exceeds, or is less than, the basis allocable to the fractional share. Such gain or loss will be capital gain or loss, provided that the fractional share is a capital asset in the hands of the Alexandria shareholder. If the cash payment is treated as having been received by an Alexandria shareholder as a dividend, the shareholder generally will recognize ordinary income in the amount of the cash payment received.

     Alexandria shareholders who exercise dissenters' rights and receive cash in the Reorganization in lieu of Norwest Common Stock will be treated as having received the cash as a distribution in redemption of their Alexandria Common Stock as provided in section 302 of the Code. Such shareholders generally will recognize capital gain or loss measured by the difference between the amount of cash received and their aggregate adjusted tax basis in the Alexandria Common Stock, provided the Alexandria Common Stock was a capital asset in the hands of the shareholder. Shareholders exercising dissenters' rights who also own Norwest Common Stock, or who are deemed for federal income tax purposes to own constructively Norwest Common Stock actually owned by other persons or entities, may recognize dividend income, taxable as ordinary income, equal to the amount of the cash received.

     ALEXANDRIA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE MERGER, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES OR THE EXERCISE OF DISSENTERS' RIGHTS, AS WELL AS THE OTHER TAX CONSIDERATIONS DISCUSSED ABOVE, AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

RESALE OF NORWEST COMMON STOCK

     The shares of Norwest Common Stock issuable to shareholders of Alexandria and to stockholders of the Bank upon consummation of the Reorganization have been registered under the Securities Act of 1933 (the "Securities Act"). Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Alexandria or

Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of Alexandria who are deemed to be "affiliates" of Alexandria may be resold without registration as provided for by Rule 145, or as otherwise permitted under the Securities Act. In the Reorganization Agreement, Alexandria has agreed to use its best efforts to cause each Alexandria shareholder who is an executive officer or director of Alexandria or who may otherwise reasonably be deemed to be an affiliate of Alexandria to enter into an agreement with Norwest providing that such affiliate will not sell, transfer, or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Proxy Statement-Prospectus does not cover any resales of Norwest Common Stock received by affiliates of Alexandria.

     The Reorganization Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon consummation of the Reorganization. It is a condition to the consummation of the Reorganization that such shares of Norwest Common Stock shall have been authorized for listing on the NYSE and the CHX effective upon official notice of issuance.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN

     Norwest currently has an automatic Dividend Reinvestment and Optional Cash Payment Plan which provides in substance, for those stockholders who elect to participate, that dividends on Norwest Common Stock will be reinvested in shares of Norwest Common Stock at market price (as defined). The plan also permits participants to invest through voluntary cash payments, within certain dollar limitations, in additional shares of Norwest Common Stock at the market price (as defined) of such stock at the time of purchase. It is anticipated that after the Effective Time of the Reorganization, Norwest will continue to offer its Dividend Reinvestment and Optional Cash Payment Plan and that shareholders of Alexandria who receive Norwest Common Stock in the Reorganization will have the right to participate therein.

ACCOUNTING TREATMENT

     Notwithstanding any provision in the Reorganization Agreement to the contrary, management of Norwest anticipates that the Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles.

EXPENSES

     Norwest and Alexandria will each pay their own expenses in connection with the Reorganization, including fees and expenses of their respective accountants and counsel.

INFORMATION ABOUT ALEXANDRIA AND THE BANK

     GENERAL

     Alexandria is a bank holding company organized in 1979 as a Minnesota corporation and headquartered in Alexandria, Minnesota. The sole business activity of Alexandria is holding 88.15% of the issued and outstanding capital stock of the Bank. Alexandria has no other direct subsidiaries. At June 30, 1994, the Bank had total assets of $58.2 million, while Alexandria had total assets on a consolidated basis of $58.3 million and total shareholders' equity of $3.8 million.

     BUSINESS

     The Bank is a full service commercial bank chartered under the laws of the State of Minnesota. It provides general commercial and retail banking services to its customers in the Alexandria area.

     The Bank offers all forms of commercial and consumer lending, including lines of credit, term loans, real estate financing, and mortgage lending. Loans outstanding at June 30, 1994, were $38.4 million, net of loan loss reserves. As of that date, the Bank's lending limit was $600,000 per borrower. No material portion of the Bank's loans is concentrated in a single industry or customer.

     In addition, the bank offers a full range of personal banking services, including checking accounts and savings and time accounts. As of June 30, 1994, the Bank had 20 full-time employees (including 9 officers) and 13 part-time employees. It owns its facilities located at 304 Maple Street, Alexandria, Minnesota, and both buildings are in good condition.

     The Bank has active competition in all areas of business in which it presently engages. It competes with the smaller independent financial institutions in the general Alexandria area for commercial and individual deposits and loans.

MARKETS AND DIVIDENDS

     MARKET INFORMATION; SHAREHOLDERS

     There has been no public market for shares of Alexandria Common Stock or Bank Common Stock since both entities have had a relatively small number of shareholders throughout their existence. As of the date of this Proxy Statement-Prospectus, there are issued and outstanding 4,878 shares of Alexandria Common Stock, held by 7 holders of record, and 11,500 shares of Bank Common Stock, held by 76 holders of record.

     DIVIDENDS

                  ALEXANDRIA                            THE BANK
         Date Paid       Amount per Share      Date Paid        Amount per Share
         ---------       ----------------      ---------        ----------------
     January 31, 1994         $60.00        January 30, 1994         $34.00
     February 1, 1993         $50.00        January 29, 1993         $30.00
     February 19, 1992        $25.00        January 31, 1992         $20.00
     January 30, 1991         $25.00        January 30, 1991         $20.00
     January 30, 1990         $15.00        January 30, 1990         $15.00
     February 3, 1989         $20.00        February 3, 1989         $18.00

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                           OF FINANCIAL CONDITION AND

                       RESULTS OF OPERATIONS OF ALEXANDRIA

                                FINANCIAL REVIEW

GENERAL

The following is management's discussion and analysis of the significant factors affecting Alexandria's results of operations and financial condition. This analysis should be read in conjunction with Alexandria's audited and unaudited financial statements and accompanying footnotes and other selected financial data presented elsewhere in this document. Alexandria is a one bank holding company which owns 88.1% of the common stock of the Bank.

FINANCIAL CONDITION

Total assets increased by $127,000 during the first half of 1994 to $58,282,000 following an increase of $1,944,000 during 1993 to $58,155,000 at December 31, 1993. The limited first half increase was primarily due to a decrease in Federal Funds sold. The increase from 1992 to 1993 was the result of increases in loans and leases and federal funds sold, partially offset by a decrease in securities.

                           TOTAL ASSETS (in thousands)
                           ---------------------------


December 31, 1992                                         $56,211
December 31, 1993                                         $58,155
June 30, 1994                                             $58,282


Average Federal Funds sold decreased from $3,165,000 for the year ended December 31, 1993 to $2,120,000 for the six months ended June 30, 1994 caused by an overall decrease of $472,000 in average interest bearing deposits as depositors sought other investment opportunities due to lower deposit interest rates and the general interest rate environment, plus the increase of $738,000 in securities held by Alexandria.


                    AVERAGE FEDERAL FUNDS SOLD (in thousands)
                    -----------------------------------------



December 31, 1992                                          $2,881
December 31, 1993                                          $3,165
June 30, 1994                                              $2,120


                        AVERAGE SECURITIES (in thousands)
                        ---------------------------------



December 31, 1992                                         $11,336
December 31, 1993                                         $11,047
June 30, 1994                                             $11,785


During 1993 average loans and leases increased $2,883,000 from $36,339,000 for the year ended December 31, 1992 to $39,222,000 for the year ended December 31, 1993 due to increased loan demand which was funded partially by aggressive pricing on certain deposit accounts which increased average interest bearing deposits by $1,515,000. As loan demand decreased during the first half of 1994, the pricing on deposits was eased.


                     AVERAGE LOANS AND LEASES (in thousands)
                     ---------------------------------------

December 31, 1992                                         $36,339
December 31, 1993                                         $39,222
June 30, 1994                                             $38,934


                AVERAGE INTEREST BEARING DEPOSITS (in thousands)
                ------------------------------------------------



December 31, 1992                                         $43,115
December 31, 1993                                         $44,630
June 30, 1994                                             $44,158


Total stockholders' equity has shown a steady increase due to sustained earnings as illustrated below:


                       STOCKHOLDERS' EQUITY (in thousands)
                       -----------------------------------


December 31, 1992                                      $3,300,000

December 31, 1993                                      $3,795,000

June 30, 1994                                         $3,781,000*

* After payment of $292,680 dividend January 31, 1994.


The changes in other balance sheet accounts over the past one and one-half year period have been insignificant.

                         COMPARISONS OF SIX MONTHS ENDED

                             JUNE 30, 1994 AND 1993

EARNINGS PERFORMANCE

Alexandria earned net income after taxes and minority interest of $412,000 and $392,000 for the six months ended June 30, 1994 and 1993, respectively. The increase in net earnings of $20,000 consists of a $56,000 decrease in expenses and a $36,000 decrease in earnings. Provision for income taxes was up $29,000 in 1994, however there was no provision for loan losses during 1994, as it was management's opinion that the reserve was adequate. There was a $60,000 loan loss provision in 1993. There was also a $13,000 increase in minority interest.

Interest received decreased $47,000 which was offset by a decrease of $41,000 in interest expense due to a lower interest rate environment during the first six months of 1994 versus first half of 1993.

Operating income decreased $30,000 which consisted primarily of a decrease in service charge income of $17,000, decreased gain on sale of securities of $4,500, and an insurance commission decrease of $4,700. In addition a gain of $11,000 was realized during the first six months of 1993 on the sale of other real estate owned and there was $2,700 of income from lock box services. Neither of these sources of income were present for the six month period ended June 30, 1994. The preceding decreases in operating income were partially offset by increases of approximately $9,000 in other operating income accounts.

Operating expense decreased $38,000 from $956,000 for the six months ended on June 30, 1993 to $918,000 for the six months ended June 30, 1994. Salaries and employee benefits increased $23,000 during the first six months of 1994 due primarily to increased salaries and benefits for existing employees. However, this increase was offset by decreases in other expense areas consisting primarily of a $12,000 decrease in data processing fees, $13,335 in investment center expenses due to a vendor and contractual changes, $8,600 in mortality expenses, a $6,000 decrease in FDIC insurance premiums and $4,257 less in foreclosure expenses.

The annualized return on average assets was 2.18% for the first six months of 1994 compared to 1.79% for the same period of 1993. On a per share basis, net income for the first six months of 1994 and 1993 were $84.55 and $80.34, respectively.

The following is a condensed summary of the consolidated statements of operations (dollars in thousands):



                                                Six Months Ended
                                             --------------------
                                                   June 30,
                                             --------------------
                                             1994           1993
                                             ----           ----


Net Interest Income                         $1,215         $1,221
Provision for Loan Losses                        0             60
Operating Income                               390            420
Operating Expense                              918            956
Provision for Income Taxes                     210            181
Minority Interest                               65             52
Net Income After Taxes                      $  412         $  392


NET INTEREST INCOME

Net interest income was affected by changes in interest rates and the volume of average earning assets and interest-bearing liabilities in the two six month periods being compared.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities (dollars in thousands):


                                             Six Months Ended June 30,
                                             -------------------------
                                                             Percentage Increase
                                                             -------------------
                                        1994       1993          (Decrease)
                                        ----       ----          ----------

Interest Income:
 Loans                                 $1,677     $1,704            (1.6)%
 Securities                               310        343            (9.6)%
 Federal Funds Sold                        41         20           105.0%
 Cash Value Life Insurance                 43         51           (15.7)%
  Total Interest Income                $2,071     $2,118            (2.2)%
Interest Expense:
 Deposits                              $  834     $  874            (4.6)%
 TT & L                                     7          8           (12.5)%
 Notes Payable                             16         15             6.7%
  Total Interest Expense               $  857     $  897            (4.5)%
   Net Interest Income                 $1,214     $1,221             (.6)%


The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                       Six Months Ended June 30, 1994-1993
                                       -----------------------------------
                                       Total         Attributable to Change
                                       -----         ----------------------
                                      Change        In Volume       In Rate
                                      ------        ---------       -------

Interest Earning Assets:
 Loans and Leases                    $(27,000)      $(12,851)      $(14,149)
 Securities                           (33,000)        27,790        (60,790)
 CVLI                                  (8,000)           177         (8,177)
 Federal Funds Sold                    21,000          3,460         17,540
  Total Interest Income              $(47,000)      $ 18,576       $(65,576)
Interest Bearing Liabilities:
 Deposits                            $(40,000)      $ (8,748)      $(31,252)
 TT & L Notes                          (1,000)        (1,000)             0
 Notes Payable                          1,000          1,000              0
  Total Interest Expense             $(40,000)      $ (8,748)      $(31,252)


The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume.

The following table presents average asset and liability balances (dollars in thousands) and percentage changes:


                                                               Six Months Ended June 30,
                                                               -------------------------
                                                                                 Percentage Increase
                                                                                 -------------------
                                                      1994           1993            (Decrease)
                                                      ----           ----            ----------

Loans and Leases                                     $38,934        $39,788             (2.1)%
Securities                                            11,785         10,224             15.3%
CVLI                                                   1,365          1,360               .4%
Federal Funds Sold                                     2,120          1,420             49.3%
  Total Average Interest Earning Assets              $54,204        $52,792              2.7%
Deposits
 Non-Interest Bearing Demand                         $ 8,206        $ 7,879              4.2%
 Interest Bearing Demand                               5,259          5,366             (2.0)%
 Savings                                              12,496         12,539              (.3)%
 Time                                                 26,403         25,818              2.3%
  Total Average Interest Bearing Deposits            $44,158        $43,723              1.0%
 TT & L Notes                                            273            562            (51.4)%
 Notes Payable                                           500            550             (9.0)%
  Total Average Interest Bearing Liabilities         $44,931        $44,835               .2%


The following table shows the annualized tax equivalent average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:


                                                    Six Months Ended June 30,
                                                    -------------------------
                                                      1994           1993
                                                      ----           ----

Average Yield Earned:
 Loans and Leases                                     8.78           8.99
 Securities                                           6.13           6.77
 CVLI                                                 6.41           7.06
 Federal Funds Sold                                   3.54           2.86
  Total Interest Earning Assets                       7.93           8.19
Average Rates Paid:
 Interest Bearing Deposits                            3.78           4.00
 TT & L Notes                                         3.31           2.87
 Notes Payable                                        6.50           5.70
  Total Interest-Bearing Liabilities                  3.81           4.00
Interest Rate Spread                                  4.12           4.19


The following table shows the annualized net yield on interest-earning assets for the six months ended June 30, 1994 and 1993:


                                                    Six Months Ended June 30,
                                                    -------------------------
                                                      1994           1993
                                                      ----           ----

Average Yield Earned                                  7.93           8.19
Interest Expense to Average Earnings Assets           3.45           3.56
Net Yield on Interest-Earning Assets                  4.48           4.63


Net interest income was $1,215,000 for the first six months of 1994, compared with $1,221,000 for the same period of 1993; an insignificant decrease of approximately one-half of one percent.

Total interest income decreased to $2,071,000 for the first half of 1994 as compared to $2,118,000 for the first half of 1993. Average interest-earning assets increased by 2.7% from $52,792,000 on June 30, 1993 to $54,204,000 on
June 30, 1994. Earning asset yields decreased to 7.93% in 1994 as compared to 8.19% in 1993.

Total interest expense for the first six months of 1994 decreased by 4.5% from $897,000 on June 30, 1993 to $857,000 on June 30, 1994. The rate on interest-
bearing liabilities decreased from 4.00% to 3.81% because of aggressive deposit rate pricing during a portion of the period.

PROVISION FOR LOAN LOSSES

Alexandria's provision for loan losses was $60,000 for the first six months of 1993, but management deemed the reserve for loan losses was adequate on June 30, 1994 and no additional provision was made. The first six months of 1994 showed net recoveries of $375 and the same period of 1993 had net losses of $11,143. The loan loss reserve as a percentage of loans was 1.15% and 1.08% at June 30, 1994 and 1993, respectively.

OPERATING INCOME (Non-Interest)

The following table presents a summary of operating income (dollars in thousands) and percentage changes as of June 30, 1994 and 1993:


                                                             Percentage Increase
                                                             -------------------
                                        1994       1993          (Decrease)
                                        ----       ----          ----------

Service Charge on Deposit Accounts       $101       $112            (9.8)%
Other Loan Income                         161        165            (2.4)%
Other                                     128        143           (10.5)%
Total                                    $390       $420            (7.1)%


The decrease in service charge income was due to one large retailer moving from the area and closing its account and other commercial customers utilizing compensating balances to offset service charges. The decrease in other income was due to decreased insurance commissions, discontinuance of lock box services and subsequent fee income loss and a decrease in investment center income.

OPERATING EXPENSES (Non-Interest)

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes as of June 30, 1994 and 1993:



                                                             Percentage Increase
                                                             -------------------
                                        1994       1993          (Decrease)
                                        ----       ----          ----------

Salaries and Employee Benefits           $454       $430             5.6%
Net Occupancy and Equipment Expense       129        121             6.6%
Other Expenses                            335        405           (17.3)%
Total                                    $918       $956            (4.0)%


Total operating expenses decreased 4.0% to $918,000 for the first six months of 1994 as compared to $956,000 for the same period in 1993. Three items accounted for the majority of the decrease, including a $12,275 reduction in data processing fees, a $13,335 decrease in investment center expenses due to contractual and vendor changes and a $8,600 decrease in mortality expense due to the discontinuation of the program. There were a few insignificant increases or decreases in various other operating expenses.

                           COMPARISONS OF YEARS ENDED

                        DECEMBER 31, 1993, 1992 AND 1991

EARNINGS PERFORMANCE

Alexandria earned net income of $694,000 in 1993, $634,000 in 1992 and $480,000 in 1991. The increase of $154,000 from 1991 to 1992 consists of a $246,000 increase in net interest income, a $263,000 increase in other operating income, a $1,000 decrease in loan loss provision and a $149,000 increase in other operating expenses. The 1991 income reflects a $50,000 increase in income due to the cumulative effect of the change in accounting standards for income taxes. The $60,000 increase in net income from 1992 to 1993 resulted from a $179,000 increase in net interest income, a $108,000 increase in other operating income, a $17,000 decrease in the loan loss provision, a $169,000 increase in other operating expense and $75,000 increase in taxes and minority interest.

The return on average assets was 1.40% in 1993 compared to 1.31% in 1992 and 1.00% in 1991. Return on average shareholder's equity was 18.53% in 1993 compared to 18.12% in 1992 and 14.14% in 1991. On a per share basis, net income for the years 1993, 1992 and 1991 was $142.24, $129.91 and $98.42, respectively.

The following is a condensed summary of the statements of operation (dollars in thousands):


                                        1993       1992          1991
                                        ----       ----          ----

Net Interest Income                    $2,448     $2,269        $2,023
Provision for Loan/Bond Losses             90        107           108
Operating Income                          878        770           507
Operating Expense                       2,048      1,879         1,730
Net Income Before Income Taxes         $1,188     $1,053        $  692


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:


                                        Dollars                Percentage
                                        -------                ----------
                                    (in thousands)         Increase (Decrease)
                                    --------------         -------------------
                               1993      1992      1991     1993/92   1992/91
                               ----      ----      ----     -------   -------

Interest Income:
 Loans & Leases               $3,431    $3,408    $3,554          .7%     (4.1)%
 Securities                      623       785       737       (20.6)%     6.5%
 CVLI                             96       103       105        (6.8)%    (2.0)%
 Federal Funds Sold               77        80       153        (3.8)%   (47.7)%
  Total Interest Income       $4,227    $4,376    $4,549        (3.4)%    (3.8)%
Interest Expense:
 Deposits                     $1,735    $2,058    $2,476       (15.7)%   (16.8)%
 TT & L Notes                     14        15        30        (6.7)%   (50.0)%
 Notes Payable                    30        34        20       (11.8)%    70.0%
  Total Interest Expense      $1,779    $2,107    $2,526       (15.6)%   (16.6)%
   Net Interest Income        $2,448    $2,269    $2,023         7.9%     12.2%


The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest earning assets and interest-bearing liabilities:


                                                           1993-1992
                                                           ---------
                                                    Attributable to Change
                                                    ----------------------
                                 Total Change      In Volume       In Rate
                                 ------------      ---------       -------

Interest Earning Assets:
 Loans and Leases                   $  23,000       $270,425      $(247,425)
 Securities                          (162,000)       (19,970)      (142,030)
 CVLI                                  (7,000)           209         (7,209)
 Federal Funds Sold                    (3,000)         7,980        (10,980)
  Total Interest Income             $(149,000)      $258,644      $(407,644)
Interest Bearing Liabilities:
 Deposits                           $(323,000)      $ 41,356      $(364,356)
 TT & L Notes                          (1,000)        (4,305)         3,305
 Notes Payable                         (4,000)          (690)        (3,310)
  Total Interest Expense            $(328,000)      $ 36,361      $(364,361)


                                                           1992-1991
                                                           ---------
                                                    Attributable to Change
                                                    ----------------------
                                 Total Change      In Volume       In Rate
                                 ------------      ---------       -------

Interest Earning Assets:
 Loans and Leases                   $(146,000)     $ 314,125      $(460,125)
 Securities                            48,000        123,225        (75,225)
 CVLI                                  (2,000)         2,388         (4,388)
 Federal Funds Sold                   (73,000)        (5,774)       (67,226)
  Total Interest Income             $(173,000)     $ 433,964      $(606,964)
Interest Bearing Liabilities:
 Deposits                           $(418,000)     $ 156,079      $(574,079)
 TT & L Notes                         (15,000)        12,785        (27,785)
 Notes Payable                         14,000          1,210         12,790
  Total Interest Expense            $(419,000)     $ 170,074      $(589,074)


The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the current year's volume.

The following table presents average asset and liability balances and percentage changes:


                                                           Dollars                                 Percentage
                                                           -------                                 ----------
                                                       (in thousands)                          Increase (Decrease)
                                                       --------------                          -------------------
                                             1993           1992           1991              1993/92        1992/91
                                             ----           ----           ----              -------        -------

Loans & Leases                             $39,222        $36,339        $33,395              7.93%          8.81%
Securities                                  11,047         11,336          9,693             (2.55)%        16.95%
CVLI                                         1,365          1,349          1,319              1.19%          2.27%
Federal Funds Sold                           3,165          2,881          2,994              9.86%         (3.77)%
  Total Average Interest
   Earning Assets                          $54,799        $51,905        $47,401              5.58%          9.50%
Deposits
 Non-Interest Bearing
  Demand                                   $ 7,782        $ 7,388        $ 6,337              5.33%         16.59%
 Interest Bearing Demand                     5,318          5,920          4,889            (10.17)%        21.08%
 Savings                                    13,655         12,389         11,560             10.21%          7.17%
 Time                                       25,657         24,806         24,124              3.43%          2.83%
   Total Average Interest
    Bearing Deposits                       $44,630        $43,115        $40,573              3.51%          6.27%
TT & L Notes                                   260            365            197            (28.77)%        85.28%
Notes Payable                                  482            526            230             (8.36)%       128.70%
    Total Average Interest
     Bearing Liabilities                   $45,372        $44,006        $41,000              3.10%          7.33%


The following table shows the average interest yield on interest earning assets and the average interest rate paid on interest bearing liabilities:


                                                      1993      1992      1991
                                                      ----      ----      ----

Average Yield Earned:
 Loans & Leases                                       8.75      9.38     10.67
 Securities                                           5.63      6.91      7.50
 CVLI                                                 7.03      7.64      7.96
 Federal Funds Sold                                   2.43      2.81      5.11
  Total Interest Earning Assets                       7.71      8.43      9.60
Average Rates Paid:
 Interest Bearing Deposits                            3.89      4.77      6.14
 TT & L Notes                                         5.38      4.10      7.61
 Notes Payable                                        6.01      6.46      8.69
  Total Interest Bearing Liabilities                  3.91      4.79      6.16
Interest Rate Spread                                  3.80      3.64      3.44


The following table shows the net yield on interest earning assets:


                                                      1993      1992      1991
                                                      ----      ----      ----

Average Yield Earned                                  7.71      8.43      9.60
Interest Expense to Average Earning Assets            3.19      3.99      5.29
 Net Yield on Interest Earning Assets                 4.52      4.44      4.31


Net interest income was $2,448,000 in 1993, compared with $2,269,000 in 1992 and $2,023,000 in 1991; which is an increase each year despite the fact that total interest income decreased from $4,549,000 in 1991 to $4,376,000 in 1992 and $4,227,000 in 1993.

Average interest-earning assets increased to $54,799,000 in 1993 from $51,905,000 in 1992 and $47,401,000 in 1991. Earning asset yield decreased to 7.71% in 1993 as compared to 8.43% and 9.60% in 1992 and 1991, respectively.

Total interest expense declined to $1,779,000 in 1993 compared to $2,107,000 in 1992 and $2,526,000 in 1991 even though interest-bearing liabilities increased by 3.10% from 1992 to 1993 and 7.33% from 1991 to 1992.

The decreases in interest expense and interest income in a period of increasing interest earning assets and interest bearing liabilities was caused by general economic market conditions which moved interest rates lower in 1992.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance.

In 1992, there were charge-offs of $56,028 and recoveries of $2,768 plus a provision of $107,170 to bring the reserve for loan losses to $375,000. $24,578 was charged off in 1993, $5,541 was recovered and there was an additional provision of $90,000 to end 1993 with a loan loss reserve of $445,963.

Based on the information from the 1993 Uniform Bank Performance Report, Alexandria's net loan loss to average loans and leases was .05% and .15% for years 1993 and 1992, respectively, while Alexandria's peer group was .12% and .23%, respectively.

OPERATING INCOME (Non-Interest)

The following table represents a summary of operating income and percentage changes:


                                          Dollars               Percentage
                                          -------               ----------
                                      (in thousands)        Increase (Decrease)
                                      --------------        -------------------
                                   1993    1992    1991      1993/92   1992/91
                                   ----    ----    ----      -------   -------

Service Charge Deposit Accounts   $221     $221     $168         0.0%     31.5%
Other Income Loans                 373      266       81        40.2%    228.4%
Other Operating Income             284      283      258          .3%      9.7%
  Total Operating Income          $878     $770     $507        14.0%     51.9%


Fee income is a significant source of revenue for Alexandria. Income increased 51.9% from 1991 to 1992 followed by a 14.0% increase from 1992 to 1993. One factor in the increase was a revision of deposit service charges in early 1992. Another factor was the creation of a real estate department in 1992 which generated $190,445 and $288,065 in origination fees in 1992 and 1993, respectively.

OPERATING EXPENSES (Non-Interest)

The following table presents a summary of operating expenses and percentage changes:


                                          Dollars               Percentage
                                          -------               ----------
                                      (in thousands)        Increase (Decrease)
                                      --------------        -------------------
                                   1993    1992    1991      1993/92   1992/91
                                   ----    ----    ----      -------   -------

Salaries and Benefits           $  999   $  903   $  812        10.6%     11.2%
Net Occupancy and Equipment
Expense                            248      227      205         9.3%     10.7%
Other Expenses                     801      749      713         6.9%      5.1%
  Total Operating Expenses      $2,048   $1,879   $1,730         9.0%      8.6%


Total operating expenses increased to $2,048,000 in 1993 compared to $1,879,000 in 1992 and $1,730,000 in 1991. The increases in 1992 and 1993 are partially attributable to increased staff and salary increases for existing staff. In addition, discretionary payments in the form of a cash bonus and profit sharing equal to 18.33% of annual salary were paid.

Other increases occurring from 1991 to 1992 were as follows: $6,000 attributable to the investment center, $13,000 attributable to the travel and convention expense, employee training and miscellaneous expenses which can be attributed to increased staffing and expanded services. Other minimal increases or decreases were routine changes. There was an increase of $26,000 in investment center expenses from 1992 to 1993 which was created when a contract was bought out and a different brokerage firm was utilized. Dues and memberships increased by $7,000 from 1992 to 1993.

Fees for accounting and auditing decreased by $26,000 from 1991 to 1992 and increased by $20,000 from 1992 to 1993. These changes resulted from the method in which the bank was accruing for anticipated expenditures.

                      ACCOUNTING AND REGULATORY GUIDELINES

INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. Alexandria adopted SFAS No. 109 during 1993 and has elected to apply the provisions retroactively beginning January 1, 1991. As a result, the financial statements for 1992 and 1991 have been restated to apply the new method of accounting retroactively.

SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of the change in the method of accounting for income taxes as of January 1, 1991 was a $50,000 tax asset, due to differences in the deductibility of the allowance for loan losses.

STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In June 1993, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, which requires that certain impaired loans be measured to reflect the time value of money. SFAS No. 114 is required to be adopted for fiscal years beginning after December 15, 1994. The impact of adoption of the new accounting standard on Alexandria's financial statements has not yet been determined.

In June 1993, the FASB issued SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addressed the accounting and reporting for investments by classifying them into three categories; securities held to maturity, trading securities and available for sale. Alexandria adopted SFAS No. 115 effective December 31, 1993. Alexandria has classified its approximately $11,900,000 portfolio as follows:


                                      June 30, 1994     December 31, 1993
                                      ------------      -----------------

Investments available for sale          $7,382,265          $6,668,238
Trading Securities                      $        0          $        0
Securities held to maturity             $4,475,370          $4,695,067


As of December 31, 1993, investments available for sale had an unrealized gain of $80,000 which decreased by $228,000 to an unrealized loss of $148,000 as of June 30, 1994. The decrease in this portion of the portfolio was mainly due to interest rate increases by the Federal Reserve during the first six months of 1994 which had a negative effect on the value of the securities. SFAS No. 115 has not been applied retroactive prior to December 31, 1993.

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

The assets of Alexandria are funded primarily through the use of borrowings in the form of deposits and Treasury Tax and Loan Notes. The maintenance of an adequate level of liquidity is necessary to ensure that sufficient funds are available to meet Bank customers' loan demand and deposit withdrawals. The sources of asset liquidity consist of federal funds sold, maturing loans and investment securities.

Alexandria's Funds Management Policy outlines minimum liquidity standards which are reviewed monthly by the Funds Management Committee and quarterly by the Board of Directors. The Funds Management Committee is charged with the responsibility of maintaining an adequate level of liquidity and managing the risks associated with interest rate changes while sustaining stable growth in net interest income. Alexandria's basic strategy is to minimize rate risk through matching the repricing periods of earning assets and interest-bearing liabilities.

CAPITAL MANAGEMENT OF COMMUNITY STATE BANK

Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by such guidelines) to risk-weighted assets and off-balance sheet obligations. Under the rules effective December 31, 1992, all financial institutions are required to maintain a level of core capital (known as TIER 1 capital) which must be at least 4.0% of risk weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. TIER 1 capital consists principally of stockholders' equity less goodwill. Total capital is comprised of TIER 1 capital, certain debt instruments and a portion of the allowance for loan losses. The Bank's actual risk-based capital requirement and excess risk-based capital at June 30, 1994, December 31, 1993 and 1992 (dollars in thousands) are summarized below:


                                                          June 30,                    December 31,
                                                          --------                    ------------
                                                            1994                1993                1992
                                                            ----                ----                ----
                                                      Amount    Percent   Amount    Percent   Amount    Percent
                                                      ------    -------   ------    -------   ------    -------
                                                                  (1)                 (1)                 (1)
                                                                  ---                 ---                 ---

TIER 1 Capital                                        $4,762              $4,800              $4,273
Allowable portion of reserve for loan losses          $  446              $  446              $  375
Total Risk-Based Capital                              $5,208     9.12%    $5,246    10.36%    $4,648     9.89%
Risk-Based Capital Requirements                       $4,568     8.10%    $4,052     8.00%    $3,760     8.00%
Excess Risk-Based Capital                             $  640     1.12%    $1,194     2.36%    $  888     1.89%

(1) Percentage based on risk-weighted assets of $57,105,000, $50,654,000 and $47,000,000 at June 30, 1994, December 31, 1993 and 1992, respectively.


As a supplement to the risk-based capital guidelines, the Federal Reserve Board has also adopted a minimum ratio of TIER 1 capital to total assets known as the TIER 1 leverage ratio. The principal objective of this measure is to place a constraint on the maximum degree to which a banking organization can leverage its equity capital base. This regulation has established a minimum level of TIER 1 capital to total assets of 3.0%. The Bank's actual TIER 1 leverage ratio was 7.98% and 7.53% as of December 31, 1993 and 1992, respectively.

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
          AVERAGE BALANCE SHEETS, AVERAGE YIELDS EARNED AND RATES PAID

The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of Alexandria (dollars in thousands):

                                                    Six Months Ended June 30, 1994             Six Months Ended June 30, 1993
                                               ----------------------------------------   ----------------------------------------
                                                Average                    Average         Average                    Average
                                                Balance    Interest   Yield/Rate (1)(2)    Balance    Interest   Yield/Rate (1)(2)
                                               --------    --------   -----------------   --------    --------   -----------------
ASSETS
  Loans and leases                              $38,934      $1,677         8.78%          $39,788      $1,704         8.99%
  Securities                                     11,785         310         6.13%           10,224         343         6.77%
  CVLI                                            1,365          43         6.41%            1,360          51         7.06%
  Federal funds sold                              2,120          41         3.54%            1,420          20         2.86%
                                                -------      ------                        -------      ------

    Total Earning Assets                        $54,204      $2,071         7.93%          $52,792      $2,118         8.19%

  Allowance for loan losses                        (446)                                      (422)
  Cash and due from banks                         2,168                                      2,550
  Other assets                                    2,292                                      2,263
                                                -------      ------                        -------      ------

      Total Assets                              $58,218      $2,071                        $57,183      $2,118
                                                -------      ------                        -------      ------
                                                -------                                    -------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest-bearing demand deposits              $ 5,259      $   46         1.74%          $ 5,366      $   55         2.04%
  Savings deposits                               12,496         166         2.65%           12,539         176         2.80%
  Time deposits                                  26,403         622         4.71%           25,818         643         4.98%
  Treasury tax and loan notes                       273           7         3.31%              562           7         2.87%
  Notes payable                                     500          16         6.50%              550          16         5.82%
                                                -------      ------                        -------      ------

    Total Interest-Bearing Liabilities          $44,931      $  857         3.81%          $44,835      $  897         4.00%

  Non-interest bearing deposits                   8,206                                      7,879
  Other liabilities                                 720                                        387
  Minority interest                                 573                                        535
  Stockholders' equity                            3,788                                      3,547
                                                -------      ------                        -------      ------

      Total Liabilities and
        Stockholders' Equity                    $58,218      $  857                        $57,183      $  897
                                                -------      ------                        -------      ------
                                                -------                                    -------

NET INTEREST INCOME                                          $1,214                                     $1,221
                                                             ------                                     ------
                                                             ------                                     ------
INTEREST RATE SPREAD                                                        4.12%                                      4.19%

NET INTEREST INCOME TO AVERAGE EARNINGS ASSETS                              4.48%                                      4.63%

(1)  Yield/Rate is annualized          (2)  Yield is tax equivalent

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
          AVERAGE BALANCE SHEETS, AVERAGE YIELDS EARNED AND RATES PAID


The following table sets forth selected statistical information and should be read in conjunction with the financial statements of Alexandria (dollars in thousands):

                                                   Year Ended December 31, 1993               Year Ended December 31, 1992
                                               ------------------------------------       ------------------------------------
                                                Average                   Average          Average                   Average
                                                Balance    Interest      Yield/Rate        Balance    Interest      Yield/Rate
                                               --------    --------      ----------       --------    --------      ----------
ASSETS
  Loans and leases                              $39,222      $3,431         8.75%          $36,339      $3,408         9.38%
  Securities                                     11,047         623         5.64%           11,336         785         6.92%
  CVLI                                            1,365          96         7.03%            1,349         103         7.64%
  Federal funds sold                              3,165          77         2.43%            2,881          80         2.81%
                                                -------      ------                        -------      ------

    Total Earning Assets                        $54,799      $4,227         7.71%          $51,905      $4,376         8.43%

  Allowance for loan losses                        (452)                                      (365)
  Cash and due from banks                         1,838                                      2,274
  Other assets                                    1,398                                      2,042
                                                -------      ------                        -------      ------

      Total Assets                              $57,583      $4,227                        $55,856      $4,376
                                                -------      ------                        -------      ------
                                                -------                                    -------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest-bearing demand deposits              $ 5,318      $  105         1.97%          $ 5,920      $  169         2.85%
  Savings deposits                               13,655         313         2.29%           12,389         359         2.90%
  Time deposits                                  25,657       1,317         5.13%           24,806       1,530         6.17%
  Treasury tax and loan notes                       260          14         5.38%              365          15         4.10%
  Notes payable                                     482          30         6.01%              526          34         6.46%
                                                -------      ------                        -------      ------

    Total Interest-Bearing Liabilities          $45,372      $1,779         3.91%          $44,006      $2,107         4.79%

  Non-interest bearing deposit                    7,782                                      7,388
  Other liabilities                                 346                                        678
  Minority interest                                 535                                        499
  Stockholders' equity                            3,548                                      3,285
                                                -------      ------                        -------      ------

      Total Liabilities and
        Stockholders' Equity                    $57,583      $1,779                        $55,856      $2,107
                                                -------      ------                        -------      ------
                                                -------                                    -------

NET INTEREST INCOME                                          $2,448                                     $2,269
                                                             ------                                     ------
                                                             ------                                     ------

INTEREST RATE SPREAD                                                        3.80%                                      3.64%

NET INTEREST INCOME TO AVERAGE EARNINGS ASSETS                              4.52%                                      4.44%


                                                   Year Ended December 31, 1991
                                               ------------------------------------
                                                Average                   Average
                                                Balance    Interest      Yield/Rate
                                               --------    --------      ----------
ASSETS
  Loans and leases                              $33,395     $3,554         10.64%
  Securities                                      9,693        737          7.60%
  CVLI                                            1,319        105          7.96%
  Federal funds sold                              2,994        153          5.11%
                                                -------     ------

    Total Earning Assets                        $47,401     $4,549          9.60%

  Allowance for loan losses                        (306)
  Cash and due from banks                         2,464
  Other assets                                    2,088
                                                -------     ------

      Total Assets                              $51,647     $4,549
                                                -------     ------
                                                -------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest-bearing demand deposits              $ 4,889   $    215          4.39%
  Savings deposits                               11,560        481          4.16%
  Time deposits                                  24,124      1,795          7.44%
  Treasury tax and loan notes                       197         15          7.61%
  Notes payable                                     230         20          8.69%
                                                -------     ------

    Total Interest-Bearing Liabilities          $41,000     $2,526          6.16%

  Non-interest bearing deposit                    6,337
  Other liabilities                                 736
  Minority interest                                 475
  Stockholders' equity                            3,099
                                                -------     ------

      Total Liabilities and Stockholders'
       Equity                                   $51,647     $2,526
                                                -------     ------
                                                -------

NET INTEREST INCOME                                         $2,023
                                                            ------
                                                            ------

INTEREST RATE SPREAD                                                        3.44%

NET INTEREST INCOME TO AVERAGE EARNINGS ASSETS                              4.31%

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                                   SECURITIES


The following table is the carrying value (dollars in thousands) of securities:

                                                  June 30,                 December 31,
                                                 ---------      -----------------------------------
                                                   1994           1993         1992          1991
                                                 ---------      --------     --------      --------
U.S. Treasury                                      $ 1,660       $ 1,697      $   901       $ 2,305
U.S. Government Agencies                             5,797         5,003        7,338         4,560
Municipals                                           3,524         3,794        2,966         1,896
Corporate Securities                                     0           224          198           750
U.S. Government Mutual Funds                           554           564          539           506
Other Equity Securities                                174           162            0             0
Other Securities                                         0             0          100             1
                                                   -------       -------      -------       -------

  Total Securities                                 $11,709       $11,444      $12,042       $10,018
                                                   -------       -------      -------       -------
                                                   -------       -------      -------       -------


The following table reflects the maturity distribution of each security category and the approximate weighted average annual yield at June 30, 1994 (dollars in thousands):

                                                      Maturing Within     Maturing Within    Maturing Within
                                                      ---------------     ---------------    ---------------
                              Less        Weighted            Weighted            Weighted   More     Weighted            Weighted
                              Than        Average      1-5    Average     5-10    Average    Than     Average             Average
                             1 Year        Yield      Years    Yield      Years    Yield   10 Years    Yield      Total    Yield
                            ---------     -------     -----   -------     -----   -------  --------   -------    -------  -------
U.S. Treasury                $  599       5.06%(1)   $1,061   4.48%(1)                                           $ 1,660  4.69%(1)
U.S. Government Agencies      1,003       7.37%(1)    2,940   7.74%(1)    $  794  7.41%(1)  $1,060    4.75%(1)     5,797  7.10%(1)
Municipals                       95       5.05%(1)    1,082   7.65%(1)     2,347  8.13%(1)                         3,524  7.90%(1)
Corporate Securities
U.S. Government
  Mutual Funds                                          554   3.10%(1)                                               554  3.10%(1)
Other Equity Securities                                 174   3.10%(1)                                               174  3.10%(1)
Other Securities
                             ------                  ------               ------            ------               -------
  Total Securities           $1,697       6.42%      $5,811   6.55%       $3,141  7.95%     $1,060    4.75%      $11,709
                             ------                  ------               ------            ------               -------
                             ------                  ------               ------            ------               -------

(1) Tax Equivalent

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                             SECURITIES (CONTINUED)

The following table reflects the maturity distribution of each security category and the approximate weighted average yield at December 31, 1993 (dollars in thousands):

                                                      Maturing Within     Maturing Within    Maturing Within
                                                      ---------------     ---------------    ---------------
                              Less        Weighted            Weighted            Weighted   More     Weighted            Weighted
                              Than        Average      1-5    Average     5-10    Average    Than     Average             Average
                             1 Year        Yield      Years    Yield      Years    Yield   10 Years    Yield      Total    Yield
                            ---------     -------     -----   -------     -----   -------  --------   -------    -------  -------
U.S. Treasury                                        $1,697    4.67%                                             $ 1,697   4.67%
U.S. Government Agencies       $601        7.05%      2,547    5.17%      $  583   8.02%    $1,272     5.32%       5,003   5.77%
Municipals                      206        8.80%        911    7.76%       2,577   8.37%       100     6.94%       3,794   7.08%
Corporate Securities                                    224    4.03%                                                 224   4.03%
U.S. Government Mutual Funds                            564    4.03%                                                 564   4.03%
Other Equity Securities                                 162    4.03%                                                 162   4.03%
Other Securities
                               ----                  ------               ------            ------               -------
    Total Securities           $807        7.50%     $6,105    5.35%      $3,160            $1,372     5.44%     $11,444   6.28%
                               ----                  ------               ------            ------               -------
                               ----                  ------               ------            ------               -------

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                                 LOAN PORTFOLIO

The following table classifies loans by major category (dollars in thousands):

                                            June 30, 1994     December 31, 1993    December 31, 1992   December 31, 1991
                                            -------------     -----------------    -----------------   -----------------

Commercial/Business                             $11,545             $11,486             $ 9,246             $ 8,155
Real estate - commercial                          6,144               6,082               5,633               6,521
Real estate - residential                        11,337              11,748              12,143              10,243
Real estate - construction                          742                 759                 794                 631
Real estate - pending sale secondary market         703                 925                 546                   0
Consumer                                          8,396               8,104               7,908               8,159
                                                -------             -------             -------             -------
 Total Loans                                    $38,867             $39,104             $36,270             $33,709
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------

The following tables present maturities and sensitivities of loans to changes in interest rates as of June 30, 1994 (dollars in thousands):

                                          Less than 1 Year       1 - 5 Years       More than 5 Years         Total
                                          ----------------       -----------       -----------------       --------
MATURITIES
 Commercial business                             $6,423             $ 5,122                                 $11,545
 Real estate                                     $8,020             $10,906                                  18,926
 Consumer                                        $  868             $ 7,503                                   8,396
                                                                                                            -------
                                                                                                            $38,867
                                                                                                            -------
                                                                                                            -------


Amount of loans due after five years which have -
     Predetermined interest rates - N/A
     Floating/adjustable rates - N/A


The following tables present maturities and sensitivities of loans to changes in interest rates as of December 31, 1993 (dollars in thousands):

                                          Less than 1 Year       1 - 5 Years       More than 5 Years         Total
                                          ----------------       -----------       -----------------       --------
MATURITIES
 Commercial business                             $7,113             $ 4,373                                 $11,486
 Real estate                                     $8,969             $10,545                                  19,514
 Consumer                                        $  899             $ 7,205                                   8,104
                                                                                                            -------

                                                                                                            $39,104
                                                                                                            -------
                                                                                                            -------

Amount of loans due after five years which have -
     Predetermined interest rates - N/A
     Floating/adjustable rates - N/A

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                  NON-ACCRUAL, RESTRUCTURED AND PAST DUE LOANS
                             (Dollars in thousands)


                                            June 30, 1994     December 31, 1993    December 31, 1992   December 31, 1991
                                            -------------     -----------------    -----------------   -----------------
Non-accrual loans                                 $ 10                $ 32                 $ 20                $ 82
Restructured loans                                   0                   0                    0                   0
Past due loans                                     704                 786                  690                 427
                                                  ----                ----                 ----                ----
 Total                                            $714                $818                 $710                $509
                                                  ----                ----                 ----                ----
                                                  ----                ----                 ----                ----


The impact on interest income for the three months ended June 30, 1994 and the year ended December 31, 1993 for non-accrual loans was approximately $304 and $4,000, respectively.

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                       ANALYSIS OF ALLOWANCE FOR LOAN LOSS
                             (Dollars in thousands)


                                            June 30, 1994     December 31, 1993    December 31, 1992   December 31, 1991
                                            -------------     -----------------    -----------------   -----------------
Balance - beginning of period                    $446                 $375                $321                $305
                                                 ----                 ----                ----                ----

Provision for loan losses                        $  0                 $ 90                $107                $ 39
                                                 ----                 ----                ----                ----

Charge-offs
  Commercial                                     $  0                 $ 10                $ 24                $ 12
  Consumer                                          2                   15                  32                  12
  Real estate                                       0                    0                   0                   0
                                                 ----                 ----                ----                ----

    Total Loan Losses                            $  2                 $ 25                $ 56                $ 24
                                                 ----                 ----                ----                ----

Recoveries
  Commercial                                     $  0                 $  2                $  1                $  0
  Consumer                                          2                    4                   2                   1
  Real estate                                       0                    0                   0                   0
                                                 ----                 ----                ----                ----

    Total Recoveries                             $  2                 $  6                $  3                $  1
                                                 ----                 ----                ----                ----

Net Charge-Offs                                  $  0                 $ 19                $ 53                $ 23
                                                 ----                 ----                ----                ----

Balance - end of period                          $446                 $446                $375                $321
                                                 ----                 ----                ----                ----
                                                 ----                 ----                ----                ----


Net charge-offs as a percent of average loans    .00%                 .06%                .15%                .07%

Allowance for loan losses to:
  Total loans at period end                     1.14%                1.14%               1.03%                .95%
  Net charge-offs                                 N/A                1.20%               1.19%               1.02%

Provision for loan losses to average loans      1.14%                1.14%               1.03%                .96%

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                             (Dollars in thousands)



                          June 30, 1994            December 31, 1993          December 31, 1992            December 31, 1991
                    -------------------------   -----------------------    -----------------------   ----------------------------
                                    Allowance                  Allowance                 Allowance               Allowance
                        Loans       for Loan       Loans       for Loan      Loans       for Loan     Loans      for Loan
                     Outstanding     Losses     Outstanding     Losses    Outstanding     Losses   Outstanding    Losses
                     -----------    --------    -----------    ---------  -----------    --------  -----------   ---------
Commercial             $11,545      $   178       $11,486      $   178      $ 9,246      $   150     $ 9,340      $   128

Real Estate             18,926           45        19,514           45       19,116           38      16,797           32

Consumer                 8,396          223         8,164          223        7,908          187       7,572          161
                       -------      -------       -------      -------      -------      -------     -------     --------

  Total                $38,867      $   446       $39,104      $   446      $36,270      $   375     $33,709     $    321
                       -------      -------       -------      -------      -------      -------     -------     --------
                       -------      -------       -------      -------      -------      -------     -------     --------

                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                        SELECTED STATISTICAL INFORMATION
                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                                AT JUNE 30, 1994
                             (Dollars in thousands)


                                            Within          3-6           6-12          Over 12
                                           3 Months       Months         Months         Months          Total
                                           --------       -------        ------         -------         -----
Certificates of Deposit                     $3,653         $1,983           $650           $437         $6,723
                                            ------         ------           ----           ----         ------
                                            ------         ------           ----           ----         ------



                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                              AT DECEMBER 31, 1993
                             (Dollars in thousands)


                                            Within          3-6           6-12          Over 12
                                           3 Months       Months         Months         Months          Total
                                           --------       -------        ------         -------         -----
Certificates of Deposit                     $1,417         $1,943         $2,661           $229         $6,250
                                            ------         ------         ------           ----         ------
                                            ------         ------         ------           ----         ------



                                     RATIOS


                                            Six Months Ended June 30,            Years Ended December 31,
                                            -------------------------      ------------------------------------
                                              1994           1993           1993           1992           1991
                                             ------         ------         ------         ------         ------

Return on average assets                      2.18(1)        1.79(1)        1.40           1.31           1.00

Return on average equity                     27.24(1)       22.87(1)       18.53          18.12          14.14

Average equity to average assets              8.53           7.75           7.58           7.22           7.03

Dividends paid per share                     60.00          50.00          50.00          31.00          25.00

(1) Annualized

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                           OF FINANCIAL CONDITION AND

                        RESULTS OF OPERATIONS OF THE BANK

                                FINANCIAL REVIEW

GENERAL

The following is management's discussion and analysis of the significant factors affecting the Bank's results of operations and the financial condition of the Bank. This analysis should be read in conjunction with Bank financial statements and accompanying footnotes and other selected financial data presented elsewhere in this document.

FINANCIAL CONDITION

Total assets increased by $133,000 during the first half of 1994 to $58,199,000 following an increase of $1,980,000 during 1993 to $58,066,000 at December 31, 1993. The limited first half increase was primarily due to a decrease in Federal Funds sold. The increase from 1992 to 1993 was the result of increases in loans and leases and federal funds sold, partially offset by a decrease in securities.

                           TOTAL ASSETS (in thousands)
                           ---------------------------


December 31, 1992                                         $56,086
December 31, 1993                                         $58,066
June 30, 1994                                             $58,199


Average Federal Funds sold decreased from $3,165,000 for the year ended December 31, 1993 to $2,120,000 for the six months ended June 30, 1994 caused by an overall decrease of $472,000 in average interest bearing deposits as depositors sought other investment opportunities due to lower deposit interest rates and the general interest rate environment, plus the increase of $738,000 in securities held by the Bank.

                    AVERAGE FEDERAL FUNDS SOLD (in thousands)
                    -----------------------------------------



December 31, 1992                                          $2,881
December 31, 1993                                          $3,165
June 30, 1994                                              $2,120


                        AVERAGE SECURITIES (in thousands)
                        ---------------------------------



December 31, 1992                                         $11,336
December 31, 1993                                         $11,047
June 30, 1994                                             $11,785


During 1993 average loans and leases increased $2,883,000 from $36,339,000 for the year ended December 31, 1992 to $39,222,000 for the year ended December 31, 1993 due to increased loan demand which was funded partially by aggressive pricing on certain deposit accounts which increased average interest bearing deposits by $1,515,000. As loan demand decreased during the first half of 1994, the pricing on deposits was eased.

                     AVERAGE LOANS AND LEASES (in thousands)
                     ---------------------------------------



December 31, 1992                                         $36,339
December 31, 1993                                         $39,222
June 30, 1994                                             $38,934


                AVERAGE INTEREST BEARING DEPOSITS (in thousands)
                ------------------------------------------------



December 31, 1992                                         $43,115
December 31, 1993                                         $44,630
June 30, 1994                                             $44,158


Total capital has shown a steady increase due to sustained earnings as illustrated below:

                         AVERAGE CAPITAL (in thousands)
                         ------------------------------



December 31, 1992                                      $4,296,000
December 31, 1993                                      $4,724,000
June 30, 1994                                          $4,693,000*

* After payment of $391,000 dividend January 31, 1994.


The changes in other balance sheet accounts over the past one and one-half year period have been insignificant.

                         COMPARISONS OF SIX MONTHS ENDED

                             JUNE 30, 1994 AND 1993

EARNINGS PERFORMANCE

The Bank earned net income after taxes of $544,000 and $424,000 for the six months ended June 30, 1994 and 1993, respectively. The increase in net earnings of $120,000 consists of a $137,000 decrease in expenses and a $77,000 decrease in earnings. Provision for income taxes was up $29,000 in 1994, however there was no provision for loan losses, as it was management's opinion that the reserve was adequate. There was a $60,000 loan loss provision in 1993.

Interest received decreased $47,000 which was offset by a decrease of $40,000 in interest expense due to a lower interest rate environment during the first six months of 1994 versus first half of 1993.

Operating income decreased $30,000 which consisted primarily of a decrease in service charge income of $17,000, decreased gain on sale of securities of $4,500, and an insurance commission decrease of $4,700. In addition a gain of $11,000 was realized during the first six months of 1993 on the sale of other real estate owned and there was $2,700 of income from lock box services. Neither of these sources of income were present for the six month period ended June 30, 1994. The preceding decreases in operating income were partially offset by increases of approximately $9,000 in other operating income accounts.

Operating expense decreased $125,000 from $991,000 for the six months ended June 30, 1993 to $866,000 on June 30, 1994. Salaries and employee benefits increased $23,000 during the first six months of 1994 due primarily to increased salaries and benefits for existing employees. However, this increase was offset by decreases in other expense areas consisting primarily of a $68,611 decrease in data processing fees due to a reduction and refund from the data processing provider, $13,335 in investment center expenses due to vendor and contractual change, $8,600 in mortality expenses, a $6,000 decrease in FDIC insurance premiums and $4,257 less in foreclosure expenses.

The annualized return on average assets was 2.18% for the first six months of 1994 compared to 1.79% for the same period of 1993. Annualized return on average stockholder's equity was 27.24% for the six month period ended June 30, 1994 versus 22.87% for the first six months of 1993. On a per share basis, net income for the first six months of 1994 and 1993 were $47.30 and $36.84, respectively.

The following is a condensed summary of the consolidated statements of operations (dollars in thousands):


                                                Six Months Ended
                                             --------------------
                                                   June 30,
                                             --------------------
                                             1994           1993
                                             ----           ----


Net Interest Income                         $1,230         $1,236
Reserve for Loan Losses                          0             60
Provision for Income Taxes                     210            181
Operating Income                               390            420
Operating Expense                              866            991
Net Income After Taxes                      $  544         $  424


NET INTEREST INCOME

Net interest income was affected by changes in interest rates and the volume of average earning assets and interest-bearing liabilities in the two six month periods being compared.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities (dollars in thousands):


                                             Six Months Ended June 30,
                                             -------------------------
                                                             Percentage Increase
                                                             -------------------
                                        1994       1993          (Decrease)
                                        ----       ----          ----------

Interest Income:
 Loans                                 $1,677     $1,704            (1.6)%
 Securities                               310        343            (9.6)%
 Federal Funds Sold                        41         20           105.0%
 Cash Value Life Insurance                 43         51           (15.7)%
  Total Interest Income                $2,071     $2,118            (2.2)%
Interest Expense:
 Deposits                              $  834     $  874            (4.8)%
 TT & L                                     7          8           (12.5)%
  Total Interest Expense               $  841     $  882            (4.9)%
   Net Interest Income                 $1,230     $1,236             (.5)%



The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                       Six Months Ended June 30, 1994-1993
                                       -----------------------------------
                                       Total         Attributable to Change
                                       -----         ----------------------
                                      Change        In Volume       In Rate
                                      ------        ---------       -------

Interest Earning Assets:
 Loans and Leases                    $(27,000)      $(12,851)      $(14,149)
 Securities                           (33,000)        27,790        (60,790)
 CVLI                                  (8,000)           177         (8,177)
 Federal Funds Sold                    21,000          3,460         17,540
  Total Interest Income              $(47,000)      $ 18,576       $(65,576)
Interest Bearing Liabilities:
 Deposits                            $(40,000)      $ (8,748)      $(31,252)
 TT & L Notes                          (1,000)        (1,000)             0
  Total Interest Expense             $(41,000)      $ (9,748)      $(31,252)


The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume.

The following table presents average asset and liability balances (dollars in thousands) and percentage changes:


                                                               Six Months Ended June 30,
                                                               -------------------------
                                                                                 Percentage Increase
                                                                                 -------------------
                                                      1994           1993            (Decrease)
                                                      ----           ----            ----------

Loans and Leases                                     $38,934        $39,788             (2.1)%
Securities                                            11,785         10,224             15.3%
CVLI                                                   1,365          1,360               .4%
Federal Funds Sold                                     2,120          1,420             49.3%
  Total Average Interest Earning Assets              $54,204        $52,792              2.7%
Deposits
 Non-Interest Bearing Demand                         $ 8,206        $ 7,879              4.2%
 Interest Bearing Demand                               5,259          5,366             (2.0)%
 Savings                                              12,496         12,539              (.3)%
 Time                                                 26,403         25,818              2.3%
  Total Average Interest Bearing Deposits            $44,158        $43,723              1.0%
 TT & L Notes                                            273            562            (51.4)%
  Total Average Interest Bearing Liabilities         $44,431        $44,285               .3%


The following table shows the annualized tax equivalent average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:


                                                    Six Months Ended June 30,
                                                    -------------------------
                                                      1994           1993
                                                      ----           ----

Average Yield Earned:
 Loans and Leases                                     8.78           8.99
 Securities                                           6.13           6.77
 CVLI                                                 6.41           7.06
 Federal Funds Sold                                   3.54           2.86
  Total Interest Earning Assets                       7.93           8.19
Average Rates Paid:
 Interest Bearing Deposits                            3.78           4.00
 TT & L Notes                                         3.31           2.87
  Total Interest-Bearing Liabilities                  3.79           3.98
Interest Rate Spread                                  4.14           4.21


The following table shows the annualized net yield on interest-earning assets for the six months ended June 30, 1994 and 1993:


                                                    Six Months Ended June 30,
                                                    -------------------------
                                                      1994           1993
                                                      ----           ----

Average Yield Earned                                  7.93           8.19
Interest Expense to Average Earnings Assets           3.39           3.51
Net Yield on Interest-Earning Assets                  4.54           4.68


Net interest income was $1,230,000 for the first six months of 1994, compared with $1,236,000 for the same period of 1993; an insignificant decrease of approximately one-half of one percent.

Total interest income decreased to $2,071,000 for the first half of 1994 as compared to $2,118,000 for the first half of 1993. Average interest-earning assets increased by 2.7% from $52,792,000 on June 30, 1993 to $54,204,000 on
June 30, 1994. Earning asset yields decreased to 7.93% in 1994 as compared to 8.19% in 1993.

Total interest expense for the first six months of 1994 decreased by 4.5% from $881,000 on June 30, 1993 to $841,000 on June 30, 1994. The rate on interest-
bearing liabilities decreased from 4.21% to 4.14% because of aggressive deposit rate pricing during a portion of the period.

PROVISION FOR LOAN LOSSES

The Bank's provision for loan losses was $60,000 for the first six months of 1993, but management deemed the reserve for loan losses was adequate on June 30, 1994 and no additional provision was made. The first six months of 1994 showed net recoveries of $375 and the same period of 1993 had net losses of $11,143. The loan loss reserve as a percentage of loans was 1.15% and 1.08% at June 30, 1994 and 1993, respectively.

OPERATING INCOME (Non-Interest)

The following table presents a summary of operating income (dollars in thousands) and percentage changes as of June 30, 1994 and 1993:


                                                             Percentage Increase
                                                             -------------------
                                        1994       1993          (Decrease)
                                        ----       ----          ----------

Service Charge on Deposit Accounts       $101       $112            (9.8)%
Other Loan Income                         161        165            (2.4)%
Other                                     128        143           (10.5)%
Total                                    $390       $420             7.1%


The decrease in service charge income was due to one large retailer moving from the area and closing its account and other commercial customers utilizing compensating balances to offset service charges. The decrease in other income was due to decreased insurance commissions, discontinuance of lock box services and subsequent fee income loss and a decrease in investment center income.

OPERATING EXPENSES (Non-Interest)

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes as of June 30, 1994 and 1993:


                                                             Percentage Increase
                                                             -------------------
                                        1994       1993          (Decrease)
                                        ----       ----          ----------

Salaries and Employee Benefits           $452       $428             5.6%
Net Occupancy and Equipment Expense       129        121             6.6%
Other Expenses                            285        443           (35.7)%
Total                                    $866       $992           (12.7)%


Total operating expenses decreased 12.7% to $866,000 for the first six months of 1994 as compared to $992,000 for the same period in 1993. Three items accounted for the majority of the decrease, including a $68,611 reduction in data processing fees created by lower fees and a refund for fees previously charged, a $13,335 decrease in investment center expenses due to contractual and vendor changes and a $8,600 decrease in mortality expense due to the discontinuation of the program. There were a few insignificant increases or decreases in various other operating expenses.

                           COMPARISONS OF YEARS ENDED

                        DECEMBER 31, 1993, 1992 AND 1991

EARNINGS PERFORMANCE

The Bank earned net income of $827,000 in 1993, $731,000 in 1992 and $578,000 in 1991. The increase of $153,000 from 1991 to 1992 consisted of a $261,000 increase in net interest income, a $256,000 increase in other operating income, a $1,000 decrease in loan loss provision and a $179,000 increase in other operating expenses. 1991 income reflects a $50,000 increase in income due to the cumulative effect of the change in accounting standards for income taxes. The $96,000 increase in net income from 1992 to 1993 resulted from a $174,000 increase in net interest income, a $122,000 increase in other operating income, a $17,000 decrease in the loan loss provision, a $5,000 increase in tax benefits from an accounting change, and a $185,000 increase in other operating expense.

The return on average assets was 1.40% in 1993 compared to 1.31% in 1992 and 1.00% in 1991. Return on average stockholder's equity was 18.53% in 1993 compared to 18.12% in 1992 and 14.14% in 1991. On a per share basis, net income for the years 1993, 1992 and 1991 were $71.87, $63.52 and $50.22, respectively.

The following is a condensed summary of the statements of operation (dollars in thousands):


                                        1993       1992          1991
                                        ----       ----          ----

Net Interest Income                    $2,478     $2,304        $2,043
Provision for Loan/Bond Losses             90        107           108
Operating Income                          878        756           500
Operating Expense                       2,087      1,902         1,723
Net Income Before Income Taxes          1,179      1,051           712


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:


                                        Dollars                Percentage
                                        -------                ----------
                                    (in thousands)         Increase (Decrease)
                                    --------------         -------------------
                               1993      1992      1991     1993/92   1992/91
                               ----      ----      ----     -------   -------

Interest Income:
 Loans & Leases               $3,431    $3,408    $3,554          .7%     (4.1)%
 Securities                      623       785       737       (20.6)%     6.5%
 CVLI                             96       103       105        (6.8)%    (2.0)%
 Federal Funds Sold               77        80       153        (3.8)%   (47.7)%
  Total Interest Income       $4,227    $4,376    $4,549        (3.4)%    (3.8)%
Interest Expense:
 Deposits                     $1,735    $2,058    $2,476       (15.7)%   (16.8)%
 TT & L Notes                     14        15        30        (6.7)%   (50.0)%
  Total Interest Expense      $1,749    $2,073    $2,506       (15.6)%   (17.2)%
   Net Interest Income        $2,478    $2,303    $2,043         7.6%     12.7%


The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest earning assets and interest-bearing liabilities:


                                                           1993-1992
                                                           ---------
                                                    Attributable to Change
                                                    ----------------------
                                 Total Change      In Volume       In Rate
                                 ------------      ---------       -------

Interest Earning Assets:
 Loans and Leases                   $  23,000       $270,425      $(247,425)
 Securities                          (162,000)       (19,970)      (142,030)
 CVLI                                  (7,000)           209         (7,209)
 Federal Funds Sold                    (3,000)         7,980        (10,980)
  Total Interest Income             $(149,000)      $258,644      $(407,644)
Interest Bearing Liabilities:
 Deposits                           $(323,000)      $ 41,356      $(364,356)
 TT & L Notes                          (1,000)        (4,305)         3,305
  Total Interest Expense            $(324,000)      $ 37,051      $(361,051)


                                                           1992-1991
                                                           ---------
                                                    Attributable to Change
                                                    ----------------------
                                 Total Change      In Volume       In Rate
                                 ------------      ---------       -------


Interest Earning Assets:
 Loans and Leases                   $(146,000)     $ 314,125      $(460,125)
 Securities                            48,000        123,225        (75,225)
 CVLI                                  (2,000)         2,388         (4,388)
 Federal Funds Sold                   (73,000)        (5,774)       (67,226)
  Total Interest Income             $(173,000)     $ 433,964      $(606,964)
Interest Bearing Liabilities:
 Deposits                           $(418,000)      $156,079      $(574,079)
 TT & L Notes                         (15,000)        12,785        (27,785)
  Total Interest Expense            $(433,000)      $168,864      $(601,864)


The change in interest income/expense attributable to volume reflects the change in volume times the prior years rate and the change in interest income/expense attributable to rate reflects the change in rates times the current years volume.

The following table presents average asset and liability balances and percentage changes:



                                                           Dollars                                 Percentage
                                                           -------                                 ----------
                                                       (in thousands)                          Increase (Decrease)
                                                       --------------                          -------------------
                                             1993           1992           1991              1993/92        1992/91
                                             ----           ----           ----              -------        -------

Loans & Leases                             $39,222        $36,339        $33,395              7.93%          8.81%
Securities                                  11,047         11,336          9,693             (2.55)%        16.95%
CVLI                                         1,365          1,349          1,319              1.19%          2.27%
Federal Funds Sold                           3,165          2,881          2,994              9.86%         (3.77)%
  Total Average Interest
   Earning Assets                          $54,799        $51,905        $47,401              5.58%          9.50%
Deposits
 Non-Interest Bearing
  Demand                                   $ 7,782        $ 7,388        $ 6,337              5.33%         16.59%
 Interest Bearing Demand                     5,318          5,920          4,889            (10.17)%        21.08%
 Savings                                    13,655         12,389         11,560             10.21%          7.17%
 Time                                       25,657         24,806         24,124              3.43%          2.83%
   Total Average Interest
    Bearing Deposits                       $44,630        $43,115        $40,573              3.51%          6.27%
TT & L Notes                                   260            365            197            (28.77)%        85.28%
    Total Average Interest
     Bearing Liabilities                   $44,890        $43,480        $40,770              3.24%          6.65%

The following table shows the average interest yield on interest earning assets and the average interest rate paid on interest bearing liabilities:


                                                      1993      1992      1991
                                                      ----      ----      ----

Average Yield Earned:
 Loans & Leases                                       8.75      9.38     10.67
 Securities                                           5.64      6.91      7.50
 CVLI                                                 7.03      7.64      7.96
 Federal Funds Sold                                   2.43      2.81      5.11
  Total Interest Earning Assets                       7.71      8.43      9.60
Average Rates Paid:
 Interest Bearing Deposits                            3.89      4.77      6.14
 TT & L Notes                                         5.38      4.10      7.61
  Total Interest Bearing Liabilities                  3.90      4.77      6.15
Interest Rate Spread                                  3.81      3.66      3.45


The following table shows the net yield on interest earning assets:


                                                      1993      1992      1991
                                                      ----      ----      ----

Average Yield Earned                                  7.71      8.43      9.60
Interest Expense to Average Earning Assets            3.19      3.99      5.29
 Net Yield on Interest Earning Assets                 4.52      4.44      4.31


Net interest income was $2,478,000 in 1993, compared with $2,303,000 in 1992 and $2,043,000 in 1991; which is an increase each year despite the fact that total interest income decreased from $4,549,000 in 1991 to $4,376,000 in 1992 and $4,227,000 in 1993.

Average interest-earning assets increased to $54,799,000 in 1993 from $51,905,000 in 1992 and $47,401,000 in 1991. Earning asset yield decreased to 7.71% in 1993 as compared to 8.43% and 9.60% in 1992 and 1991, respectively.

Total interest expense declined to $1,749,000 in 1993 compared to $2,073,000 in 1992 and $2,506,000 in 1991 even though interest-bearing liabilities increased by 3.24% from 1992 to 1993 and 6.65% from 1991 to 1992.

The decreases in interest expense, interest income and net interest income in a period of increasing interest earning assets and interest bearing liabilities was caused by general economic market conditions which moved interest rates lower in 1992.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance.

In 1992, there were charge-offs of $56,028 and recoveries of $2,768 plus a provision of $107,170 to bring the reserve for loan losses to $375,000. $24,578 was charged off in 1993, $5,541 was recovered and there was an additional provision of $90,000 to end 1993 with a loan loss reserve of $445,963.

Based on the information from the 1993 Uniform Bank Performance Report, the Bank's net loan loss to average loans and leases was .05% and .15% for years 1993 and 1992, respectively, while the Bank's peer group was .12% and .23%, respectively.

OPERATING INCOME (Non-Interest)

The following table represents a summary of operating income and percentage changes:


                                          Dollars               Percentage
                                          -------               ----------
                                      (in thousands)        Increase (Decrease)
                                      --------------        -------------------
                                   1993    1992    1991      1993/92   1992/91
                                   ----    ----    ----      -------   -------

Service Charge Deposit Accounts   $221     $221     $168         0.0%     31.5%
Other Income Loans                 373      266       81        40.2%    228.4%
Other Operating Income             284      269      251         5.6%      7.2%
  Total Operating Income          $878     $756     $500        16.1%     51.2%


Fee income is a significant source of revenue for the Bank. Income increased 51.2% from 1991 to 1992 followed by a 16.1% increase from 1992 to 1993. One factor in the increase was a revision of deposit service charges in early 1992. Another factor was the creation of a real estate department in 1992 which generated $190,445 and $288,065 in origination fees in 1992 and 1993, respectively.

OPERATING EXPENSES (Non-Interest)

The following table presents a summary of operating expenses and percentage changes:


                                          Dollars               Percentage
                                          -------               ----------
                                      (in thousands)        Increase (Decrease)
                                      --------------        -------------------
                                   1993    1992    1991      1993/92   1992/91
                                   ----    ----    ----      -------   -------

Salaries and Benefits             $995     $897     $780        11.0%     15.0%
Net Occupancy and Equipment
Expense                            248      227      205         9.3%     10.7%
Other Expenses                     844      778      738         8.5%      5.4%
  Total Operating Expenses      $2,087   $1,902   $1,723         9.7%     10.4%


Total operating expenses increased to $2,087,000 in 1993 compared to $1,902,000 in 1992 and $1,723,000 in 1991. The increases in 1992 and 1993 are partially attributable to increased staff and salary increases for existing staff. In addition, discretionary payments in the form of a cash bonus and profit sharing equal to 18.33% of annual salary were paid.

Other increases occurring from 1991 to 1992 were as follows: a $6,000 increase in investment center expenses, a $13,000 increase in travel and convention expense, increases of $12,000 each in employee training and miscellaneous expenses which can be attributed to increased staffing and expanded services. Other minimal increases or decreases were routine changes. There was an increase of $26,000 in investment center expenses from 1992 to 1993 which was created when a contract was bought out and a different brokerage firm was utilized. Dues and memberships increased by $7,000 from 1992 to 1993.

Fees for accounting and auditing decreased by $26,000 from 1991 to 1992 and increased by $20,000 from 1992 to 1993. These changes resulted from the method in which the Bank was accruing for anticipated expenditures.

                      ACCOUNTING AND REGULATORY GUIDELINES

INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. The Bank adopted SFAS No. 109 during 1993 and has elected to apply the provisions retroactively beginning January 1, 1991. As a result, the financial statements for 1992 and 1991 have been restated to apply the new method of accounting retroactively.

SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of the change in the method of accounting for income taxes as of January 1, 1991 was a $50,000 tax asset, due to differences in the deductibility of the allowance for loan losses.

STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In June 1993, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, which requires that certain impaired loans be measured to reflect the time value of money. SFAS No. 114 is required to be adopted for fiscal years beginning after December 15, 1994. The impact of adoption of the new accounting standard on the Bank's financial statements has not yet been determined.

In June 1993, the FASB issued SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addressed the accounting and reporting for investments by classifying them into three categories; securities held to maturity, trading securities and available for sale. The Bank adopted SFAS No. 115 effective December 31, 1993. The Bank has classified its approximately $11,900,000 portfolio as follows:


                                      June 30, 1994     December 31, 1993
                                      ------------      -----------------

Investments available for sale          $7,382,265          $6,668,238
Trading Securities                      $        0          $        0
Securities held to maturity             $4,475,370          $4,695,067


As of December 31, 1993, investments available for sale had an unrealized gain of $80,000 which decreased by $228,000, to an unrealized loss of $148,000 as of June 30, 1994. The decrease in this portion of the portfolio was mainly due to interest rate increases by the Federal Reserve during the first six months of 1994 which had a negative effect on the value of the securities. SFAS No. 115 has not been applied retroactive prior to December 31, 1993.

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

The assets of the Bank are funded primarily through the use of borrowings in the form of deposits and treasury tax and loan notes. The maintenance of an adequate level of liquidity is necessary to ensure that sufficient funds are available to meet customers' loan demand and deposit withdrawals. The sources of asset liquidity consist of federal funds sold, maturing loans and investment securities.

The Bank's Funds Management Policy outlines minimum liquidity standards which are reviewed monthly by the Funds Management Committee and quarterly by the Board of Directors. The Funds Management Committee is charged with the responsibility of maintaining an adequate level of liquidity and managing the risks associated with interest rate changes while sustaining stable growth in net interest income. The Bank's basic strategy is to minimize rate risk through matching the repricing periods of earning assets and interest-bearing liabilities.

CAPITAL MANAGEMENT OF COMMUNITY STATE BANK

Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by such guidelines) to risk-weighted assets and off-balance sheet obligations. Under the rules effective December 31, 1992, all financial institutions are required to maintain a level of core capital (known as TIER 1 capital) which must be at least 4.0% of risk weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. TIER 1 capital consists principally of stockholders' equity less goodwill. Total capital is comprised of TIER 1 capital, certain debt instruments and a portion of the allowance for loan losses. The Bank's actual risk-based capital requirement and excess risk-based capital at June 30, 1994, December 31, 1993 and 1992 (dollars in thousands) are summarized below:


                                                          June 30,                    December 31,
                                                          --------                    ------------
                                                            1994                1993                1992
                                                            ----                ----                ----
                                                      Amount    Percent   Amount    Percent   Amount    Percent
                                                      ------    -------   ------    -------   ------    -------
                                                                  (1)                 (1)                 (1)
                                                                  ---                 ---                 ---

TIER 1 Capital                                        $4,762              $4,800              $4,273
Allowable portion of reserve for loan losses          $  446              $  446              $  375
Total Risk-Based Capital                              $5,208     9.12%    $5,246    10.36%    $4,648     9.89%
Risk-Based Capital Requirements                       $4,568     8.10%    $4,052     8.00%    $3,760     8.00%
Excess Risk-Based Capital                             $  640     1.12%    $1,194     2.36%    $  888     1.89%

(1) Percentage based on risk-weighted assets of $57,105,000, $50,654,000 and $47,000,000 at June 30, 1994, December 31, 1993 and 1992, respectively.


As a supplement to the risk-based capital guidelines, the Federal Reserve Board has also adopted a minimum ratio of TIER 1 capital to total assets known as the TIER 1 leverage ratio. The principal objective of this measure is to place a constraint on the maximum degree to which a banking organization can leverage its equity capital base. This regulation has established a minimum level of TIER 1 capital to total assets of 3.0%. The Bank's actual TIER 1 leverage ratio was 7.98% and 7.53% as of December 31, 1993 and 1992, respectively.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
          AVERAGE BALANCE SHEETS, AVERAGE YIELDS EARNED AND RATES PAID


The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of the Bank (dollars in thousands):


                                                    Six Months Ended June 30, 1994             Six Months Ended June 30, 1993
                                               ----------------------------------------   ----------------------------------------
                                                Average                    Average         Average                    Average
                                                Balance    Interest   Yield/Rate (1)(2)    Balance    Interest   Yield/Rate (1)(2)
                                               --------    --------   -----------------   --------    --------   -----------------
ASSETS
  Loans and leases                              $38,934      $1,677         8.78%          $39,788      $1,704         8.99%
  Securities                                     11,785         310         6.13%           10,224         343         6.77%
  CVLI                                            1,365          43         6.41%            1,360          51         7.06%
  Federal funds sold                              2,120          41         3.54%            1,420          20         2.86%
                                                -------      ------                        -------      ------

    Total Earning Assets                        $54,204      $2,071         7.93%          $52,792      $2,118         8.19%

  Allowance for loan losses                       (446)                                      (422)
  Cash and due from banks                         2,168                                      2,550
  Other assets                                    1,847                                      1,734
                                                -------      ------                        -------      ------

      Total Assets                              $57,773      $2,071                        $56,654      $2,118
                                                -------      ------                        -------      ------
                                                -------                                    -------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest-bearing demand deposits              $ 5,259      $   46         1.74%          $ 5,366      $   55         2.04%
  Savings deposits                               12,496         166         2.65%           12,539         176         2.80%
  Time deposits                                  26,403         622         4.71%           25,818         643         4.98%
  Treasury tax and loan notes                       273           7         3.31%              562           7         2.87%
                                                -------      ------                        -------      ------

    Total Interest-Bearing Liabilities          $44,431      $  841         3.79%          $44,285      $  881         3.98%

  Non-interest bearing deposit                    8,206                                      7,879

  Other liabilities                                 443                                        239
  Stockholders' equity                            4,693                                      4,251
                                                -------      ------                        -------      ------

      Total Liabilities and
        Stockholders' Equity                    $57,773      $  841                        $56,654      $  881
                                                -------      ------                        -------      ------
                                                -------                                    -------

NET INTEREST INCOME                                          $1,230                                     $1,237
                                                             ------                                     ------
                                                             ------                                     ------

INTEREST RATE SPREAD                                                        4.14%                                      4.21%

NET INTEREST INCOME TO AVERAGE
 EARNINGS ASSETS                                                            4.54%                                      4.68%


(1)  Yield/Rate is annualized      (2)  Yield is tax equivalent


                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
          AVERAGE BALANCE SHEETS, AVERAGE YIELDS EARNED AND RATES PAID

The following table sets forth selected statistical information and should be read in conjunction with the financial statements of the Bank (dollars in thousands):

                                                   Year Ended December 31, 1993               Year Ended December 31, 1992
                                               ------------------------------------       ------------------------------------
                                                Average                   Average          Average                   Average
                                                Balance    Interest      Yield/Rate        Balance    Interest      Yield/Rate
                                               --------    --------      ----------       --------    --------      ----------
ASSETS
  Loans and leases                              $39,222      $3,431         8.75%          $36,339      $3,408         9.38%
  Securities                                     11,047         623         5.64%           11,336         785         6.92%
  CVLI                                            1,365          96         7.03%            1,349         103         7.64%
  Federal funds sold                              3,165          77         2.43%            2,881          80         2.78%
                                                -------      ------                        -------      ------

    Total Earning Assets                        $54,799      $4,227         7.71%          $51,905      $4,376         8.43%
  Allowance for loan losses                        (452)                                      (365)
  Cash and due from banks                         1,838                                      2,274
  Other assets                                    1,682                                      1,904
                                                -------      ------                        -------      ------

      Total Assets                              $57,867      $4,227                        $55,718      $4,376
                                                -------      ------                        -------      ------
                                                -------                                    -------


LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest-bearing demand deposits              $ 5,318      $  105         1.97%          $ 5,920      $  169         2.85%
  Savings deposits                               13,655         313         2.29%           12,389         359         2.90%
  Time deposits                                  25,657       1,317         5.13%           24,806       1,530         6.17%
  Treasury tax and loan notes                       260          14         5.38%              365          15         4.10%
                                                -------      ------                        -------      ------

    Total Interest-Bearing Liabilities          $44,890      $1,749         3.90%          $43,480      $2,073         4.77%

  Non-interest bearing deposit                    7,782                                      7,388

  Other liabilities                                 471                                        554
  Stockholders' equity                            4,724                                      4,296
                                                -------      ------                        -------      ------

      Total Liabilities and Stockholders'
       Equity                                   $57,867      $1,749                        $55,718      $2,073
                                                -------      ------                        -------      ------
                                                -------                                    -------

NET INTEREST INCOME                                          $2,478                                     $2,303
                                                             ------                                     ------
                                                             ------                                     ------

INTEREST RATE SPREAD                                                        3.81%                                      3.66%

NET INTEREST INCOME TO AVERAGE
  EARNINGS ASSETS                                                           4.52%                                      4.44%


                                                   Year Ended December 31, 1991
                                               ------------------------------------
                                                Average                   Average
                                                Balance    Interest      Yield/Rate
                                               --------    --------      ----------
ASSETS
  Loans and leases                              $33,395     $3,554         10.64%
  Securities                                      9,693        737          7.60%
  CVLI                                            1,319        105          7.96%
  Federal funds sold                              2,994        153          5.11%
                                                -------     ------

    Total Earning Assets                        $47,401     $4,549          9.60%

  Allowance for loan losses                        (306)
  Cash and due from banks                                    2,464
  Other assets                                    1,772
                                                -------     ------

      Total Assets                              $51,331     $4,549
                                                -------     ------
                                                -------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Interest-bearing demand deposits              $ 4,889     $  215          4.39%
  Savings deposits                               11,560        481          4.16%
  Time deposits                                  24,124      1,795          7.44%
  Treasury tax and loan notes                       197         15          7.61%
                                                -------     ------

    Total Interest-Bearing Liabilities          $40,770     $2,506          6.15%

  Non-interest bearing deposit                    6,337

  Other liabilities                                 455
  Stockholders' equity                            3,769
                                                -------     ------

      Total Liabilities and Stockholders'
       Equity                                   $51,331     $2,506
                                                -------     ------
                                                -------

NET INTEREST INCOME                                         $2,043
                                                            ------
                                                            ------

INTEREST RATE SPREAD                                                        3.45%

NET INTEREST INCOME TO AVERAGE
  EARNINGS ASSETS                                                           4.31%


                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                                   SECURITIES


The following table is the carrying value (dollars in thousands) of securities:

                                                  June 30,                 December 31,
                                                 ---------      -----------------------------------
                                                   1994           1993         1992          1991
                                                 ---------      --------     --------      --------
U.S. Treasury                                      $ 1,660       $ 1,697      $   901      $  2,305
U.S. Government Agencies                             5,797         5,003        7,338         4,560
Municipals                                           3,524         3,794        2,966         1,896
Corporate Securities                                     0           224          198           750
U.S. Government Mutual Funds                           554           564          539           506
Other Equity Securities                                174           162            0             0
Other Securities                                         0             0          100             1
                                                   -------       -------      -------        ------
 Total Securities                                  $11,709       $11,444      $12,042       $10,018
                                                   -------       -------      -------       -------
                                                   -------       -------      -------       -------


The following table reflects the maturity distribution of each security category and the approximate weighted average annual yield at June 30, 1994 (dollars in thousands):

                                                      Maturing Within     Maturing Within    Maturing Within
                                                      ---------------     ---------------    ---------------
                              Less        Weighted            Weighted            Weighted   More     Weighted            Weighted
                              Than        Average      1-5    Average     5-10    Average    Than     Average             Average
                             1 Year        Yield      Years    Yield      Years    Yield   10 Years    Yield      Total    Yield
                            ---------     -------     -----   -------     -----   -------  --------   -------    -------  -------
U.S. Treasury                $  599       5.06%(1)   $1,061   4.48%(1)                                           $ 1,660  4.69%(1)
U.S. Government Agencies      1,003       7.37%(1)    2,940   7.74%(1)  $    794  7.41%(1)$  1,060    4.75%(1)     5,797  7.10%(1)
Municipals                       95       5.05%(1)    1,082   7.65%(1)     2,347  8.13%(1)                         3,524  7.90%(1)
Corporate Securities
U.S. Government Mutual
  Funds                                                 554   3.10%(1)                                               554  3.10%(1)
Other Equity Securities                                 174   3.10%(1)                                               174  3.10%(1)
Other Securities
                             ------                  ------               ------            ------                ------

  Total Securities           $1,697       6.42%      $5,811   6.55%       $3,141  7.95%   $  1,060    4.75%      $11,709
                              -----                   -----                -----            ------                ------
                              -----                   -----                 ----            ------                ------

(1) Tax Equivalent


                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                             SECURITIES (CONTINUED)

The following table reflects the maturity distribution of each security category and the approximate weighted average yield at December 31, 1993 (dollars in thousands):

                                                      Maturing Within     Maturing Within    Maturing Within
                                                      ---------------     ---------------    ---------------
                              Less        Weighted            Weighted            Weighted   More     Weighted            Weighted
                              Than        Average      1-5    Average     5-10    Average    Than     Average             Average
                             1 Year        Yield      Years    Yield      Years    Yield   10 Years    Yield      Total    Yield
                            ---------     -------     -----   -------     -----   -------  --------   -------    -------  -------
U.S. Treasury                                        $1,697   4.67%                                              $ 1,697  4.67%
U.S. Government Agencies       $601       7.05%       2,547   5.17%       $  583  8.02%   $  1,272    5.32%        5,003  5.77%
Municipals                      206       8.80%         911   7.76%        2,577  8.37%        100    6.94%        3,797  7.08%
Corporate Securities                                    224   4.03%                                                  224  4.03%
U.S. Government Mutual
 Funds                                                  564   4.03%                                                  564  4.03%
Other Equity Securities                                 162   4.03%                                                  162  4.03%
Other Securities
                               ----                  ------               ------            ------               -------

  Total Securities             $807       7.50%      $6,105   5.35%       $3,160          $  1,372    5.44%      $11,444  6.28%
                               ----                  ------               ------            ------               -------
                               ----                  ------               ------            ------               -------


                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                                 LOAN PORTFOLIO

The following table classifies loans by major category (dollars in thousands):

                                            June 30, 1994     December 31, 1993    December 31, 1992   December 31, 1991
                                            -------------     -----------------    -----------------   -----------------

Commercial/Business                             $11,545             $11,486             $ 9,246             $ 8,155
Real estate - commercial                          6,144               6,082               5,633               6,521
Real estate - residential                        11,337              11,748              12,143              10,243
Real estate - construction                          742                 759                 794                 631
Real estate - pending sale secondary market         703                 925                 546                   0
Consumer                                          8,371               8,104               7,908               8,159
                                                -------             -------             -------             -------

 Total Loans                                    $38,842             $39,104             $36,270             $33,709
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------


The following tables present maturities and sensitivities of loans to changes in interest rates as of June 30, 1994 (dollars in thousands):

                                          Less than 1 Year       1 - 5 Years       More than 5 Years         Total
                                          ----------------       -----------       -----------------       --------
MATURITIES
 Commercial business                             $6,423             $ 5,122                                 $11,545
 Real estate                                     $8,020             $10,906                                  18,926
 Consumer                                        $  868             $ 7,503                                   8,371
                                                                                                            -------

                                                                                                            $38,842
                                                                                                            -------
                                                                                                            -------

Amount of loans due after five years which have -
     Predetermined interest rates - N/A
     Floating/adjustable rates - N/A


The following tables present maturities and sensitivities of loans to changes in interest rates as of December 31, 1993 (dollars in thousands):

                                          Less than 1 Year       1 - 5 Years       More than 5 Years         Total
                                          ----------------       -----------       -----------------       --------
MATURITIES

 Commercial business                             $7,113             $ 4,373                                 $11,486
 Real estate                                     $8,969             $10,545                                  19,514
 Consumer                                        $  899             $ 7,205                                   8,104
                                                                                                            -------

                                                                                                            $39,104
                                                                                                            -------
                                                                                                            -------


Amount of loans due after five years which have -
     Predetermined interest rates - N/A
     Floating/adjustable rates - N/A

                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                  NON-ACCRUAL, RESTRUCTURED AND PAST DUE LOANS
                             (Dollars in thousands)


                                            June 30, 1994     December 31, 1993    December 31, 1992   December 31, 1991
                                            -------------     -----------------    -----------------   -----------------
Non-accrual loans                                 $ 10                $ 32                 $ 20                $ 82
Restructured loans                                   0                   0                    0                   0
Past due loans                                     704                 786                  690                 427
                                                  ----                ----                 ----                ----

 Total                                            $714                $818                 $710                $509
                                                  ----                ----                 ----                ----
                                                  ----                ----                 ----                ----



The impact on interest income for the three months ended June 30, 1994 and the year ended December 31, 1993 for non-accrual loans was approximately $304 and $4,000, respectively.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                       ANALYSIS OF ALLOWANCE FOR LOAN LOSS
                             (Dollars in thousands)


                                            June 30, 1994     December 31, 1993    December 31, 1992   December 31, 1991
                                            -------------     -----------------    -----------------   -----------------
Balance - beginning of period                     $446                $375                 $321                $305
                                                  ----                ----                 ----                ----

Provision for loan losses                         $  0                $ 90                 $107                $ 39
                                                  ----                ----                 ----                ----

Charge-offs
 Commercial                                       $  0                $ 10                 $ 24                $ 12
 Consumer                                            2                  15                   32                  12
 Real estate                                         0                   0                    0                   0
                                                  ----                ----                 ----                ----

  Total Loan Losses                               $  2                $ 25                 $ 56                $ 24
                                                  ----                ----                 ----                ----

Recoveries
 Commercial                                       $  0            $      2                 $  1                $  0
 Consumer                                            2                   4                    2                   1
 Real estate                                         0                   0                    0                   0
                                                  ----                ----                 ----                ----

  Total Recoveries                                $  2                $  6                 $  3                $  1
                                                  ----                ----                 ----                ----

Net Charge-Offs                                   $  0                $ 19                 $ 53                $ 23
                                                  ----                ----                 ----                ----

Balance - end of period                           $446                $446                 $375                $321
                                                  ----                ----                 ----                ----
                                                  ----                ----                 ----                ----


Net charge-offs as a percent of
 average loans                                    .00%                .06%                 .15%                .07%

Allowance for loan losses to:
 Total loans at period end                       1.14%               1.14%                1.03%                .95%
 Net charge-offs                                   N/A               1.20%                1.19%               1.02%

Provision for loan losses to
 average loans                                   1.14%               1.14%                1.03%                .96%


                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                             (Dollars in thousands)


                       June 30, 1994            December 31, 1993            December 31, 1992             December 31, 1991
                 ------------------------   ------------------------     -------------------------     ------------------------
                                Allowance                  Allowance                     Allowance                    Allowance
                    Loans       for Loan       Loans       for Loan         Loans        for Loan         Loans       for Loan
                 Outstanding     Losses     Outstanding     Losses       Outstanding      Losses       Outstanding     Losses
                 -----------     ------     -----------     ------       -----------      ------       -----------      -----

Commercial         $11,545          $178      $11,486          $178        $ 9,246           $150        $ 9,340          $128

Real Estate         18,926            45       19,514            45         19,116             38         16,797            32

Consumer             8,371           223        8,104           223          7,908            187          7,572           161
                   -------          ----      -------          ----       --------           ----        -------          ----

  Total            $38,842          $446      $39,104          $446       $ 36,270           $375        $33,709          $321
                  --------      --------     --------      --------       --------       --------        -------          ----
                  --------      --------     --------      --------       --------       --------        -------          ----


                       COMMUNITY STATE BANK OF ALEXANDRIA
                        SELECTED STATISTICAL INFORMATION
                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                                AT JUNE 30, 1994
                             (Dollars in thousands)


                                            Within          3-6           6-12          Over 12
                                           3 Months       Months         Months         Months          Total
                                           --------       -------        ------         -------         -----

Certificates of Deposit                     $3,653         $1,983          $650            $437         $6,723
                                            ------         ------          ----            ----         ------
                                            ------         ------          ----            ----         ------



                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                              AT DECEMBER 31, 1993
                             (Dollars in thousands)


                                            Within          3-6           6-12          Over 12
                                           3 Months       Months         Months         Months          Total
                                           --------       -------        ------         -------         -----

Certificates of Deposit                     $1,417         $1,943        $2,661            $229         $6,250
                                            ------         ------        ------            ----         ------
                                            ------         ------        ------            ----         ------



                                     RATIOS


                                            Six Months Ended June 30,            Years Ended December 31,
                                            -------------------------      ------------------------------------
                                              1994           1993           1993           1992           1991
                                             ------         ------         ------         ------         ------

Return on average assets                      2.18(1)        1.79(1)        1.40           1.31           1.00

Return on average equity                     27.24(1)       22.87(1)       18.53          18.12          14.14

Average equity to average assets              8.53           7.75           7.58           7.22           7.03

Dividends paid per share                     34.00          30.00          30.00          20.00          20.00

(1) Annualized


                        CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     As a bank holding company, Norwest is subject to supervision and examination by the Federal Reserve Board. Norwest's banking subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The deposits of Norwest's banking subsidiaries are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), and therefore such banking subsidiaries are subject to regulation by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

DIVIDEND RESTRICTIONS

     Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to Norwest without regulatory approval. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions Norwest's national bank subsidiaries could have declared, as of June 30, 1994, aggregate dividends of at least $384.2 million without obtaining prior regulatory approval and without reducing the capital of the banks below their respective minimum levels. Norwest also has several state bank subsidiaries that are subject to state regulations limiting dividends; however, the amount of dividends payable by Norwest's state bank subsidiaries, with or without state regulatory approval, would represent an immaterial contribution to Norwest's revenues.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     Norwest is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of Norwest, and thus the rights of Norwest's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Norwest in its capacity as a creditor may be recognized. The principal sources of Norwest's revenues are dividends and fees from its subsidiaries.

     Norwest's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to Norwest and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to Norwest or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Norwest and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when Norwest may not have the resources to provide it. Any capital loans by Norwest to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. Norwest, as the sole shareholder of certain of its subsidiary banks, is subject to such provisions.

CAPITAL REQUIREMENTS


     Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stock, minority interests, and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of loan and lease loss reserves. In addition, the Federal Reserve Board's final minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of Norwest's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies which are substantially similar to the foregoing. At June 30, 1994, Norwest's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 10.00% and 12.40%, respectively, and Norwest's leverage ratio for the quarter ended June 30, 1994, was 6.85%. Neither Norwest nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," significantly undercapitalized," and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6%, and a risk-adjusted total capital ratio of at least 10%, and is not subject to a directive, order, or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if its meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3%, or a leverage ratio of less than 3%, and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares, and such other standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. The FDIC has also issued proposed rules prescribing standards relating to certain other of the management and operational standards listed above. The full impact of such rule and guidelines and proposed standards on Norwest cannot yet be ascertained.

     FDICIA also contains a variety of other provisions that may affect the operations of Norwest, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

     Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is "well capitalized" or (ii) it is "adequately capitalized" and receives a waiver from the FDIC. A bank is defined to be "adequately capitalized" if it meets all of its minimum capital requirements. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is "adequately capitalized" and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is "well capitalized." At June 30, 1994, all of Norwest's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.

FDIC INSURANCE

     Effective January 1, 1993, the deposit insurance assessment rate for the Bank Insurance Fund ("BIF") increased as part of the adoption by the FDIC of a transitional risk-based assessment system. In June 1993, the FDIC published final regulations making the transitional system permanent effective January 1, 1994, but left open the possibility that it may consider expanding the range between the highest and lowest assessment rates at a later date. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF member institution will be assigned an annual FDIC assessment rate ranging from 0.23% per annum (for well capitalized Subgroup A institutions) to 0.31% (for undercapitalized Subgroup C institutions). Adequately capitalized institutions will be assigned assessment rates ranging from 0.26% to 0.30%. Norwest incurred $72.4 million of FDIC insurance expense in 1993.

                                     EXPERTS

     The consolidated financial statements of Norwest and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Alexandria and subsidiary as of December 31, 1993, and for the year ended December 31, 1993, have been included herein in reliance upon the report of Ness, Waller, Pearson & Co., Ltd., independent certified public accountants, included herein and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL OPINION

     A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the Reorganization Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest Corporation. At June 30, 1994, Mr. Stroup was the beneficial owner of 108,083 shares and held options to acquire 215,931 additional shares of Norwest Common Stock.


                      MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A dated May 13, 1994, which are incorporated in this Proxy Statement-Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of Alexandria desiring copies of such documents may contact Norwest at its address or phone number indicated under "AVAILABLE INFORMATION" above.

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                     AND COMMUNITY STATE BANK OF ALEXANDRIA






ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY, CONSOLIDATED
 FINANCIAL STATEMENTS

 Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . .  F-2

 Consolidated Statements of Financial Condition as of
  June 30, 1994 (unaudited) December 31, 1993 and
  December 31, 1992 (unaudited). . . . . . . . . . . . . . . . . . . . . .  F-3

 Consolidated Statements of Operations for the three-month and six-month periods ended June 30, 1994 (unaudited) and
  1993 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

 Consolidated Statements of Operations for the year ended
  December 31, 1993 and the years ended December 31, 1992 (unaudited)
  and 1991 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

 Consolidated Statements of Changes in Stockholders' Equity for
  the six-month period ended June 30,, 1994 (unaudited), the year ended December 31, 1993 and the years ended December 31,
  1992 (unaudited) and 1991 (unaudited). . . . . . . . . . . . . . . . . .  F-6

 Consolidated Statements of Cash Flows for the six-month periods ended June 30, 1994 (unaudited) and 1993 (unaudited) . . . . . . . . . .  F-7

 Consolidated Statements of Cash Flows for the year ended December 31,
  1993 and the years ended December 31, 1992 (unaudited) and 1991
  (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8

 Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . .  F-10



COMMUNITY STATE BANK OF ALEXANDRIA, FINANCIAL STATEMENTS

 Verification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-24

 Statements of Financial Condition as of June 30, 1994 (unaudited),
  December 31, 1993 (unaudited) and December 31, 1992 (unaudited). . . . .  F-25

 Statements of Operations for the three-month and six-month periods ended June 30, 1994 (unaudited) and 1993 (unaudited) . . . . . . . . . .  F-26

 Statements of Operations for the years ended December 31, 1993
  (unaudited), 1992 (unaudited) and 1991 (unaudited) . . . . . . . . . . .  F-27

 Statements of Changes in Stockholders' Equity for the six-month period ended June 30, 1994 (unaudited), the years ended December 31, 1993
  (unaudited), 1992 (unaudited) and 1991 (unaudited) . . . . . . . . . . .  F-28

 Statements of Cash Flows for the six-month periods ended June 30, 1994
  (unaudited) and 1993 (unaudited) . . . . . . . . . . . . . . . . . . . .  F-29

 Statements of Cash Flows for the years ended December 31, 1993
  (unaudited), 1992 (unaudited) and 1991 (unaudited) . . . . . . . . . . .  F-30

 Notes to Financial Statements (unaudited) . . . . . . . . . . . . . . . .  F-32

                 [NESS, WALLER, PEARSON & CO., LTD. Letterhead]





                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Alexandria Securities and Investment Company
Alexandria, Minnesota


     We have audited the accompanying consolidated financial statement of financial condition of Alexandria Securities and Investment Company and subsidiary (the Company) as of December 31, 1993, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1993 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alexandria Securities and Investment Company and subsidiary as of December 31, 1993, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        /s/ Ness, Waller, Pearson & Co., Ltd.

June 10, 1994

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                          June 30,          December 31,
                                                                      -------------------------
                                                           1994          1993          1992
                                                        -----------   -----------   -----------
                                                        (Unaudited)                 (Unaudited)
ASSETS
 Cash and cash equivalents                              $ 2,758,818   $ 1,915,315   $ 1,994,225
 Federal funds sold                                       2,100,000     2,950,000     2,800,000
 Securities available for sale, approximate
  market value of $7,234,265 (unaudited),
  $6,748,238, and $0 (unaudited), respectively            7,382,265     6,668,238
 Unrealized holding gains (losses)                         (148,000)       80,000
 Investment securities, approximate market
  value of $4,397,921 (unaudited), $4,724,180,
  and $12,139,380 (unaudited), respectively               4,475,370     4,695,067    12,041,928
 Loans                                                   38,866,853    39,104,140    36,270,143
 Less allowance for loan losses                            (445,588)     (445,963)     (375,000)
 Premises and equipment, net                              1,188,830     1,242,613     1,303,548
 Cash surrender value of life insurance, net              1,367,110     1,365,670     1,349,710
 Accrued interest receivable                                416,820       382,124       431,998
 Other real estate owned                                     51,100        51,100       203,792
 Deferred income taxes                                      185,000        90,000        95,000
 Other assets                                                83,707        56,348        95,807
                                                        -----------   -----------   -----------
          Total Assets                                  $58,282,285   $58,154,652   $56,211,151
                                                        -----------   -----------   -----------
                                                        -----------   -----------   -----------



LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities
   Deposits
     Non-interest bearing                               $ 8,807,014   $ 7,883,378   $ 7,377,575
     Interest bearing                                    43,673,413    44,079,671    43,127,296
                                                        -----------   -----------   -----------

      Total Deposits                                    $52,480,427   $51,963,049   $50,504,871

   Short term borrowings                                    497,360       843,518       743,861
   Notes payable                                            540,000       530,000       592,000
   Accrued interest payable                                 320,649       326,024       353,657
   Other liabilities                                         80,808       133,909       210,662
                                                        -----------   -----------   -----------

        Total Liabilities                               $ 1,438,817   $53,796,500   $52,405,051
                                                        -----------   -----------   -----------

 Minority interest                                      $   581,715   $   563,582   $   506,500
                                                        -----------   -----------   -----------

 Stockholders' Equity
   Preferred stock
     Par value - $1
     Authorized - 200,000 shares
     Issued and outstanding - None
   Common stock
     Par value - $25
     Authorized - 10,000 shares
     Issued - 5,423 shares
     Outstanding - 4,878 shares                         $   135,575   $   135,575   $   135,575
   Paid-in capital                                          505,452       505,452       505,452
   Unrealized gain (loss) on securities
    available for sale                                      (88,000)       45,000
   Treasury stock (545 shares, at cost)                    (454,192)     (454,192)     (454,192)
   Retained earnings                                      3,682,491     3,562,735     3,112,765
                                                        -----------   -----------   -----------

        Total Stockholders' Equity                      $ 3,781,326   $ 3,794,570   $ 3,299,600
                                                        -----------   -----------   -----------

          Total Liabilities and Stockholders'
           Equity                                       $58,282,285   $58,154,652   $56,211,151
                                                        -----------   -----------   -----------
                                                        -----------   -----------   -----------


          See accompanying Notes to Consolidated Financial Statements.

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                     Three-Month Periods Ended        Six-Month Periods Ended
                                   ----------------------------    ----------------------------
                                             June 30,                        June 30,
                                   ----------------------------    ----------------------------
                                      1994             1993           1994             1993
                                   -----------      -----------    -----------      -----------
                                   (Unaudited)      (Unaudited)    (Unaudited)      (Unaudited)
INTEREST INCOME
 Loans                              $  848,239       $  872,411     $1,676,593       $1,703,793
 Securities
   Taxable                             111,150          111,833        214,441          256,284
   Nontaxable                           68,938           67,959        139,065          137,360
 Federal funds sold                     21,211            7,418         40,938           20,411
                                    ----------       ----------     ----------       ----------
     Total Interest Income          $1,049,538       $1,059,621     $2,071,037       $2,117,848
                                    ----------       ----------     ----------       ----------

INTEREST EXPENSE
 Deposits                           $  418,461       $  428,466     $  833,040       $  873,284
 Notes payable                           8,774            7,488         16,267           15,701
 Short-term borrowings                   3,561            3,686          7,032            7,744
                                    ----------       ----------     ----------       ----------

     Total Interest Expense         $  430,796       $  439,640     $  856,339       $  896,729
                                    ----------       ----------     ----------       ----------

NET INTEREST INCOME                 $  618,742       $  619,981     $1,214,698       $1,221,119

PROVISION FOR LOAN LOSSES                    0           30,000              0           60,000
                                    ----------       ----------     ----------       ----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES          $  618,742       $  589,981     $1,214,698       $1,161,119
                                    ----------       ----------     ----------       ----------

OPERATING INCOME
 Service charges and fees           $  161,966       $  213,630     $  338,513       $  356,388
 Other                                  16,112           23,429         51,573           63,965
                                    ----------       ----------     ----------       ----------

     Total Operating Income         $  178,078       $  237,059     $  390,086       $  420,353
                                    ----------       ----------     ----------       ----------

OPERATING EXPENSES
 Salaries and employee
  benefits                          $  224,324       $  215,276     $  453,630       $  430,246
 Net occupancy expense                  60,703           61,982        129,150          120,742
 FDIC insurance assessment              27,300           30,000         54,600           60,000
 Data processing                        11,780           18,335         23,925           36,200
 Insurance                               6,552           12,299         15,631           24,485
 Management advisory services           20,973           18,725         47,256           38,758
 Postage and supplies                   13,757           22,161         38,952           41,933
 (Gains) losses on sales of
  securities                           (14,115)          (6,716)       (14,115)          (9,562)
 Other                                  86,645           84,382        168,472          213,041
                                    ----------       ----------     ----------       ----------

     Total Operating Expenses       $  437,919       $  456,444     $  917,501       $  955,843
                                    ----------       ----------     ----------       ----------

INCOME BEFORE INCOME TAXES
 AND MINORITY INTEREST              $  358,901       $  370,596     $  687,283       $  625,629

INCOME TAX EXPENSE                     105,000          116,500        210,372          181,500
                                    ----------       ----------     ----------       ----------

INCOME BEFORE MINORITY
 INTEREST                           $  253,901       $  254,096     $  476,911       $  444,129

 Minority interest                      37,109           29,653         64,475           52,218
                                    ----------       ----------     ----------       ----------

NET INCOME                          $  216,792       $  224,443     $  412,436       $  391,911
                                    ----------       ----------     ----------       ----------
                                    ----------       ----------     ----------       ----------

NET INCOME PER SHARE                    $44.44           $46.01         $84.55           $80.34
                                        ------           ------         ------           ------
                                        ------           ------         ------           ------


          See accompanying Notes to Consolidated Financial Statements.

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Years Ended December 31,
                                                      -----------------------------------------
                                                          1993           1992           1991
                                                      -----------    -----------    -----------
                                                                     (Unaudited)    (Unaudited)
INTEREST INCOME
 Loans                                                 $3,430,832     $3,407,902     $3,554,244
 Securities
   Taxable                                                442,687        625,205        602,362
   Nontaxable                                             276,712        262,784        239,669
 Federal funds sold                                        76,515         80,533        152,622
                                                       ----------     ----------     ----------

     Total Interest Income                             $4,226,746     $4,376,424     $4,548,897
                                                       ----------     ----------     ----------

INTEREST EXPENSE
 Deposits                                              $1,735,040     $2,057,613     $2,476,055
 Notes payable                                             29,679         34,464         19,505
 Short-term borrowings                                     13,813         15,240         30,233
                                                       ----------     ----------     ----------

     Total Interest Expense                            $1,778,532     $2,107,317     $2,525,793
                                                       ----------     ----------     ----------

NET INTEREST INCOME                                    $2,448,214     $2,269,107     $2,023,104

PROVISION FOR LOAN LOSSES                                  90,000        107,170        108,448
                                                       ----------     ----------     ----------
NET INTEREST INCOME AFTER PROVISION FOR
 LOAN LOSSES                                           $2,358,214     $2,161,937     $1,914,656
                                                       ----------     ----------     ----------

OPERATING INCOME
 Service charges and fees                              $  768,308     $  652,931     $  420,406
 Other                                                    109,824        117,393         86,853
                                                       ----------     ----------     ----------

     Total Operating Income                            $  878,132     $  770,324     $  507,259
                                                       ----------     ----------     ----------

OPERATING EXPENSES
 Salaries and employee benefits                        $  999,444     $  902,686     $  812,494
 Net occupancy expense                                    247,972        226,702        205,126
 FDIC insurance assessment                                120,000        123,300        108,630
 Data processing                                            1,122          1,024            500
 Insurance                                                 49,442         47,773         45,223
 Management advisory services                              76,100         65,537         92,240
 Postage and supplies                                      88,197         86,328         84,044
 (Gains) losses on sales of securities                    (22,794)       (21,185)        (4,042)
 Other                                                    488,288        446,861        385,744
                                                       ----------     ----------     ----------

     Total Operating Expenses                          $2,047,771     $1,879,026     $1,729,959
                                                       ----------     ----------     ----------

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING METHOD AND MINORITY
 INTEREST                                              $1,188,575     $1,053,235     $  691,956

INCOME TAX EXPENSE                                        396,733        332,931        193,400

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING METHOD                                        (50,000)
                                                       ----------     ----------     ----------

INCOME BEFORE MINORITY INTEREST                        $  791,842     $  720,304     $  548,556

 Minority interest                                         97,972         86,583         68,456
                                                       ----------     ----------     ----------

NET INCOME                                             $  693,870     $  633,721     $  480,100
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

NET INCOME PER SHARE                                      $142.24        $129.91        $ 98.42
                                                          -------        -------        -------
                                                          -------        -------        -------


          See accompanying Notes to Consolidated Financial Statements.

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    Unrealized                                 Total
                                             Common     Paid-in    Gain (Loss)     Treasury    Retained    Stockholders'
                                              Stock     Capital   on Securities     Stock      Earnings       Equity
                                            --------   --------   -------------   ---------   ----------   -------------
BALANCE - January 1, 1991 (unaudited)       $135,575   $505,452       $       0   $       0   $2,285,737      $2,926,764

 Dividends (unaudited)                                                                          (135,575)       (135,575)

 Net income (unaudited)                                                                          480,100         480,100
                                            --------   --------       ---------   ---------   ----------      ----------

BALANCE - December 31, 1991 (unaudited)     $135,575   $505,452       $       0   $       0   $2,630,262      $3,271,289

 Dividends (unaudited)                                                                          (151,218)       (151,218)

 Repurchase of stock (unaudited)                                                   (454,192)                    (454,192)

 Net income (unaudited)                                                                          633,721         633,721
                                            --------   --------       ---------   ---------   ----------      ----------
BALANCE - December 31, 1992 (unaudited)     $135,575   $505,452       $       0   $(454,192)  $3,112,765      $3,299,600

 Dividends                                                                                      (243,900)       (243,900)

 Change in unrealized gain (loss)                                        45,000                                   45,000

 Net income                                                                                      693,870         693,870
                                            --------   --------       ---------   ---------   ----------      ----------

BALANCE - December 31, 1993                 $135,575   $505,452       $  45,000   $(454,192)  $3,562,735      $3,794,570

 Dividends (unaudited)                                                                          (292,680)       (292,680)

 Change in unrealized gain (loss)
  (unaudited)                                                          (133,000)                                (133,000)

 Net income (unaudited)                                                                          412,436         412,436
                                            --------   --------       ---------   ---------   ----------      ----------

BALANCE - June 30, 1994 (unaudited)         $135,575   $505,452       $ (88,000)  $(454,192)  $3,682,491      $3,781,326
                                            --------   --------       ---------   ---------   ----------      ----------
                                            --------   --------       ---------   ---------   ----------      ----------


          See accompanying Notes to Consolidated Financial Statements.

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    For the Six-Month
                                                                      Periods Ended
                                                                --------------------------
                                                                         June 30,
                                                                --------------------------
                                                                   1994           1993
                                                                -----------    -----------
                                                                (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                     $   412,436    $   391,911
 Adjustments to Reconcile Net Income to Net Cash
  Provided (Used) by Operating Activities:
   Depreciation and amortization                                     64,406         73,912
   Provision for loan losses                                                        60,000
   Earnings allocated to minority interest                           64,475         35,352
   (Gains) losses on sales of securities                            (14,115)        (6,716)
   Change in accrued interest receivable                            (34,467)        64,488
   Change in accrued interest payable                                (5,375)       (16,124)
   Change in cash surrender value of life insurance                  (1,440)       (10,765)
   Change in other assets                                           (30,870)       141,000
   Change in other liabilities                                      (53,101)      (129,473)
                                                                -----------    -----------

     Total Adjustments                                          $   (10,487)   $   211,674
                                                                -----------    -----------

      Net Cash Provided (Used) by Operating Activities          $   401,949    $   603,585
                                                                -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Change in federal funds sold                                   $   850,000    $ 1,380,000
 Proceeds from maturities and sales of securities                   814,114      4,070,005
 Purchases of securities                                         (1,294,329)    (2,251,375)
 Loan (origination) repayments, net                                 261,912     (3,530,741)
 Purchase of premises and equipment, net                             (7,341)       (47,320)
 Change in loan participations                                      (25,000)
                                                                -----------    -----------

      Net Cash Provided (Used) by Investing Activities          $   599,356    $  (379,431)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Change in deposits                                             $   517,378    $   917,277
 Change in short-term borrowings                                   (346,158)      (181,677)
 Proceeds from notes payable                                         60,000
 Repayments of notes payable                                        (50,000)      (112,000)
 Dividends paid                                                    (292,680)      (243,900)
 Amounts paid to minority interest                                  (46,342)       (40,890)
                                                                -----------    -----------

      Net Cash Provided (Used) by Financing Activities          $  (157,802)   $   338,810
                                                                -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                       $   843,503    $   562,964

CASH AND CASH EQUIVALENTS - beginning of period                   1,915,315      1,994,225
                                                                -----------    -----------

CASH AND CASH EQUIVALENTS - end of period                       $ 2,758,818    $ 2,557,189
                                                                -----------    -----------
                                                                -----------    -----------





SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid for:

   Interest on deposits and borrowings                          $   862,499    $   913,178
                                                                -----------    -----------
                                                                -----------    -----------

   Income taxes                                                 $   272,547    $   306,804
                                                                -----------    -----------
                                                                -----------    -----------


          See accompanying Notes to Consolidated Financial Statements.

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Years Ended December 31,
                                                      -----------------------------------------
                                                         1993           1992           1991
                                                      -----------    -----------    -----------
                                                                     (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                           $   693,870    $   633,721    $   480,100
                                                      -----------    -----------    -----------
 Adjustments to Reconcile Net Income to Net
  Cash Provided (Used) by Operating
  Activities:
   Depreciation and amortization                      $   159,202    $   160,269    $   156,368
   Provision for loan losses                               90,000        107,170        108,448
   Earnings allocated to minority interest                 97,972         86,583         68,456
   (Gains) losses on sales of securities                  (22,794)       (21,185)        (4,042)
   Change in accrued interest receivable                   49,874         (2,299)        39,768
   Change in accrued interest payable                     (27,633)       (23,523)      (114,503)
   Change in cash surrender value of life
    insurance                                             (15,960)       (29,115)        12,639
   Change in other assets                                  32,896         55,135        (54,445)
   Deferred income taxes                                  (30,000)       (25,000)       (20,000)
   Change in other liabilities                            (76,753)       145,594       (155,545)
   Cumulative effect of change in accounting
    method                                                                              (50,000)
                                                      -----------    -----------    -----------

     Total Adjustments                                $   256,804    $   453,629    $   (12,856)
                                                      -----------    -----------    -----------

      Net Cash Provided (Used) by Operating
       Activities                                     $   950,674    $ 1,087,350    $   467,244
                                                      -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Change in federal funds sold                         $  (150,000)   $(1,000,000)   $  (300,000)
 Proceeds from maturities and sales of
  securities                                            3,938,722      4,683,237      2,936,025
 Purchases of securities                               (3,237,304)    (6,680,816)    (5,329,967)
 Loan (origination) repayments, net                    (2,864,238)    (2,762,434)    (2,176,838)
 Proceeds from sale of other real estate
  owned                                                   163,896
 Purchase of premises and equipment, net                  (91,705)      (167,652)       (45,312)
                                                      -----------    -----------    -----------

      Net Cash Provided (Used) by Investing
       Activities                                     $(2,240,629)   $(5,927,665)   $(4,916,092)
                                                      -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Change in deposits                                   $ 1,458,178    $ 4,479,886    $ 3,352,380
 Change in short-term borrowings                           99,657        275,589       (101,208)
 Repayments of notes payable                              (62,000)       (72,153)       (30,428)
 Repurchase of stock                                                     (54,192)
 Dividends paid                                          (243,900)      (151,218)      (135,575)
 Amounts paid to minority interest                        (40,890)       (27,260)       (27,360)
                                                      -----------    -----------    -----------

      Net Cash Provided (Used) by Financing
       Activities                                     $ 1,211,045    $ 4,450,652    $ 3,057,809
                                                      -----------    -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS             $   (78,910)   $  (389,663)   $(1,391,039)

CASH AND CASH EQUIVALENTS - beginning of year           1,994,225      2,383,888      3,774,927
                                                      -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - end of year               $ 1,915,315    $ 1,994,225    $ 2,383,888
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


          See accompanying Notes to Consolidated Financial Statements.

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Years Ended December 31,
                                                      -----------------------------------------
                                                         1993           1992           1991
                                                      -----------    -----------    -----------
                                                                     (Unaudited)    (Unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

 Cash paid for:

   Interest on deposits and borrowings                $ 1,806,705    $ 2,131,911    $ 2,640,740
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

   Income taxes                                       $   501,510    $   215,063    $   344,302
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

SUPPLEMENTAL DISCLOSURES OF NON CASH
 INVESTING ACTIVITIES

 Transfer of loans to other real estate
  owned                                               $         0    $   147,792    $         0
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

 During 1992, the Company acquired 545
  shares of stock from a former stockholder
  for $454,192.  $54,192 was paid in cash
  and the balance was financed with a note
  payable.                                            $         0    $   400,000    $         0
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


          See accompanying Notes to Consolidated Financial Statements.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Alexandria Securities and Investment Company (the Company) is a one-bank holding company organized in 1979. The Company owns 88% of the common stock of Community State Bank of Alexandria (the Bank) which is consolidated in the accompanying financial statements. The Bank provides traditional community banking services.

  The consolidated statements of financial condition as of June 30, 1994 and December 31, 1992 and the related consolidated statements of operations, stockholders' equity and cash flows for the six-month periods ended June 30, 1994 and 1993 and the years ended December 31, 1992 and 1991 are unaudited. However, in the opinion of management, these financial statements include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation of the Company's financial position. The results of operations for the unaudited six month period ended June 30, 1994, are not necessarily indicative of the results which may be expected for the entire fiscal year 1994.

  PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

  CHANGES IN METHOD OF ACCOUNTING FOR INCOME TAXES - In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. The Company adopted SFAS No. 109 during 1993 and has elected to apply the provisions retroactively beginning January 1, 1991. As a result, the consolidated financial statements for 1992 and 1991 have been restated to apply the new method of accounting retroactively.

  SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of the change in the method of accounting for income taxes as of January 1, 1991 is reported separately in the 1991 consolidated statement of operations.

  The effect of SFAS No. 109 on net income per share for 1992 and 1991 is as follows:

                                                          Years Ended December 31,
                                                          ------------------------
                                                            1992            1991
                                                          --------        --------
   Net income, before change in accounting method         $608,721        $410,100
   Cumulative effect of change in accounting method              0          50,000
   Effect of SFAS No. 109                                   25,000          20,000
                                                          --------        --------

      Net income, as restated                             $633,721        $480,100
                                                          --------        --------
                                                          --------        --------

   Per Share Information:
     Net income before change in accounting method        $ 124.78        $  84.07
     Cumulative effect of change in accounting method         0.00           10.25
     Effect of SFAS No. 109                                   5.13            4.10
                                                          --------        --------

      Net income, as restated                             $ 129.91        $  98.42
                                                          --------        --------
                                                          --------        --------

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  CHANGES IN METHOD OF ACCOUNTING FOR INVESTMENTS - In June 1993, the FASB issued SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addressed the accounting and reporting for investments by classifying them into three categories: securities held to maturity, trading securities and securities available for sale. The Company adopted SFAS No. 115 effective December 31, 1993. The statement has not been applied retroactively and accordingly financial statements for periods prior to December 31, 1993 have not been restated.

  BASIS OF PRESENTATION - The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change in the near-term relate to the determination of the allowance for losses on loans and other real estate owned.

  INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE - Investment securities are recorded at amortized cost because the Bank has the ability and intent to hold these securities to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Gains and losses on the sale of investment securities are computed on the specific identification basis.

  Securities available for sale include investments that management intends to use as part of its asset/liability strategy or that may be sold in response to changes in prepayment risk or other similar factors. Securities available for sale are stated at market. Unrealized gains and losses on adjustments to market values are included as a separate component of stockholders' equity in the consolidated statement of financial condition until realized. Realized gains and losses on sales of securities are determined using the specific identification method and are reported in the consolidated statement of operations.

  ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for losses on loans and real estate. Such agencies may require additions to the allowance based on their judgment about information available to them at the time of their examination. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. Management believes the allowance for loan losses is adequate.

  INTEREST INCOME ON LOANS - Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when a loan has been past due for 90 days. Upon such discontinuance, all unpaid accrued interest is reversed. Interest is subsequently recognized as income to the extent cash is received when, in management's judgment, principal is collectible.

  PREMISES AND EQUIPMENT - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method.

  CASH SURRENDER VALUE OF LIFE INSURANCE - The Bank is the owner and beneficiary of life insurance policies covering certain key employees and directors.
  These policies are recorded at their cash surrender values.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  OTHER REAL ESTATE OWNED - Real estate acquired through foreclose and in-substance foreclosures are recorded at the lesser of the balance of the loan at the date of acquisition plus costs of acquisition or fair value less estimated costs to sell. Operating expenses of such properties, gains and losses on their disposition or further reductions in the carrying value resulting from a decline in fair value less estimated costs to sell are charged against operating expenses as incurred. In-substance foreclosures consist of loans accounted for as foreclosed property even though actual foreclosure has not occurred. Although the collateral underlying these loans has not been repossessed, the borrower has little or no equity in the collateral at its current estimated fair market value, proceeds for repayment are expected to come only from the operation or sale of the collateral, and either the borrower has abandoned control of the property or it is doubtful that the borrower will rebuild equity in the collateral or repay the loan by other means in the foreseeable future.

  INCOME TAXES - The Company and its wholly owned subsidiary file a consolidated income tax return. Income taxes of the subsidiary are allocated on a separate return basis with current taxes payable being accrued in the period they arise.

  NET INCOME PER SHARE - Net income per share is calculated as net income divided by shares of common stock outstanding.

  CASH AND CASH EQUIVALENTS - For the purpose of presentation in the statements of cash flows, cash and cash equivalents include cash on hand, cash clearings, and demand deposits with banks.

NOTE 2 - CASH AND CASH EQUIVALENTS

  The Bank is required to maintain average reserve balances with the Federal Reserve Bank or minimum levels of cash in its own vault. The Bank has elected to hold adequate reserves of cash on hand. Cash on hand at June 30, 1994 and December 31, 1993 was approximately $499,000 and $390,000, respectively.

NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES

  The amortized cost and estimated market values of securities available for sale and investment securities are as follows:

                                                      June 30, 1994
                                   ---------------------------------------------------
                                                   Gross        Gross       Estimated
                                    Amortized    Unrealized   Unrealized      Market
                                       Cost        Gains        Losses        Value
                                   -----------   ----------   ----------   -----------
   Securities Available for
    Sale:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities            $ 5,596,701      $13,177     $ 98,406    $5,511,472
     Obligations of state and
      political subdivisions           255,000                     5,619       249,381
     Mortgage backed securities        781,906                    36,194       745,712
     Equity securities                 748,658                    20,958       727,700
                                   -----------      -------     --------   -----------

      Securities Available
       for Sale                    $ 7,382,265      $13,177     $161,177   $ 7,234,265
                                   -----------      -------     --------   -----------

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES (Continued)


                                                       June 30, 1994
                                   ---------------------------------------------------
                                                   Gross        Gross       Estimated
                                    Amortized    Unrealized   Unrealized      Market
                                       Cost        Gains        Losses        Value
                                   -----------   ----------   ----------   -----------
   Investment Securities:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities            $    97,750                  $    719   $    97,031
     Obligations of state and
      political subdivisions         3,328,459      $31,618       84,771     3,275,306
     Mortgage backed securities      1,049,161       10,569       34,146     1,025,584
                                   -----------      -------     --------   -----------

      Investment Securities        $ 4,475,370      $42,187     $119,636   $ 4,397,921
                                   -----------      -------     --------   -----------

                                   $11,857,635      $55,364     $280,813   $11,632,186
                                   -----------      -------     --------   -----------
                                   -----------      -------     --------   -----------

                                                     December 31, 1993
                                   ---------------------------------------------------
                                                   Gross        Gross        Estimated
                                    Amortized    Unrealized   Unrealized      Market
                                       Cost        Gains        Losses         Value
                                   -----------   ----------   ----------   -----------
   Securities Available for
    Sale:
     U.S Treasury Securities
      and U.S. Government
      Agency Securities            $ 4,502,387     $ 48,496     $  4,633   $ 4,546,250
     Obligations of state and
      political subdivisions           430,000       16,883                    446,883
     Mortgage backed securities        804,403        3,688                    808,091
     Corporate debt securities         198,281       26,461                    224,742
     Equity securities                 733,167                    10,895       722,272
                                   -----------     --------     --------   -----------

      Securities Available
       for Sale                    $ 6,668,238     $ 95,528     $ 15,528   $ 6,748,238
                                   -----------     --------     --------   -----------

   Investment Securities:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities            $   102,287     $  1,587     $    796   $   103,078
     Obligations of state and
      political subdivisions         3,346,572       70,628       42,705     3,374,495
     Mortgage backed securities      1,246,208       15,011       14,612     1,246,607
                                   -----------     --------     --------   -----------

      Investment Securities        $ 4,695,067     $ 87,226     $ 58,113   $ 4,724,180
                                   -----------     --------     --------   -----------

                                   $11,363,305     $182,754     $ 73,641   $11,472,418
                                   -----------     --------     --------   -----------
                                   -----------     --------     --------   -----------

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES (Continued)


                                                     December 31, 1992
                                   ---------------------------------------------------
                                                   Gross        Gross        Estimated
                                    Amortized    Unrealized   Unrealized      Market
                                       Cost        Gains        Losses         Value
                                   -----------   ----------   ----------   -----------
   Investment Securities:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities            $ 3,206,300     $ 74,212                $ 3,280,512
     Obligations of state and
      political subdivisions         3,083,170       72,491     $ 93,829     3,061,832
     Mortgage backed securities      5,016,770       51,774       22,966     5,045,578
     Corporate debt securities         196,568       21,152                    217,720
     Equity securities                 539,120                     5,382       533,738
                                   -----------     --------     --------   -----------

      Investment Securities        $12,041,928     $219,629     $122,177   $12,139,380
                                   -----------     --------     --------   -----------
                                   -----------     --------     --------   -----------

  Proceeds from sales and gross gains and losses realized from sales of investment securities and securities available for sale were as follows:

                                Six Months Ended
                                    June 30,                Years Ended December 31,
                             ------------------------------------------------------------
                               1994        1993         1993         1992         1991
                             --------   ----------   ----------   ----------   ----------
   Proceeds from sales       $814,114   $4,070,005   $3,938,722   $4,683,237   $2,936,025

   Gross realized gains      $ 16,615   $    6,716   $   29,397   $   30,592   $   12,029

   Gross realized losses     $  2,500   $        0   $    6,602   $    9,407   $    7,986

  Investment securities and securities available for sale with a carrying amount of $3,555,000, $4,205,000 and $3,545,000 at June 30, 1994 and December 31,
  1993 and 1992, respectively, were pledged to secure public deposits or for other purposes required or permitted by law.

  The amortized cost and estimated market value of securities by contractual maturity (including investment securities and securities available for sale) are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                         June 30, 1994          December 31, 1993
                                    -----------------------   -----------------------
                                                 Estimated                  Estimated
                                     Amortized     Market      Amortized      Market
                                       Cost        Value         Cost         Value
                                    ----------   ----------   ----------   ----------
   Securities Available for
    Sale:
     Due in one year or less        $1,602,466   $1,611,121   $  601,113   $  612,469
     Due after one year
      through five years             4,019,235    3,925,412    4,146,446    4,208,924
     Due after five years
      through ten years                230,000      224,320      430,000      437,973
                                    ----------   ----------   ----------   ----------

                                    $5,851,701   $5,760,853   $5,177,559   $5,259,366
     Mortgage backed
      securities                       781,906      745,712      757,512      766,600

     Equity securities                 748,658      727,700      733,167      722,272
                                    ----------   ----------   ----------   ----------

                                    $7,382,265   $7,234,265   $6,668,238   $6,748,238
                                    ----------   ----------   ----------   ----------
                                    ----------   ----------   ----------   ----------

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES (Continued)

                                         June 30, 1994          December 31, 1993
                                    -----------------------   -----------------------
                                                 Estimated                  Estimated
                                     Amortized     Market      Amortized      Market
                                       Cost        Value         Cost         Value
                                    ----------   ----------   ----------   ----------
   Investment Securities:
     Due in one year or less        $   61,098   $   61,213   $  206,000   $  205,322
     Due after one year
      through five years             1,315,188    1,308,107    1,295,013    1,304,998
     Due after five years
      through ten years              2,949,316    2,886,208    3,033,483    3,052,293
                                    ----------   ----------   ----------   ----------

                                    $4,325,602   $4,255,528   $4,534,496   $4,562,613
     Mortgage backed
      securities                       149,768      142,393      160,571      161,567
                                    ----------   ----------   ----------   ----------

                                    $4,475,370   $4,397,921   $4,695,067   $4,724,180
                                    ----------   ----------   ----------   ----------
                                    ----------   ----------   ----------   ----------

  Accrued interest receivable on securities aggregated $148,437, $131,982 and $169,108 at June 30, 1994 and December 31, 1993 and 1992, respectively.

NOTE 4 - LOANS

  Loans are summarized as follows:

                                        June 30,           December 31,
                                       -----------   -------------------------
                                          1994          1993          1992
                                       -----------   -----------   -----------
   Loans
     Commercial                        $11,545,000   $11,486,000   $ 9,246,000
     Real estate - construction            742,000       759,000       794,000
     Real estate - mortgage             18,184,000    18,755,000    18,322,000
     Installment                         8,079,000     7,832,000     7,658,000
     Lease financing                        19,000        21,000        37,000
     Other                                 298,000       251,000       213,000
                                       -----------   -----------   -----------

                                       $38,867,000   $39,104,000   $36,270,000
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------

  Included in the above are loans on non-accrual status of $9,882, $22,228 and $7,302 at June 30, 1994 and December 31, 1993 and 1992, respectively. The impact on interest income in 1993 for non-accrual and restructured loans was approximately $3,249. There are no material commitments to lend additional funds to customers whose loans are classified as non-accrual or restructured at June 30, 1994 or December 31, 1993.

  The Bank has sold loan participations to affiliated banks with aggregate unpaid principal balances of $2,784,084, $2,951,138 and $3,316,431 at June 30, 1994 and December 31, 1993 and 1992, respectively.

  Accrued interest receivable on loans aggregated $266,997, $250,142 and $262,890 at June 30, 1994 and December 31, 1993 and 1992, respectively.

  The Bank generally grants commercial business loans, residential and commercial real estate loans, consumer loans and real estate construction loans to customers throughout west-central Minnesota. A substantial portion of the Bank's debtors' ability to honor their contracts is dependent upon the general economic conditions in Minnesota.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 5 - ALLOWANCE FOR LOAN LOSSES

  Activity in the allowance for loan losses is summarized as follows:

                                Six Months Ended
                                    June 30,                 Years Ended December 31,
                             ---------------------   ------------------------------------
                               1994         1993         1993         1992         1991
                             --------   ----------   ----------   ----------   ----------
   Balance at beginning
    of period                $445,963     $375,000     $375,000     $321,090     $304,823
   Provision for losses                     60,000       90,000      107,170       38,448
   Net charge-offs
     Loans charged off         (1,585)     (15,624)     (24,578)     (56,028)     (23,709)
     Recoveries                 1,210        4,481        5,541        2,768        1,528
                             --------     --------     --------     --------     --------

   Balance at end of
    period                   $445,588     $423,857     $445,963     $375,000     $321,090
                             --------     --------     --------     --------     --------
                             --------     --------     --------     --------     --------


NOTE 6 - PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                         June 30,          December 31,
                                       -----------   -------------------------
                                          1994          1993          1992
                                       -----------   -----------   -----------

   Land and improvements                $  309,478   $   309,478   $   309,478
   Buildings                             1,081,905     1,081,905     1,077,955
   Furniture, fixtures and equipment     1,175,538     1,172,478     1,094,871
                                        ----------   -----------   -----------

                                        $2,566,921   $ 2,563,861   $ 2,482,304
   Less accumulated depreciation and
    amortization                         1,378,091     1,321,248     1,178,756
                                        ----------   -----------   -----------

   Premises and equipment, net          $1,188,830   $ 1,242,613   $ 1,303,548
                                        ----------   -----------   -----------
                                        ----------   -----------   -----------

  Depreciation expense for the six-months ended June 30, 1994 and 1993 were $61,124 and $70,632, respectively.

  Depreciation expense for the years ended December 31, 1993, 1992 and 1991 were $152,640, $153,707 and $149,806, respectively.

NOTE 7 - OTHER REAL ESTATE OWNED

  Other real estate owned is summarized as follows:

                                          June 30,           December 31,
                                          --------      ----------------------
                                            1994          1993          1992
                                          --------      --------      --------
   Real estate acquired through
    foreclosure                           $ 51,100      $ 51,100      $203,792
                                          --------      --------      --------
                                          --------      --------      --------

NOTE 8 - DEPOSITS

  The Company had certificates of deposit over $100,000 of approximately $6,723,000, $4,637,724 and $4,062,830 at June 30, 1994 and December 31, 1993
  and 1992, respectively.

  Accrued interest payable on deposits aggregated $320,649, $326,024 and $353,657 at June 30, 1994 and December 31, 1993 and 1992, respectively.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 9 - SHORT-TERM BORROWINGS

  Short-term borrowings consist of U.S. Government demand notes. Borrowings are collateralized by U.S. Treasury and government agency securities aggregating approximately $1,143,000, $1,153,000 and $978,000 at June 30, 1994 and
  December 31, 1993 and 1992, respectively.

NOTE 10 - NOTES PAYABLE

  Notes payable consist of the following:

                                               June 30,           December 31,
                                                 1994          1993          1992
                                               --------      --------      --------
   Norwest Bank Minnesota, National
   Association, due on demand, interest
   paid quarterly at the Norwest prime
   rate of 6.25% as of June 30, 1994.
   Secured by all property and stock of
   the Company.                                $100,000      $ 50,000      $      0

   Various individuals, due on demand,
   interest paid semi-annually at the
   Bank's prime rate of 6.25% as of
   June 30, 1994.  There is no stated
   security.                                    120,000       120,000       192,000

   Former stockholder, note dated
   March 1, 1992, due in $40,000 annual
   payments through March 31, 2002.
   Interest is variable at the bank
   prime rate of 6.25% as of June 30,
   1994.  Secured by stock of the Company.      320,000       360,000       400,000
                                               --------      --------      --------

                                               $540,000      $530,000      $592,000
                                               --------      --------      --------
                                               --------      --------      --------

  Following is a schedule of maturities of notes payable:

   Twelve Month Period Ended June 30,                         Amount
   ----------------------------------                        --------
                 1995                                        $260,000
                 1996                                          40,000
                 1997                                          40,000
                 1998                                          40,000
                 1999                                          40,000
              Thereafter                                      120,000
                                                             --------

                                                             $540,000
                                                             --------
                                                             --------

NOTE 11 - INCOME TAXES

  The Company adopted SFAS No. 109 in 1993 and has elected to apply the provisions retroactively beginning January 1, 1991. The cumulative effect of this change in accounting for income taxes is $50,000 determined as of January 1, 1991 and is reported separately in the consolidated statement of operations for the year ended December 31, 1991 as a reduction of net income.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 11 - INCOME TAXES (Continued)

  Income tax expense (benefit) consists of:

                               Six Months Ended
                                   June 30,              Years Ended December 31,
                             --------------------    --------------------------------
                               1994        1993        1993        1992        1991
                             --------    --------    --------    --------    --------
   Current
     Federal                 $150,372    $127,000    $302,887    $251,659    $146,831
     State                     60,000      54,500     123,846     106,272      66,569
   Deferred                                           (30,000)    (25,000)    (20,000)
                             --------    --------    --------    --------    --------

   Net Income Tax Expense    $210,372    $181,500    $396,733    $332,931    $193,400
                             --------    --------    --------    --------    --------
                             --------    --------    --------    --------    --------

  Income tax expense differs from the amounts computed by applying the federal income tax rate of 34% to income before income taxes, cumulative effect of change in accounting method and minority interest as a result of the following:

                               Six Months Ended
                                   June 30,              Years Ended December 31,
                             --------------------    --------------------------------
                               1994        1993        1993        1992        1991
                             --------    --------    --------    --------    --------
   Computed "expected"
    tax expense              $256,400    $211,500    $404,115    $358,100    $235,265

   Increase (reduction)
    in income tax expense
    resulting from:

     Tax exempt income        (32,300)    (29,600)    (86,360)    (76,980)    (57,900)

   State income tax, net
    of federal income
    tax benefit                50,500      41,700      81,750      70,225      43,230

   Other, net                 (64,228)    (42,100)     (2,772)    (18,414)    (27,195)
                             --------    --------    --------    --------    --------

      Net Income Tax
       Expense               $210,372    $181,500    $396,733    $332,931    $193,400
                             --------    --------    --------    --------    --------
                             --------    --------    --------    --------    --------

  The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                            June 30,          December 31,
                                            --------     ---------------------
                                              1994         1993         1992
                                            --------     --------     --------
   Deferred Tax Assets:
     Allowance for loan losses              $125,000     $125,000     $ 95,000
     Unrealized loss on securities
      available for sale                      60,000
   Deferred Tax Liabilities:
     Unrealized Gain on Securities
      available for sale                           0      (35,000)           0
                                            --------     --------     --------

      Net Deferred Tax Assets
       (Liabilities)                        $185,000     $ 90,000     $ 95,000
                                            --------     --------     --------
                                            --------     --------     --------

  There has been no valuation allowance for deferred tax assets.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 12 - EMPLOYEE BENEFIT PLAN

  The Bank has a profit sharing plan qualifying under Internal Revenue Service Code Section 401(k) that covers all employees who have reached the age of 21 and worked at least 1,000 hours for the Bank. The Bank makes an annual contribution to the plan, which is allocated to each participant based on their compensation. Participants become vested from 20% to 100% in 20% increments for each year of service from two to six years. The Bank's contributions are charged to salaries and employee benefits and were $0 for the six-month period ended June 30, 1994, $72,819, $56,309 and $54,385 for the years ended December 31, 1993, 1992 and 1991, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

  The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit, interest rate and liquidity risk in excess of the amount recognized in the accompanying statements of financial condition.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank had outstanding commitments to extend credit of approximately $205,000, $279,500 and $250,500 at June 30, 1994 and December 31, 1993 and 1992, respectively.

  Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. The standby letters of credit are primarily issued to support private borrowing arrangements, and expire during 1994. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in making loans to customers. The amount of collateral the Bank obtains to support standby letters of credit is based on management's credit evaluation of the borrower. Since the conditions under which the Bank is required to fund standby letters of credit may not materialize, the cash requirements are expected to be less than the total outstanding commitments. The Bank had outstanding standby letters of credit of approximately $17,000, $14,000 and $9,000 at June 30, 1994 and December 31, 1993 and 1992, respectively.

NOTE 14 - RELATED PARTY TRANSACTIONS

  The Bank has entered into transactions with its directors, officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other favorable or unfavorable features. Loans to directors, officers, significant stockholders and their affiliates did not exceed five percent of stockholders' equity.

           ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 14 - RELATED PARTY TRANSACTIONS (Continued)

  The Bank obtains data processing services from the holding company. Fees for these services are summarized below:

                                                          Data
                                                     Processing Fees
                                                     ---------------
    Six months ended June 30, 1994                       $ 72,336
    Six months ended June 30, 1993                       $ 91,958

    Year Ended December 31, 1993                         $184,457
    Year Ended December 31, 1992                         $184,651
    Year Ended December 31, 1991                         $175,907

NOTE 15 - SUBSEQUENT EVENT

  On May 24, 1994, the Holding Company and Norwest Corporation entered into an Agreement and Plan of Reorganization (the Agreement) whereby the Company would be merged with Norwest. All of the Company's outstanding common stock will be exchanged for Norwest common stock. The number of shares of Norwest common stock received in the exchange for the Company's common stock will be equal to 297,290 shares. The outstanding common stock of the Bank that is not owned by the Company will be exchanged for Norwest common stock equal to 39,965 shares.

NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

                        STATEMENTS OF FINANCIAL CONDITION

                                             June 30,             December 31,
                                            -----------    --------------------------
                                               1994           1993           1992
                                            -----------    -----------    -----------
                                            (Unaudited)                   (Unaudited)
 Assets
   Cash and cash equivalents                $     9,216    $    40,707    $    16,472
   Investments in the Bank                    4,201,892      4,081,314      3,683,229
   Other assets                                  73,982         47,632        108,364
                                            -----------    -----------    -----------

        Total Assets                        $ 4,285,090    $ 4,169,653    $ 3,808,065
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------

 Liabilities and Stockholders' Equity
   Notes payable                            $   540,000    $   530,000    $   592,000
   Other liabilities                                225            267            205
                                            -----------    -----------    -----------

     Total Liabilities                      $   540,225    $   530,267    $   592,205
                                            -----------    -----------    -----------

   Stockholders' Equity
     Common stock                           $   135,575    $   135,575    $   135,575
     Paid-in capital                            505,452        505,452        505,452
     Treasury stock                            (454,192)      (454,192)      (454,192)
     Retained earnings                        3,558,030      3,452,551      3,029,025
                                            -----------    -----------    -----------

      Total Stockholders' Equity            $ 3,744,865    $ 3,639,386    $ 3,215,860
                                            -----------    -----------    -----------

        Total Liabilities and
         Stockholders' Equity               $ 4,285,090    $ 4,169,653    $ 3,808,065
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                            STATEMENTS OF OPERATIONS

                                                        Six-Month Periods Ended
                                                                June 30,
                                                      ----------------------------
                                                         1994             1993
                                                      -----------      -----------
                                                      (Unaudited)      (Unaudited)
 Income
   Data processing                                    $    72,336      $    91,958
   Other income                                               785              325
                                                      -----------      -----------

     Total Income                                     $    73,121      $    92,283
                                                      -----------      -----------

 Expenses
   Interest expense                                   $    16,267      $    15,701
   Other expense                                          123,559           69,746
                                                      -----------      -----------

     Total Expenses                                   $   139,826      $    85,447
                                                      -----------      -----------

 Income (loss) before income tax and equity
 in undistributed earnings of subsidiary              $   (66,705)     $     6,836

 Income tax expense                                           372
                                                      -----------      -----------

 Income (loss) before equity in undistributed
 earnings of subsidiary                               $   (67,077)     $     6,836

 Equity in earnings of subsidiary                         465,236          383,841
                                                      -----------      -----------

 Net Income                                           $   398,159      $   390,677
                                                      -----------      -----------
                                                      -----------      -----------

                            STATEMENTS OF OPERATIONS

                                                 Years Ended December 31,
                                         -----------------------------------------
                                            1993           1992           1991
                                         -----------    -----------    -----------
                                                        (Unaudited)    (Unaudited)
 Income
   Data processing                       $   184,457    $   189,101    $   182,982
   Other income                                  540         10,975            444
                                         -----------    -----------    -----------

     Total Income                        $   184,997    $   200,076    $   183,426
                                         -----------    -----------    -----------

 Expenses
   Interest expense                      $    30,219    $    35,535    $    19,949
   Other expense                             145,122        161,827        183,102
                                         -----------    -----------    -----------

     Total Expenses                      $   175,341    $   197,362    $   203,051
                                         -----------    -----------    -----------

 Income (loss) before income tax
 and equity in undistributed earnings
 of subsidiary                           $     9,656    $     2,714    $   (19,625)

 Income tax expense                           44,425         12,931          9,400
                                         -----------    -----------    -----------

 Loss before equity in undistributed
 earnings of subsidiary                  $   (34,769)   $   (10,217)   $   (29,025)

 Equity in earnings of subsidiary            702,195        621,902        447,421
                                         -----------    -----------    -----------

 Net Income                              $   667,426    $   611,685    $   418,396
                                         -----------    -----------    -----------
                                         -----------    -----------    -----------

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                            STATEMENTS OF CASH FLOWS

                                                         Six-Month Periods Ended
                                                                June 30,
                                                      ----------------------------
                                                         1994             1993
                                                      -----------      -----------
                                                      (Unaudited)      (Unaudited)
                                                      -----------      -----------
 Cash flows from operating activities
   Net income                                         $   398,159      $   387,397
   Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
     Depreciation and amortization                          6,771           18,508
     Dividends received from subsidiary                   344,659          304,110
     Equity in earnings of subsidiary                    (465,236)        (383,841)
     Change in other assets                                (8,121)          20,136
     Change in other liabilities                              (42)             (25)
                                                      -----------      -----------

      Total Adjustments                               $  (121,969)     $   (41,112)
                                                      -----------      -----------

        Net cash provided (used) by operating
         activities                                   $   276,190      $   346,285
                                                      -----------      -----------

 Cash flows from investing activities
   Increase in loan participations                    $   (25,000)     $         0
                                                      -----------      -----------

        Net cash provided (used) by investing
         activities                                   $   (25,000)     $         0
                                                      -----------      -----------

 Cash flows from financing activities
   Proceeds from notes payable                        $    60,000
   Repayments of notes payable                            (50,000)     $  (112,000)
   Dividends paid                                        (292,680)        (243,900)
                                                      -----------      -----------

        Net cash flows provided (used) by financing
         activities                                   $  (282,680)     $  (355,900)
                                                      -----------      -----------

 Net decrease in cash and cash equivalents            $   (31,490)     $    (9,615)

 Cash and cash equivalents - beginning of period           40,707           16,472
                                                      -----------      -----------

 Cash and cash equivalents - end of period            $     9,217      $     6,857
                                                      -----------      -----------
                                                      -----------      -----------


 Supplemental disclosure of cash flow information:

   Cash paid for:

     Interest on deposits and borrowings              $    16,267      $    15,701
                                                      -----------      -----------
                                                      -----------      -----------

     Income taxes                                     $       372      $         0
                                                      -----------      -----------
                                                      -----------      -----------

          ALEXANDRIA SECURITIES AND INVESTMENT COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Data as of and for the six-month periods ended June 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                            STATEMENTS OF CASH FLOWS

                                                      Years Ended December 31,
                                              -----------------------------------------
                                                 1993           1992           1991
                                              -----------    -----------    -----------
                                                             (Unaudited)    (Unaudited)
 Cash flows from operating activities
   Net income                                 $   667,426    $   611,685    $   418,396
   Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities:
     Depreciation and amortization                 37,020         51,959         50,983
     Dividends received from subsidiary           304,110        202,740        202,640
     Equity in earnings of subsidiary            (702,195)      (621,902)      (447,421)
     Change in other assets                        23,712         49,329        (66,688)
     Change in other liabilities                       62            (89)           105
                                              -----------    -----------    -----------

      Total adjustments                       $  (337,291)   $  (317,963)   $  (442,761)
                                              -----------    -----------    -----------

        Net cash provided (used) by
         operating activities                 $   330,135    $   293,722    $   158,015
                                              -----------    -----------    -----------

 Cash flows from financing activities
   Repurchase of stock                                       $   (54,192)
   Repayments of notes payable                $   (62,000)       (72,153)   $   (30,428)
   Dividends paid                                (243,900)      (151,218)      (135,575)
                                              -----------    -----------    -----------

        Net cash provided (used) by
         financing activities                 $  (305,900)   $  (277,563)   $  (166,003)
                                              -----------    -----------    -----------

 Net increase (decrease) in cash and
  cash equivalents                            $    24,235    $    16,159    $    (7,988)

 Cash and cash equivalents - beginning
  of year                                          16,472            313          8,301
                                              -----------    -----------    -----------

 Cash and cash equivalents - end of
  year                                        $    40,707    $    16,472    $       313
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------


 Supplemental disclosures of cash flow
  information

   Cash paid for:

     Interest on deposits and borrowings      $    30,219    $    35,535    $    19,949
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

     Income taxes                             $    44,425    $    12,931    $     9,400
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

 Supplemental schedule of non-cash
  financing activities:

   During 1992, the Company reacquired
   545 shares of stock from a former
   stockholder for $454,192.  $54,192
   was paid in cash and $400,000 was
   financed with a note payable.

                        [COMMUNITY STATE BANK Letterhead]




                                  VERIFICATION



August 22, 1994



     The statement of financial condition of Community State Bank of Alexandria, a 88.15% owned subsidiary of Alexandria Securities and Investment Company, as of June 30, 1994 and December 31, 1993 and 1992, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the six-month periods ended June 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, have been prepared under our control.

     In our opinion, the aforementioned financial statements present fairly the financial position of Community State Bank of Alexandria at June 30, 1994 and December 31, 1993 and 1992, and the results of operations, changes in stockholders' equity, and cash flows for each of the six-month periods ended June 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles applied on a consistent basis.


/s/ Micheal L. Lillehaugen
- -------------------------------------
Micheal L. Lillehaugen
President


/s/ Carol Meyer
- -------------------------------------
Carol Meyer
Vice President/Cashier

                       COMMUNITY STATE BANK OF ALEXANDRIA
                        STATEMENTS OF FINANCIAL CONDITION

                                                                            December 31,
                                                        June 30,     --------------------------
                                                         1994           1993           1992
                                                      -----------    -----------    -----------
                                                      (Unaudited)    (Unaudited)    (Unaudited)
ASSETS
  Cash and cash equivalents                           $ 2,749,602    $ 1,874,608    $ 1,977,753
  Federal funds sold                                    2,100,000      2,950,000      2,800,000
  Securities available for sale, approximate
   market value of $7,234,265 (unaudited),
   $6,748,238 (unaudited), and $0 (unaudited),
   respectively                                         7,382,265      6,668,238
  Unrealized holding gains (losses)                      (148,000)        80,000
  Investment securities, approximate market
   value of $4,397,921 (unaudited), $4,724,180
   (unaudited), and $12,139,380 (unaudited),
   respectively                                         4,475,370      4,695,067     12,041,928
  Loans                                                38,841,853     39,104,140     36,270,143
  Less allowance for loan losses                         (445,588)      (445,963)      (375,000)
  Premises and equipment, net                           1,175,371      1,225,665      1,256,142
  Cash surrender value of life insurance, net           1,367,110      1,365,670      1,349,710
  Accrued interest receivable                             416,591        382,124        431,998
  Other real estate owned                                  51,100         51,100        203,792
  Deferred income taxes                                   185,000         90,000         95,000
  Other assets                                             48,413         25,664         34,849
                                                      -----------    -----------    -----------

           Total Assets                               $58,199,087    $58,066,313    $56,086,315
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest bearing                            $ 8,807,014    $ 7,883,378    $ 7,377,575
      Interest bearing                                 43,673,413     44,079,671     43,127,296
                                                      -----------    -----------    -----------

        Total Deposits                                $52,480,427    $51,963,049    $50,504,871

    Short term borrowings                                 497,360        843,518        743,861
    Accrued interest payable                              320,649        326,024        353,657
    Other liabilities                                      80,583        133,642        210,457
                                                      -----------    -----------    -----------

        Total Liabilities                             $53,379,019    $53,266,233    $51,812,846
                                                      -----------    -----------    -----------

  Stockholders' Equity
    Common stock
      Par value - $25
      Authorized - 11,500 shares
      Issued and outstanding - 11,500 shares          $   287,500    $   287,500    $   287,500
    Paid-in capital                                     2,712,500      2,712,500      2,712,500
    Unrealized holding gains (losses)                     (88,000)        45,000
    Retained earnings                                   1,908,068      1,755,080      1,273,469
                                                      -----------    -----------    -----------

        Total Stockholders' Equity                    $ 4,820,068    $ 4,800,080    $ 4,273,469
                                                      -----------    -----------    -----------

          Total Liabilities and Stockholders'
           Equity                                     $58,199,087    $58,066,313    $56,086,315
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                            STATEMENTS OF OPERATIONS

                                   Three-Month Period Ended      Six-Month Periods Ended
                                           June 30,                     June 30,
                                  --------------------------    --------------------------
                                     1994           1993           1994           1993
                                  -----------    -----------    -----------    -----------
                                  (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
INTEREST INCOME
  Loans                            $  848,239    $   872,411    $ 1,676,593    $ 1,703,793
  Securities
    Taxable                           111,150        111,833        214,441        256,284
    Nontaxable                         68,938         67,959        139,065        137,360
  Federal funds sold                   21,211          7,418         40,938         20,411
                                  -----------    -----------    -----------    -----------

       Total Interest Income      $ 1,049,538    $ 1,059,621    $ 2,071,037    $ 2,117,848
                                  -----------    -----------    -----------    -----------

INTEREST EXPENSE
  Deposits                        $   419,013    $   428,547    $   833,825    $   873,609
  Short-term borrowings                 3,561          3,686          7,032          7,744
                                  -----------    -----------    -----------    -----------

       Total Interest Expense     $   422,574    $   432,233    $   840,857    $   881,353
                                  -----------    -----------    -----------    -----------

NET INTEREST INCOME               $   626,964    $   627,388    $ 1,230,180    $ 1,236,495

PROVISION FOR LOAN LOSSES                   0         30,000              0         60,000
                                  -----------    -----------    -----------    -----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES        $   626,964    $   597,388    $ 1,230,180    $ 1,176,495
                                  -----------    -----------    -----------    -----------

OPERATING INCOME
  Service charges and fees        $   161,966    $   213,630    $   338,513    $   356,388
  Other                                16,112         23,429         51,573         63,965
                                  -----------    -----------    -----------    -----------

       Total Operating Income     $   178,078    $   237,059    $   390,086    $   420,353
                                  -----------    -----------    -----------    -----------

OPERATING EXPENSES
  Salaries and employee
   benefits                       $   223,399    $   214,010    $   451,979    $   427,855
  Net occupancy expense                60,703         61,982        129,150        120,742
  FDIC insurance assessment            27,300         30,000         54,600         60,000
  Data processing                     (15,050)        47,535         23,751         92,361
  Insurance                             6,552         12,299         15,631         24,485
  Management advisory services         20,400         18,000         41,240         35,700
  Postage and supplies                 13,757         22,161         38,952         41,933
  (Gains) losses on sales of
   securities                         (14,115)        (6,716)       (14,115)        (9,562)
  Other                                64,004         85,358        125,090        198,127
                                  -----------    -----------    -----------    -----------

       Total Operating Expenses   $   386,950    $   484,629    $   866,278    $   991,641
                                  -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES        $   418,092    $   349,818    $   753,988    $   605,207

INCOME TAX EXPENSE                    105,000        116,500        210,000        181,500
                                  -----------    -----------    -----------    -----------

NET INCOME                        $   313,092    $   233,318    $   543,988    $   423,707
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------

NET INCOME PER SHARE                   $27.23         $20.29         $47.30         $36.84
                                       ------         ------         ------         ------
                                       ------         ------         ------         ------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                            STATEMENTS OF OPERATIONS

                                                              Years Ended December 31,
                                                      -----------------------------------------
                                                         1993           1992           1991
                                                      -----------    -----------    -----------
                                                      (Unaudited)    (Unaudited)    (Unaudited)
INTEREST INCOME
  Loans                                               $ 3,430,832    $ 3,407,902    $ 3,554,244
  Securities
    Taxable                                               442,687        625,205        602,362
    Nontaxable                                            276,712        262,784        239,669
  Federal funds sold                                       76,515         80,533        152,622
                                                      -----------    -----------    -----------

      Total Interest Income                           $ 4,226,746    $ 4,376,424    $ 4,548,897
                                                      -----------    -----------    -----------

INTEREST EXPENSE
  Deposits                                            $ 1,735,040    $ 2,057,613    $ 2,476,055
  Short-term borrowings                                    13,813         15,240         30,233
                                                      -----------    -----------    ------------

      Total Interest Expense                          $ 1,748,853    $ 2,072,853    $ 2,506,288
                                                      -----------    -----------    -----------

NET INTEREST INCOME                                   $ 2,477,893    $ 2,303,571    $ 2,042,609

PROVISION FOR LOAN LOSSES                                  90,000        107,170        108,448
                                                      -----------    -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
 LOSSES                                               $ 2,387,893    $ 2,196,401    $ 1,934,161
                                                      -----------    -----------    -----------

OPERATING INCOME
  Service charges and fees                            $   768,308    $   652,931    $   420,406
  Other                                                   109,824        103,039         79,778
                                                      -----------    -----------    -----------

      Total Operating Income                          $   878,132    $   755,970    $   500,184
                                                      -----------    -----------    -----------

OPERATING EXPENSES
  Salaries and employee benefits                      $   995,475    $   896,633    $   779,683
  Net occupancy expense                                   247,972        226,702        205,126
  FDIC insurance assessment                               120,000        123,300        108,630
  Data processing                                         185,579        185,675        176,407
  Insurance                                                49,442         47,773         45,223
  Management advisory services                             76,100         65,537         92,240
  Postage and supplies                                     88,197         86,328         84,044
  (Gains) losses on sales of securities                  (22,794)        (21,185)        (4,042)
  Other                                                   347,135        291,087        235,453
                                                      -----------    -----------    -----------

      Total Operating Expenses                        $ 2,087,106    $ 1,901,850    $ 1,722,764
                                                      -----------    -----------    -----------

NET INCOME BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING METHOD                $ 1,178,919    $ 1,050,521    $   711,581

INCOME TAX EXPENSE                                        352,308        320,000        184,000

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING METHOD                                         50,000
                                                      -----------    -----------    -----------

NET INCOME                                            $   826,611    $   730,521    $   577,581
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

NET INCOME PER SHARE                                       $71.87         $63.52         $50.22
                                                           ------         ------         ------
                                                           ------         ------         ------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                  (UNAUDITED)


                                                                       Unrealized                       Total
                                            Common       Paid-in      Gain (Loss)      Retained     Stockholders'
                                             Stock       Capital     on Securities     Earnings        Equity
                                           --------    ----------    -------------    ----------    -------------
BALANCE - January 1, 1991                  $287,500    $2,212,500      $       0      $  925,367      $3,425,367

  Dividends                                                                             (230,000)       (230,000)

  Net income                                                                             577,581         577,581
                                           --------    ----------      ---------      ----------      ----------

BALANCE - December 31, 1991                $287,500    $2,212,500      $       0      $1,272,948      $3,772,948

  Dividends                                                                             (230,000)       (230,000)

  Transfer to paid-in capital                             500,000                       (500,000)

  Net income                                                                             730,521         730,521
                                           --------    ----------      ---------      ----------      ----------

BALANCE - December 31, 1992                $287,500    $2,712,500      $       0      $1,273,469      $4,273,469

  Dividends                                                                             (345,000)       (345,000)

  Change in unrealized gain (loss)                                        45,000                          45,000

  Net income                                                                             826,611         826,611
                                           --------    ----------      ---------      ----------      ----------

BALANCE - December 31, 1993                $287,500    $2,712,500      $  45,000      $1,755,080      $4,800,080

  Dividends                                                                             (391,000)       (391,000)

  Change in unrealized gain (loss)                                      (133,000)                       (133,000)

  Net income                                                                             543,988         543,988
                                           --------    ----------      ---------      ----------      ----------

BALANCE - June 30, 1994                    $287,500    $2,712,500      $ (88,000)     $1,908,068      $4,820,068
                                           --------    ----------      ---------      ----------      ----------
                                           --------    ----------      ---------      ----------      ----------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                            STATEMENTS OF CASH FLOWS

                                                                     For the Six-Month
                                                                      Periods Ended
                                                                         June 30,
                                                                --------------------------
                                                                   1994           1993
                                                                -----------    -----------
                                                                (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $   543,988    $   423,707
                                                                -----------    -----------
  Adjustments to Reconcile Net Income to Net Cash
   Provided (Used) by Operating Activities:
    Depreciation                                                $    57,635    $    55,404
    Provision for loan losses                                                       60,000
    (Gains) losses on sales of securities                           (14,115)        (6,716)
    Change in accrued interest receivable                           (34,467)        64,488
    Change in accrued interest payable                               (5,375)       (16,124)
    Change in cash surrender value of life insurance                 (1,440)       (10,765)
    Change in other assets                                          (22,749)       120,864
    Change in other liabilities                                     (53,059)      (129,448)
                                                                -----------    -----------

      Total Adjustments                                         $   (73,570)   $   137,703
                                                                -----------    -----------

        Net Cash Provided (Used) by Operating Activities        $   470,418    $   561,410
                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Change in federal funds sold                                  $   850,000    $ 1,380,000
  Proceeds from maturities and sales of securities                  814,114      4,070,005
  Purchases of securities                                        (1,294,329)    (2,251,375)
  Loan (origination) repayments, net                                261,912     (3,530,741)
  Purchase of premises and equipment, net                            (7,341)       (47,320)
                                                                -----------    -----------

        Net Cash Provided (Used) by Investing Activities        $   624,356    $  (379,431)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in deposits                                            $   517,378    $   917,277
  Change in short-term borrowings                                  (346,158)      (181,677)
  Dividends paid                                                   (391,000)      (345,000)
                                                                -----------    -----------

        Net Cash Provided (Used) by Financing Activities        $  (219,780)   $   390,600
                                                                -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            $   874,994    $   572,579

CASH AND CASH EQUIVALENTS - beginning of period                   1,874,608      1,977,753
                                                                -----------    -----------

CASH AND CASH EQUIVALENTS - end of period                       $ 2,749,602    $ 2,550,332
                                                                -----------    -----------
                                                                -----------    -----------





SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid for:

    Interest on deposits and borrowings                         $   846,232    $   897,477
                                                                -----------    -----------
                                                                -----------    -----------

    Income taxes                                                $   272,175    $   306,804
                                                                -----------    -----------
                                                                -----------    -----------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                            STATEMENTS OF CASH FLOWS

                                                          For the Years Ended December 31,
                                                      -----------------------------------------
                                                         1993           1992           1991
                                                      -----------    -----------    -----------
                                                      (Unaudited)    (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                          $   826,611    $   730,521    $   577,581
                                                      -----------    -----------    -----------
  Adjustments to Reconcile Net Income to Net
   Cash Provided (Used) by Operating
   Activities:
    Depreciation and amortization                     $   122,182    $   108,310    $   105,385
    Provision for loan losses                              90,000        107,170        108,448
    (Gains) losses on sales of securities                 (22,794)       (21,185)        (4,042)
    Change in accrued interest receivable                  49,874         (2,299)        39,768
    Change in accrued interest payable                    (27,633)       (23,523)      (114,503)
    Change in cash surrender value of life
     insurance                                            (15,960)       (29,115)        12,639
    Change in other assets                                  9,184          5,806         12,243
    Deferred income taxes                                 (30,000)       (25,000)       (20,000)
    Change in other liabilities                           (76,815)       145,683       (155,650)
    Cumulative effect of change in accounting
     method                                                                             (50,000)
                                                      -----------    -----------    -----------

      Total Adjustments                               $    98,038    $   265,847    $   (65,712)
                                                      -----------    -----------    -----------

        Net Cash Provided (Used) by Operating
         Activities                                   $   924,649    $   996,368    $   511,869
                                                      -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Change in federal funds sold                        $  (150,000)   $(1,000,000)   $  (300,000)
  Proceeds from maturities and sales of
   securities                                           3,938,722      4,683,237      2,936,025
  Purchases of securities                              (3,237,304)    (6,680,816)    (5,329,967)
  Loan (origination) repayments, net                   (2,864,238)    (2,762,434)    (2,176,838)
  Proceeds from sale of other real estate
   owned                                                  163,896
  Purchase of premises and equipment, net                 (91,705)      (167,652)       (45,312)
                                                      -----------    -----------    -----------

        Net Cash Provided (Used) by Investing
         Activities                                   $(2,240,629)   $(5,927,665)   $(4,916,092)
                                                      -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in deposits                                  $ 1,458,178    $ 4,479,886    $ 3,352,380
  Change in short-term borrowings                          99,657        275,589       (101,208)
  Dividends paid                                         (345,000)      (230,000)      (230,000)
                                                      -----------    -----------    -----------

        Net Cash Provided (Used) by Financing
         Activities                                   $ 1,212,835    $ 4,525,475    $ 3,021,172
                                                      -----------    -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS             $  (103,145)   $  (405,822)   $(1,383,051)

CASH AND CASH EQUIVALENTS - beginning of year           1,977,753      2,383,575      3,766,626
                                                      -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - end of year               $ 1,874,608    $ 1,977,753    $ 2,383,575
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                            STATEMENTS OF CASH FLOWS

                                                          For the Years Ended December 31,
                                                      -----------------------------------------
                                                         1993           1992           1991
                                                      -----------    -----------    -----------
                                                      (Unaudited)    (Unaudited)    (Unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

  Cash paid for:

    Interest on deposits and borrowings               $ 1,776,486    $ 2,096,376    $ 2,620,791
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

    Income taxes                                      $   457,085    $   202,132    $   334,902
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

SUPPLEMENTAL DISCLOSURES OF NON CASH
 INVESTING ACTIVITIES

  Transfer of loans to other real estate
   owned                                              $         0    $   147,792    $         0
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


                 See accompanying Notes to Financial Statements

                       COMMUNITY STATE BANK OF ALEXANDRIA
                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Community State Bank of Alexandria (the Bank) provides traditional community banking services. Alexandria Securities and Investment Company (the Holding Company), a one-bank holding company, owns 88% of the Bank's common stock.

  The statements of financial condition as of June 30, 1994 and December 31, 1993 and 1992 and the related statements of operations, stockholders' equity and cash flows for the six-month periods ended June 30, 1994 and 1993, and the years ended December 31, 1993, 1992 and 1991 are unaudited. However, in the opinion of management, these financial statements include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation of the Company's financial position. The results of operations for the unaudited six month period ended June 30, 1994, are not necessarily indicative of the results which may be expected for the entire fiscal year 1994.

  CHANGES IN METHOD OF ACCOUNTING FOR INCOME TAXES - In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. The Company adopted SFAS No. 109 during 1993 and has elected to apply the provisions retroactively beginning January 1, 1991. As a result, the consolidated financial statements for 1992 and 1991 have been restated to apply the new method of accounting retroactively.

  SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of the change in the method of accounting for income taxes as of January 1, 1991 is reported separately in the 1991 statement of operations.

  The effect of SFAS No. 109 on net income per share for 1992 and 1991 is as follows:

                                                             Years Ended December 31,
                                                             ------------------------
                                                               1992            1991
                                                             --------        --------
   Net income, before change in accounting method            $705,521        $507,581
   Cumulative effect of change in accounting method                 0          50,000
   Effect of SFAS No. 109                                      25,000          20,000
                                                             --------        --------

       Net income, as restated                               $730,521        $577,581
                                                             --------        --------
                                                             --------        --------

   Per Share Information:
     Net income before change in accounting method           $  61.35        $  44.14
     Cumulative effect of change in accounting method            0.00            4.34
     Effect of SFAS No. 109                                      2.17            1.74
                                                             --------        --------

       Net income, as restated                               $  63.52        $  50.22
                                                             --------        --------
                                                             --------        --------

  CHANGES IN METHOD OF ACCOUNTING FOR INVESTMENTS - In June 1993, the FASB issued SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addressed the accounting and reporting for investments by classifying them into three categories: securities held to maturity, trading securities and securities available for sale. The Company adopted SFAS No. 115 effective December 31, 1993. The statement has not been applied retroactively and accordingly financial statements for periods prior to December 31, 1993 have not been restated.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  BASIS OF PRESENTATION - The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change in the near-term relate to the determination of the allowance for losses on loans and other real estate owned.

  INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE - Investment securities are recorded at amortized cost because the Bank has the ability and intent to hold these securities to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Unrealized gains and losses on the sale of investment securities are computed on the specific identification basis.

  Securities available for sale include investments that management intends to use as part of its asset/liability strategy or that may be sold in response to changes in prepayment risk or other similar factors. Securities available for sale are stated at market. Unrealized gains and losses on adjustments to market values are included as a separate component of stockholders' equity in the statement of financial condition until realized. Realized gains and losses on sales of securities are determined using the specific identification method and are reported in the statement of operations.

  ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate. Such agencies may require additions to the allowances based on their judgment about information available to them at the time of their examination. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. Management believes the allowance for loan losses is adequate.

  INTEREST INCOME ON LOANS - Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when a loan has been past due for 90 days. Upon such discontinuance, all unpaid accrued interest is reversed. Interest is subsequently recognized as income to the extent cash is received when, in management's judgment, principal is collectible.

  PREMISES AND EQUIPMENT - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method.

  CASH SURRENDER VALUE OF LIFE INSURANCE - The Bank is owner and beneficiary of life insurance policies covering certain key employees and directors. These policies are recorded at their cash surrender values.

  OTHER REAL ESTATE OWNED - Real estate acquired through foreclose and in-substance foreclosures are recorded at the lesser of the balance of the loan at the date of acquisition plus costs of acquisition or fair value less estimated costs to sell. Operating expenses of such properties, gains and losses on their disposition or further reductions in the carrying value resulting from a decline in fair value less estimated costs to sell are charged against operating expenses as incurred. In-substance foreclosures consist of loans accounted for as foreclosed property even though actual foreclosure has not occurred. Although the collateral underlying these loans has not been repossessed, the borrower has little or no equity in the collateral at its current estimated fair market value, proceeds for repayment are expected to come only from the operation or sale of the collateral, and either the borrower has abandoned control of the property or it is doubtful that the borrower will rebuild equity in the collateral or repay the loan by other means in the foreseeable future.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  INCOME TAXES - The Bank and the Holding Company file a consolidated income tax return. Income taxes of the Bank are allocated on a separate return basis with current taxes payable being accrued in the period they arise.

  NET INCOME PER SHARE - Net income per share is calculated as net income divided by shares of common stock outstanding.

  CASH AND CASH EQUIVALENTS - For the purpose of presentation in the statements of cash flows, cash and cash equivalents include cash on hand, cash clearings, and demand deposits with banks.

NOTE 2 - CASH AND CASH EQUIVALENTS

  The Bank is required to maintain average reserve balances with the Federal Reserve Bank or minimum levels of cash in its own vault. The Bank has elected to hold adequate reserves of cash on hand. Cash on hand at June 30, 1994 and December 31, 1993 was approximately $499,000 and $390,000, respectively.

NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES

  The amortized cost and estimated market values of investment securities and securities available for sale are as follows:

                                                             June 30, 1994
                                       --------------------------------------------------------
                                                         Gross          Gross        Estimated
                                        Amortized      Unrealized     Unrealized       Market
                                           Cost          Gains          Losses         Value
                                       -----------     ----------     ----------     ----------
   Securities Available for
    Sale:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities                $ 5,596,701        $13,177       $ 98,406    $ 5,511,472
     Obligations of state and
      political subdivisions               255,000                         5,619        249,381
     Mortgage backed securities            781,906                        36,194        745,712
     Equity securities                     748,658                        20,958        727,700
                                       -----------        -------       --------    -----------

       Securities Available
        for Sale                       $ 7,382,265        $13,177       $161,177    $ 7,234,265
                                       -----------        -------       --------    -----------

   Investment Securities:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities                $    97,750                      $    719    $    97,031
     Obligations of state and
      political subdivisions             3,328,459        $31,618         84,771      3,275,306
     Mortgage backed securities          1,049,161         10,569         34,146      1,025,584
                                       -----------        -------       --------    -----------

       Investment Securities           $ 4,475,370        $42,187       $119,636    $ 4,397,921
                                       -----------        -------       --------    -----------

                                       $11,857,635        $55,364       $280,813    $11,632,186
                                       -----------        -------       --------    -----------
                                       -----------        -------       --------    -----------

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES (Continued)

                                                           December 31, 1993
                                       --------------------------------------------------------
                                                         Gross          Gross         Estimated
                                        Amortized      Unrealized     Unrealized       Market
                                           Cost          Gains          Losses          Value
                                       -----------     ----------     ----------    -----------
   Securities Available for
    Sale:
     U.S Treasury Securities
      and U.S. Government
      Agency Securities                $ 4,502,387       $ 48,496       $  4,633    $ 4,546,250
     Obligations of state and
      political subdivisions               430,000         16,883                       446,883
     Mortgage backed securities            804,403          3,688                       808,091
     Corporate debt securities             198,281         26,461                       224,742
     Equity securities                     733,167                        10,895        722,272
                                       -----------       --------       --------    -----------

       Securities Available
        for Sale                       $ 6,668,238       $ 95,528       $ 15,528    $ 6,748,238
                                       -----------       --------       --------    -----------

   Investment Securities:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities                $   102,287       $  1,587       $    796    $   103,078
     Obligations of state and
      political subdivisions             3,346,572         70,628         42,705      3,374,495
     Mortgage backed securities          1,246,208         15,011         14,612      1,246,607
                                       -----------       --------       --------    -----------

       Investment Securities           $ 4,695,067       $ 87,226       $ 58,113    $ 4,724,180
                                       -----------       --------       --------    -----------

                                       $11,363,305       $182,754       $ 73,641    $11,472,418
                                       -----------       --------       --------    -----------
                                       -----------       --------       --------    -----------


                                                           December 31, 1992
                                       --------------------------------------------------------
                                                         Gross          Gross         Estimated
                                        Amortized      Unrealized     Unrealized       Market
                                           Cost          Gains          Losses          Value
                                       -----------     ----------     ----------    -----------
   Investment Securities:
     U.S. Treasury Securities
      and U.S. Government
      Agency Securities                $ 3,206,300       $ 74,212                   $ 3,280,512
     Obligations of state and
      political subdivisions             3,083,170         72,491       $ 93,829      3,061,832
     Mortgage backed securities          5,016,770         51,774         22,966      5,045,578
     Corporate debt securities             196,568         21,152                       217,720
     Equity securities                     539,120                         5,382        533,738
                                       -----------       --------       --------    -----------

       Investment Securities           $12,041,928       $219,629       $122,177    $12,139,380
                                       -----------       --------       --------    -----------
                                       -----------       --------       --------    -----------

  Proceeds from sales and gross gains and losses realized from sales of investment securities and securities available for sale were as follows:

                                 Six Months Ended
                                    June 30,                      Years Ended December 31,
                           -----------------------     ----------------------------------------
                             1994          1993           1993           1992           1991
                           --------     ----------     ----------     ----------     ----------
   Proceeds from sales     $814,114     $4,070,005     $3,938,722     $4,683,237     $2,936,025

   Gross realized gains    $ 16,615     $    6,716     $   29,397     $   30,592     $   12,029

   Gross realized losses   $  2,500     $        0     $    6,602     $    9,407     $    7,986

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 3 - SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES (Continued)

  Investment securities and securities available for sale with a carrying amount of $3,555,000, $4,205,000, and $3,545,000 at June 30, 1994 and December 31,
  1993 and 1992, respectively, were pledged to secure public deposits or for other purposes required or permitted by law.

  The amortized cost and estimated market value of securities by contractual maturity (including investment securities and securities available for sale) are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                               June 30, 1994              December 31, 1993
                                        -------------------------     -------------------------
                                                       Estimated                      Estimated
                                         Amortized       Market        Amortized        Market
                                           Cost          Value           Cost           Value
                                        ----------     ----------     ----------     ----------
   Securities Available for
    Sale:
     Due in one year or less            $1,602,466     $1,611,121     $  601,113     $  612,469
     Due after one year
      through five years                 4,019,235      3,925,412      4,146,446      4,208,924
     Due after five years
      through ten years                    230,000        224,320        430,000        437,973
                                        ----------     ----------     ----------     ----------

                                        $5,851,701     $5,760,853     $5,177,559     $5,259,366
     Mortgage backed
      securities                           781,906        745,712        757,512        766,600

     Equity securities                     748,658        727,700        733,167        722,272
                                        ----------     ----------     ----------     ----------

                                        $7,382,265     $7,234,265     $6,668,238     $6,748,238
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

   Investment Securities:
     Due in one year or less            $   61,098     $   61,213     $  206,000     $  205,322
     Due after one year
      through five years                 1,315,188      1,308,107      1,295,013      1,304,998
     Due after five years
      through ten years                  2,949,316      2,886,208      3,033,483      3,052,293
                                        ----------     ----------     ----------     ----------

                                        $4,325,602     $4,255,528     $4,534,496     $4,562,613
     Mortgage backed
      securities                           149,768        142,393        160,571        161,567
                                        ----------     ----------     ----------     ----------

                                        $4,475,370     $4,397,921     $4,695,067     $4,724,180
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

  Accrued interest receivable on securities aggregated $148,437, $131,982 and $169,108 at June 30, 1994 and December 31, 1993 and 1992, respectively.

NOTE 4 - LOANS

  Loans are summarized as follows:

                                        June 30,            December 31,
                                      -----------    --------------------------
                                         1994           1993           1992
                                      -----------    -----------    -----------
   Loans
     Commercial                       $11,545,000    $11,486,000    $ 9,246,000
     Real estate - construction           742,000        759,000        794,000
     Real estate - mortgage            18,184,000     18,755,000     18,322,000
     Installment                        8,079,000      7,832,000      7,658,000
     Lease financing                       19,000         21,000         37,000
     Other                                273,000        251,000        213,000
                                      -----------    -----------    -----------

                                      $38,842,000    $39,104,000    $36,270,000
                                      -----------    -----------    -----------
                                      -----------    -----------    -----------

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 4 - LOANS (Continued)

  Included are loans on non-accrual status of $9,882, $22,228 and $7,302 at June 30, 1994 and December 31, 1993 and 1992, respectively. The impact on interest income in 1993 for non-accrual loans was approximately $3,429. There are no material commitments to lend additional funds to customers whose loans are classified as non-accrual at June 30, 1994 or December 31, 1993.

  The Bank has sold loan participations to affiliated banks with aggregate unpaid principal balances of $2,784,084, $2,951,138 and $3,316,431 at June 30, 1994 and December 31, 1993 and 1992, respectively.

  Accrued interest receivable on loans aggregated $266,997, $250,142 and $262,890 at June 30, 1994 and December 31, 1993 and 1992, respectively.

  The Bank generally grants commercial business loans, residential and commercial real estate loans, consumer loans and real estate construction loans to customers throughout central Minnesota. A substantial portion of the Bank's debtors' ability to honor their contracts is dependent upon the general economic conditions in Minnesota.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

  Activity in the allowance for loan losses is summarized as follows:

                              Six Months Ended
                                  June 30,                Years Ended December 31,
                           ---------------------     ----------------------------------
                             1994         1993         1993         1992         1991
                           --------     --------     --------     --------     --------
   Balance at beginning
    of period              $445,963     $375,000     $375,000     $321,090     $304,823
   Provision for losses                   60,000       90,000      107,170       38,448
   Net charge-offs
     Loans charged off       (1,585)     (15,624)     (24,578)     (56,028)     (23,709)
     Recoveries               1,210        4,481        5,541        2,768        1,528
                           --------     --------     --------     --------     --------

   Balance at end of
    period                 $445,588     $423,857     $445,963     $375,000     $321,090
                           --------     --------     --------     --------     --------
                           --------     --------     --------     --------     --------

NOTE 6 - PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                                June 30,            December 31,
                                              -----------    --------------------------
                                                 1994           1993           1992
                                              -----------    -----------    -----------
   Land and improvements                      $   309,478    $   309,478    $   309,478
   Buildings                                    1,081,905      1,081,905      1,077,955
   Furniture, fixtures and equipment              880,356        877,297        799,689
                                              -----------    -----------    -----------

                                              $ 2,271,739    $ 2,268,680    $ 2,187,122
   Less accumulated depreciation and
    amortization                                1,096,368      1,043,015        930,980
                                              -----------    -----------    -----------

   Premises and equipment, net                $ 1,175,371    $ 1,225,665    $ 1,256,142
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

  Depreciation expense for the six-months ended June 30, 1994 and 1993 were $57,635 and $55,404, respectively.

  Depreciation expense for the years ended December 31, 1993, 1992 and 1991 were $122,182, $108,310 and $105,385, respectively.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 7 - OTHER REAL ESTATE OWNED

  Other real estate owned is summarized as follows:

                                                 June 30,             December 31,
                                                 --------       -----------------------
                                                   1994           1993           1992
                                                 --------       --------       --------
   Real estate acquired through
    foreclosure                                  $ 51,100       $ 51,100       $203,792
                                                 --------       --------       --------
                                                 --------       --------       --------

NOTE 8 - DEPOSITS

  The Company had certificates of deposit over $100,000 of approximately $6,723,000, $4,637,724 and $4,062,830 at June 30, 1994 and December 31, 1993
  and 1992, respectively.

  Accrued interest payable on deposits aggregated $320,649, $326,024 and $353,657 at June 30, 1994 and December 31, 1993 and 1992, respectively.

NOTE 9 - SHORT-TERM BORROWINGS

  Short-term borrowings consist of U.S. Government demand notes. Borrowings are collateralized by U.S. Treasury and government agency securities aggregating approximately $1,143,000, $1,153,000 and $978,000 at June 30, 1994 and
  December 31, 1993 and 1992, respectively.

NOTE 10 - INCOME TAXES

  The Bank adopted SFAS No. 109 in 1993 and has elected to apply the provisions retroactively beginning January 1, 1991. The cumulative effect of this change in accounting for income taxes of $50,000 is determined as of January 1, 1991 and is reported separately in the consolidated statement of operations for the year ended December 31, 1990 as a reduction of net income.

  Income tax expense (benefit) consists of:

                              Six Months Ended
                                  June 30,                 Years Ended December 31,
                           ---------------------     ----------------------------------
                             1994         1993         1993         1992         1991
                           --------     --------     --------     --------     --------
   Current
     Federal               $150,000     $127,000     $123,846     $106,272     $ 66,569
     State                   60,000       54,500      258,462      238,728      137,431
   Deferred                                           (30,000)     (25,000)     (20,000)
                           --------     --------     --------     --------     --------

   Net Income Tax Expense  $210,000     $181,500     $352,308     $320,000     $184,000
                           --------     --------     --------     --------     --------
                           --------     --------     --------     --------     --------

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 10 - INCOME TAXES (Continued)

  Income tax expense differs from the amounts computed by applying the federal income tax rate of 34% to income before income taxes, cumulative effect of change in accounting method and minority interest as a result of the following:

                              Six-Months Ended
                                  June 30,                 Years Ended December 31,
                           ---------------------     ----------------------------------
                             1994         1993         1993         1992         1991
                           --------     --------     --------     --------     --------
   Computed "expected"
    tax expense            $256,400     $211,500     $400,800     $357,200     $241,900

   Increase (reduction)
    in income tax expense
    resulting from:

     Tax exempt income      (32,300)     (29,600)     (86,360)     (76,980)     (57,900)

     State income tax,
      net of federal
      income tax benefit     50,500       41,700       80,200       71,400       48,400

     Other, net             (64,600)     (42,100)     (42,332)     (31,620)     (48,400)
                           --------     --------     --------     --------     --------

       Net Income Tax
        Expense            $210,000     $181,500     $352,308     $320,000     $184,000
                           --------     --------     --------     --------     --------
                           --------     --------     --------     --------     --------

  The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                                 June 30,              December 31,
                                                 --------       -----------------------
                                                   1994           1993           1992
                                                 --------       --------       --------
   Deferred Tax Assets:
     Allowance for loan losses                   $125,000       $125,000       $ 95,000
     Unrealized loss on securities
      available for sale                           60,000
   Deferred Tax Liabilities:
     Unrealized Gain on Securities
      available for sale                                0        (35,000)             0
                                                 --------       --------       --------

      Net Deferred Tax Assets
       (Liabilities)                             $185,000       $ 90,000       $ 95,000
                                                 --------       --------       --------
                                                 --------       --------       --------

  There has been no valuation allowance for deferred tax assets.

NOTE 11 - EMPLOYEE BENEFIT PLAN

  The Bank has a profit sharing plan that covers all employees who have reached the age of 21 and worked at least 1,000 hours for the Bank. The Bank makes an annual contribution to the plan, which is allocated to each participant based on their compensation. Participants become vested from 20% to 100% in 20% increments for each year of service from two to six years. The Bank's contributions are charged to salaries and employee benefits and were $0 for the six-month period ended June 30, 1994, $72,819, $56,309 and $54,835 for the years ended December 31, 1993, 1992 and 1991, respectively.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

  The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit, interest rate and liquidity risk in excess of the amount recognized in the accompanying statements of financial condition.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank had outstanding commitments to extend credit of approximately $205,000, $279,500 and $250,500 at June 30, 1994 and December 31, 1993 and 1992, respectively.

  Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. The standby letters of credit are primarily issued to support private borrowing arrangements, and expire during 1993. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in making loans to customers. The amount of collateral the Bank obtains to support standby letters of credit is based on management's credit evaluation of the borrower. Since the conditions under which the Bank is required to fund standby letters of credit may not materialize, the cash requirements are expected to be less than the total outstanding commitments. The Bank had outstanding standby letters of credit of approximately $17,000, $14,000 and $9,000 at June 30, 1994 and December 31, 1993 and 1992, respectively.

NOTE 13 - RELATED PARTY TRANSACTIONS

  The Bank has entered into transactions with its directors, officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other favorable or unfavorable features. Loans to directors, officers, significant stockholders and their affiliates did not exceed five percent of stockholders' equity.

  The Bank obtains data processing services from the Holding Company. Fees for these services are summarized below:

                                                            Data
                                                       Processing Fees
                                                       ---------------
   Six months ended June 30, 1994                         $ 72,336
   Six months ended June 30, 1993                         $ 91,958

   Year Ended December 31, 1993                           $184,457
   Year Ended December 31, 1992                           $184,651
   Year Ended December 31, 1991                           $175,907

NOTE 15 - SUBSEQUENT EVENT

  On May 24, 1994, the Holding Company and Norwest Corporation entered into an Agreement and Plan of Reorganization (the Agreement) whereby the Company would be merged with Norwest. All of the Company's outstanding common stock will be exchanged for Norwest common stock. The number of shares of Norwest common stock received in the exchange for the Company's common stock will be equal to 297,290 shares. The outstanding common stock of the Bank that is not owned by the Company will be exchanged for Norwest common stock equal to 39,965 shares.

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

                        STATEMENTS OF FINANCIAL CONDITION

                                               June 30,             December 31,
                                              -----------    --------------------------
                                                 1994           1993           1992
                                              -----------    -----------    -----------
                                              (Unaudited)                   (Unaudited)
 Assets
   Cash and cash equivalents                  $     9,216    $    40,707    $    16,472
   Investments in the Bank                      4,201,892      4,081,314      3,683,229
   Other assets                                    73,982         47,632        108,364
                                              -----------    -----------    -----------

        Total Assets                          $ 4,285,090    $ 4,169,653    $ 3,808,065
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

 Liabilities and Stockholders' Equity
   Notes payable                              $   540,000    $   530,000    $   592,000
   Other liabilities                                  225            267            205
                                              -----------    -----------    -----------

     Total Liabilities                        $   540,225    $   530,267    $   592,205
                                              -----------    -----------    -----------

   Stockholders' Equity
     Common stock                             $   135,575    $   135,575    $   135,575
     Paid-in capital                              505,452        505,452        505,452
     Treasury stock                              (454,192)      (454,192)      (454,192)
     Retained earnings                          3,558,030      3,452,551      3,029,025
                                              -----------    -----------    -----------

      Total Stockholders' Equity              $ 3,744,865    $ 3,639,386    $ 3,215,860
                                              -----------    -----------    -----------

        Total Liabilities and
         Stockholders' Equity                 $ 4,285,090    $ 4,169,653    $ 3,808,065
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

                            STATEMENTS OF OPERATIONS

                                                             Six Month Periods Ended
                                                                     June 30,
                                                             --------------------------
                                                                1994           1993
                                                             -----------    -----------
                                                             (Unaudited)    (Unaudited)
 Income
   Data processing                                           $    72,336    $    91,958
   Other income                                                      785            325
                                                             -----------    -----------

     Total Income                                            $    73,121    $    92,283
                                                             -----------    -----------

 Expenses
   Interest expense                                          $    16,267    $    15,701
   Other expense                                                 123,559         69,746
                                                             -----------    -----------

     Total Expenses                                          $   139,826    $    85,447
                                                             -----------    -----------

 Income (loss) before income tax and equity
 in undistributed earnings of subsidiary                     $   (66,705)   $     6,836

 Income tax expense                                                  372
                                                             -----------    -----------

 Income (loss) before equity in undistributed
 earnings of subsidiary                                      $   (67,077)   $     6,836

 Equity in earnings of subsidiary                                465,236        383,841
                                                             -----------    -----------

 Net Income                                                  $   398,159    $   390,677
                                                             -----------    -----------
                                                             -----------    -----------

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                            STATEMENTS OF OPERATIONS

                                                      Years Ended December 31,
                                              -----------------------------------------
                                                 1993           1992           1991
                                              -----------    -----------    -----------
                                                             (Unaudited)    (Unaudited)
 Income
   Data processing                            $   184,457    $   189,101    $   182,982
   Other income                                       540         10,975            444
                                              -----------    -----------    -----------

     Total Income                             $   184,997    $   200,076    $   183,426
                                              -----------    -----------    -----------

 Expenses
   Interest expense                           $    30,219    $    35,535    $    19,949
   Other expense                                  145,122        161,827        183,102
                                              -----------    -----------    -----------

     Total Expenses                           $   175,341    $   197,362    $   203,051
                                              -----------    -----------    -----------

 Income (loss) before income tax
 and equity in undistributed earnings
 of subsidiary                                $     9,656    $     2,714    $   (19,625)

 Income tax expense                                44,425         12,931          9,400
                                              -----------    -----------    -----------

 Loss before equity in undistributed
 earnings of subsidiary                       $   (34,769)   $   (10,217)   $   (29,025)

 Equity in earnings of subsidiary                 702,195        621,902        447,421
                                              -----------    -----------    -----------

 Net Income                                   $   667,426    $   611,685    $   418,396
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                            STATEMENTS OF CASH FLOWS

                                                              Six-Month Periods Ended
                                                                     June 30,
                                                             --------------------------
                                                                1994           1993
                                                             -----------    -----------
                                                             (Unaudited)    (Unaudited)
 Cash flows from operating activities
   Net income                                                $   398,159    $   387,397
   Adjustments to reconcile net income to net cash
    provided (used) by operating activities:
     Depreciation and amortization                                 6,771         18,508
     Dividends received from subsidiary                          344,659        304,110
     Equity in earnings of subsidiary                           (465,236)      (383,841)
     Change in other assets                                       (8,121)        20,136
     Change in other liabilities                                     (42)           (25)
                                                             -----------    -----------

       Total adjustments                                     $  (121,969)   $   (41,112)
                                                             -----------    -----------

         Net cash provided (used) by operating
          activities                                         $   276,190    $   346,285
                                                             -----------    -----------

 Cash flows from investing activities
   Increase in loan participations                           $   (25,000)   $         0
                                                             -----------    -----------

         Net cash provided (used) by investing
          activities                                         $   (25,000)   $         0
                                                             -----------    -----------

 Cash flows from financing activities
   Proceeds from notes payable                               $    60,000
   Repayments of notes payable                                   (50,000)   $  (112,000)
   Dividends paid                                               (292,680)      (243,900)
                                                             -----------    -----------

         Net cash flows provided (used) by financing
          activities                                         $  (282,680)   $  (355,900)
                                                             -----------    -----------

 Net decrease in cash and cash equivalents                   $   (31,490)   $    (9,615)

 Cash and cash equivalents - beginning of period                  40,707         16,472
                                                             -----------    -----------

 Cash and cash equivalents - end of period                   $     9,217    $     6,857
                                                             -----------    -----------
                                                             -----------    -----------


 Supplemental disclosure of cash flow information:

   Cash paid for:

     Interest on deposits and borrowings                     $    16,267    $    15,701
                                                             -----------    -----------
                                                             -----------    -----------

     Income taxes                                            $       372    $         0
                                                             -----------    -----------
                                                             -----------    -----------

                       COMMUNITY STATE BANK OF ALEXANDRIA
                         NOTES TO FINANCIAL STATEMENTS

                                  (Unaudited)


NOTE 16 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (Continued)

                            STATEMENTS OF CASH FLOWS

                                                      Years Ended December 31,
                                              -----------------------------------------
                                                 1993           1992           1991
                                              -----------    -----------    -----------
                                                             (Unaudited)    (Unaudited)
 Cash flows from operating activities
   Net income                                 $   667,426    $   611,685    $   418,396
   Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities:
     Depreciation and amortization                 37,020         51,959         50,983
     Dividends received from subsidiary           304,110        202,740        202,640
     Equity in earnings of subsidiary            (702,195)      (621,902)      (447,421)
     Change in other assets                        23,712         49,329        (66,688)
     Change in other liabilities                       62            (89)           105
                                              -----------    -----------    -----------

       Total adjustments                      $  (337,291)   $  (317,963)   $  (260,381)
                                              -----------    -----------    -----------

         Net cash provided (used) by
          operating activities                $   330,135    $   293,722    $   158,015
                                              -----------    -----------    -----------

 Cash flows from financing activities
   Repurchase of stock                                       $   (54,192)
   Repayments of notes payable                $   (62,000)       (72,153)   $   (30,428)
   Dividends paid                                (243,900)      (151,218)      (135,575)
                                              -----------    -----------    -----------

         Net cash flows provided (used)
          by financing activities             $  (305,900)   $  (277,563)   $  (166,003)
                                              -----------    -----------    -----------

 Net increase (decrease) in cash and
  cash equivalents                            $    24,235    $    16,159    $    (7,988)

 Cash and cash equivalents - beginning
  of year                                          16,472            313          8,301
                                              -----------    -----------    -----------

 Cash and cash equivalents - end of
  year                                        $    40,707    $    16,472    $       313
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------


 Supplemental disclosures of cash flow
  information

   Cash paid for:

     Interest on deposits and borrowings      $    30,219    $    35,535    $    19,949
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

     Income taxes                             $    44,425    $    12,931    $     9,400
                                              -----------    -----------    -----------
                                              -----------    -----------    -----------

 Supplemental schedule of non-cash
  financing activities:

   During 1992, the Company reacquired
   545 shares of stock from a former
   stockholder for $454,192.  $54,192
   was paid in cash and $400,000 was
   financed with a note payable.

                                   APPENDIX A

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION,

                                       AND

                          AGREEMENT AND PLAN OF MERGER

                              AMENDED AND RESTATED
                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of May 24, 1994, and amended as of July 21, 1994, by and between ALEXANDRIA SECURITIES AND INVESTMENT COMPANY, a Minnesota corporation ("Alexandria"), COMMUNITY STATE BANK OF ALEXANDRIA, a Minnesota state bank (the "Bank"), and NORWEST CORPORATION, a Delaware corporation ("Norwest").

     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest ("Merger Co.") will merge with and into Alexandria (the "Merger") pursuant to an agreement of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of common stock of Alexandria of the par value of $25.00 per share ("Alexandria Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement (the "Effective Time of the Merger") into shares of voting common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"), and

     WHEREAS, Norwest desires that, immediately following the Merger, the Bank will merge with and into a wholly-owned subsidiary of Norwest ("Norwest Bank") under the charter of Norwest Bank (the "Bank Merger") pursuant to an agreement of merger (the "Bank Merger Agreement") in substantially the form attached hereto as Exhibit B, which provides, among other things, for the conversion and exchange of the shares of common stock of the Bank, of the par value of $25 per share, outstanding immediately prior to the time the Bank Merger becomes effective in accordance with the provisions of the Bank Merger Agreement and owned by shareholders other than Alexandria ("Bank Common Stock") into shares of Norwest Common Stock.

     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.   BASIC PLAN OF REORGANIZATION


     (a) MERGER. Subject to the terms and conditions contained herein, Merger Co. will be merged by statutory merger with and into Alexandria pursuant to the Merger Agreement, with Alexandria as the surviving corporation, in which merger each share of Alexandria Common Stock outstanding immediately prior to the Effective Time of the Merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for a number of shares of Norwest Common Stock determined by (i) multiplying the Norwest Shares (as defined below) by 88.15%, and then (ii) dividing the result thereof by the number of shares of Alexandria Common Stock outstanding immediately prior to the Merger. The "Norwest Shares" shall be 337,255; provided, however, that if the Closing Date (as defined below) is after the Target Closing Date (as defined below), the Norwest Shares shall be increased by adding to 337,255 a sum equal to 98 times the number of days between the Target Closing Date and the Closing Date. The "Target Closing Date" shall be October 31, 1994 if Alexandria has delivered audited financial statements which comply with the requirements of paragraph 4(d) hereof to Norwest no later than July 1, 1994; provided, however, that if Alexandria delivers such financial statements after July 1, 1994, the Target Closing Date shall be extended beyond October 31, 1994 by a number of days equal to the number of days between July 1, 1994 and the date such financial statements are delivered to Norwest.

     (b) THE BANK MERGER. Following the Effective Time of the Merger and on the terms and subject to the conditions set forth herein, the Bank will merge with and into Norwest Bank under the charter of Norwest Bank pursuant to the Bank Merger Agreement, in which merger each share of Bank Common Stock outstanding immediately prior to the Effective Time of the Bank Merger owned by shareholders other than Alexandria (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for a number of shares of Norwest Common Stock determined by (i) multiplying the Norwest Shares by 11.85%, and then (ii) dividing the result thereof by the number of shares of Bank Common Stock outstanding and owned by shareholders other than Alexandria immediately prior to the Bank Merger.

     (c) NORWEST COMMON STOCK ADJUSTMENTS. If between the date hereof and the Effective Time of the Merger shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Norwest Common Stock Adjustment"), then (i) the number of shares of Norwest Common Stock into which a share of Alexandria Common Stock shall be converted pursuant to subparagraph (a), above, (or into which a share of Bank Common Stock will be converted pursuant to subparagraph
(b), above) will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Alexandria Common Stock (or Bank Common Stock) shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of Alexandria Common Stock (or Bank Common Stock) would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the Effective Time of the Merger and (ii) if a Norwest Common Stock Adjustment occurs between the date hereof and any date that the closing price of a share of Norwest Common Stock is used for purposes of this Agreement, the Merger Agreement or the Bank Merger Agreement, the closing price of a share of Norwest Common Stock for such purposes shall be the sum of the closing prices on the date of each such determination of the number of shares of Norwest Common Stock and other securities, if any, (in each case as reported on the consolidated tape of the New York Stock Exchange on such date) issued with respect to one share of Norwest Common Stock as a result of the Norwest Common Stock Adjustment.

     (d) FRACTIONAL SHARES. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the Effective Date of the Merger.

     (e) MECHANICS OF CLOSING MERGER. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of Minnesota ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The Effective Time of the Merger shall be 11:59 p.m. Minneapolis, Minnesota time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Alexandria pursuant to the Merger Agreement. The Effective Time of the Bank Merger shall be the time set forth in the Bank Merger Agreement.

     The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2. REPRESENTATIONS AND WARRANTIES OF ALEXANDRIA. Alexandria represents and warrants to Norwest as follows:

     (a) ORGANIZATION AND AUTHORITY. Alexandria is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Alexandria and the Alexandria Subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Alexandria is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Alexandria has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) ALEXANDRIA'S SUBSIDIARIES. Schedule 2(b) sets forth a complete and correct list of all of Alexandria's subsidiaries as of the date hereof (individually a "Alexandria Subsidiary" and collectively the "Alexandria Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Alexandria. No equity security of any Alexandria Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Alexandria Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C.
Section 55 (1982) and Minnesota Business Corporation Act, all of such shares so owned by Alexandria are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Alexandria Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), Alexandria does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) CAPITALIZATION. The authorized capital stock of Alexandria consists of 200,000 shares of preferred stock, $25 par value ("Alexandria Preferred Stock"), of which as of the close of business on March 31, 1994, no shares were outstanding and 10,000 shares of common stock, $25 par value, of which as of the close of business on March 31, 1994, 5,423 shares were issued, of which 4,878 shares were outstanding and 545 shares were held in the treasury. The maximum number of shares of Alexandria Preferred Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Alexandria Preferred Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is none. The maximum number of shares of Alexandria Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Alexandria Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 4,878. All of the outstanding shares of capital stock of Alexandria have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Alexandria or any Alexandria Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Alexandria or any Alexandria Subsidiary. Since March 31, 1994, no shares of Alexandria capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Alexandria or any Alexandria Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Alexandria.

     (d) AUTHORIZATION. Alexandria and the Bank have the corporate power and authority to enter into this Agreement and the Merger Agreement or Bank Merger Agreement as the case may be and, subject to any required approvals of their respective shareholders, to carry out their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement or Bank Merger Agreement by Alexandria and the Bank and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Alexandria and the Bank. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Alexandria as may be required by statute or regulation, this Agreement and the Merger Agreement or the Bank Merger Agreement are valid and binding obligations of Alexandria and the Bank, respectively, enforceable against Alexandria and the Bank in accordance with their respective terms.

     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Alexandria or the Bank of this Agreement and the Merger Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Alexandria or the Bank with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Alexandria or any Alexandria Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Alexandria or any Alexandria Subsidiary is a party or by which it may be bound, or to which Alexandria or any Alexandria Subsidiary or any of the properties or assets of Alexandria or any Alexandria Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Alexandria, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Alexandria or any Alexandria Subsidiary or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the Merger and the Bank Merger under Minnesota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Alexandria or the Bank of the transactions contemplated by this Agreement and the Merger Agreement or the Bank Merger Agreement.

     (e) ALEXANDRIA FINANCIAL STATEMENTS. The consolidated statements of financial condition of Alexandria and Alexandria's Subsidiaries as of December 31, 1993 and 1992 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, and the unaudited consolidated statements of financial condition of Alexandria and Alexandria's Subsidiaries as of March 31, 1994 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three months then ended (collectively, the "Alexandria Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Alexandria and Alexandria's Subsidiaries at the dates and the consolidated results of operations and cash flows of Alexandria and Alexandria's Subsidiaries for the periods stated therein.

     (f) REPORTS. Since December 31, 1988, Alexandria and each Alexandria Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Securities and Exchange Commission (the "SEC"), including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board,
(iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Alexandria Reports". As of their respective dates, the Alexandria Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Alexandria Reports have been made available to Norwest by Alexandria.

     (g) PROPERTIES AND LEASES. Except as may be reflected in the Alexandria Financial Statements and except for any lien for current taxes not yet delinquent, Alexandria and each Alexandria Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Alexandria's consolidated balance sheet as of March 31, 1994, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Alexandria or any Alexandria Subsidiary pursuant to which Alexandria or such Alexandria Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Alexandria or such Alexandria Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Alexandria's and each Alexandria Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) TAXES. Each of Alexandria and the Alexandria Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Alexandria and the Alexandria Subsidiaries for the fiscal year ended

December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Alexandria nor any Alexandria Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Alexandria or any Alexandria Subsidiary which has not been settled, resolved and fully satisfied. Each of Alexandria and the Alexandria Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of March 31, 1994, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Alexandria and the Alexandria Subsidiaries with respect to all periods through the date thereof.

     (i) ABSENCE OF CERTAIN CHANGES. Since March 31, 1994 there has been no change in the business, financial condition or results of operations of Alexandria or any Alexandria Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Alexandria and the Alexandria Subsidiaries taken as a whole.

     (j) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 2(j), neither Alexandria nor any Alexandria Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Alexandria or such Alexandria Subsidiary);

          (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

          (iii) any labor contract or agreement with any labor union;

          (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Alexandria or any Alexandria Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Alexandria or any Alexandria Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

          (vi) any lease with annual rental payments aggregating $10,000 or more.

     (k) LITIGATION AND OTHER PROCEEDINGS. Alexandria will furnish Norwest copies of (i) all attorney responses to the request of the independent auditors for Alexandria with respect to loss contingencies as of December 31, 1993 in connection with the Alexandria financial statements as soon as such responses become available, and has furnished (ii) a written list of legal and regulatory proceedings filed against Alexandria or any Alexandria Subsidiary since said date.

Neither Alexandria nor any Alexandria Subsidiary is a party to any pending or, to the best knowledge of Alexandria, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Alexandria and the Alexandria Subsidiaries taken as a whole.

     (l) INSURANCE. Alexandria and each Alexandria Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Alexandria has owned such Alexandria Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) COMPLIANCE WITH LAWS. Alexandria and each Alexandria Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Alexandria or such Alexandria Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Alexandria, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Alexandria and each Alexandria Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Alexandria nor any Alexandria Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Alexandria or any Alexandria Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Alexandria and the Alexandria Subsidiaries taken as a whole.

     (n) LABOR. No work stoppage involving Alexandria or any Alexandria Subsidiary is pending or, to the best knowledge of Alexandria, threatened. Neither Alexandria nor any Alexandria Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Alexandria or such Alexandria Subsidiary. Employees of Alexandria and the Alexandria Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  MATERIAL INTERESTS OF CERTAIN PERSONS.  Except as set forth on
Schedule 2(o), to the best knowledge of Alexandria no officer or director of Alexandria or any Alexandria Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Alexandria or any Alexandria Subsidiary.

     Schedule 2(o) sets forth a correct and complete list of any loan from Alexandria or any Alexandria Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Alexandria's or such Alexandria Subsidiary's Board of Directors.

     (p)  ALEXANDRIA BENEFIT PLANS.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Alexandria or any Alexandria Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Alexandria or any Alexandria Subsidiary are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Alexandria or the Alexandria subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Alexandria knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Plan may not have been amended to comply with the Tax Reform Act of 1986 (the "TRA") and other recent legislation and regulations, although each such Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan for the plan year ending December 31, 1992, exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Alexandria, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Alexandria, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Alexandria and the Alexandria Subsidiaries taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement or the Bank Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Alexandria or any Alexandria Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) PROXY STATEMENT, ETC. None of the information regarding Alexandria and the Alexandria Subsidiaries supplied or to be supplied by Alexandria for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of Alexandria Common Stock pursuant to the provisions of the Merger Agreement and shares of Bank Common Stock pursuant to the provisions of the Bank Merger Agreement (the "Registration Statement"), (ii) the proxy statement to be mailed to Alexandria's and the Bank's shareholders in connection with the meetings to be called to consider the Merger and the Bank Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement or the Bank Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Alexandria and the Alexandria Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger and the Bank Merger will comply as to form in all material respects with the provisions of applicable law.

     (r) REGISTRATION OBLIGATIONS. Except as set forth on Schedule 2(r), neither Alexandria nor any Alexandria Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s) BROKERS AND FINDERS. Neither Alexandria nor any Alexandria Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Alexandria or any Alexandria Subsidiary in connection with this Agreement and the Merger Agreement or the Bank Merger Agreement or the transactions contemplated hereby and thereby.

     (t) ADMINISTRATION OF TRUST ACCOUNTS. Alexandria and each Alexandria Subsidiary has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Alexandria and the Alexandria Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Alexandria, any Alexandria Subsidiary, nor any director, officer or employee of Alexandria or any Alexandria Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Alexandria and the Alexandria Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u) NO DEFAULTS. Neither Alexandria nor any Alexandria Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Alexandria and the Alexandria Subsidiaries, taken as a whole. To the best of Alexandria's knowledge, all parties with whom Alexandria or any Alexandria Subsidiary has material leases, agreements or contracts or who owe to Alexandria or any Alexandria Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Alexandria Subsidiaries are in compliance therewith in all material respects.

     (v) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition of, on Alexandria or any Alexandria Subsidiary, any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Alexandria's knowledge, threatened against Alexandria or any Alexandria Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Alexandria and Alexandria's Subsidiaries taken as a whole; to the best of Alexandria's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Alexandria's knowledge neither Alexandria nor any Alexandria Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to Alexandria as follows:

     (a) ORGANIZATION AND AUTHORITY. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b) NORWEST SUBSIDIARIES. Schedule 3(b) sets forth a complete and correct list as of December 31, 1993, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. Section 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c) NORWEST CAPITALIZATION. The authorized capital stock of Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on December 31, 1993, 1,131,250 shares of 10.24% Cumulative Preferred Stock at $100 stated value and 1,143,750 shares of Cumulative Convertible Preferred Stock, Series B, at $200 stated value were outstanding, and (ii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on December 31, 1993, 294,131,670 shares were outstanding and 1,956,803 shares were held in the treasury.

     (d) AUTHORIZATION. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement or the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement, the Merger Agreement and the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger and the Bank Merger under Minnesota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement.

     (e) NORWEST FINANCIAL STATEMENTS. The consolidated statements of financial condition of Norwest and Norwest's subsidiaries as of December 31, 1993 and 1992 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's

Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended by Form 10K/A filed May 13, 1994 (the "Norwest 10-K") as filed with the SEC and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of March 31, 1994 and the related unaudited consolidated statements of income and cash flows for the three months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f) REPORTS. Since December 31, 1988, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) PROPERTIES AND LEASES. Except as may be reflected in the Norwest Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of March 31, 1994 included in Norwest's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) TAXES. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (i) ABSENCE OF CERTAIN CHANGES. Since December 31, 1993, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 3(j), as of April 1, 1994 neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i)   any labor contract or agreement with any labor union;

          (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

     (k) LITIGATION AND OTHER PROCEEDINGS. Neither Norwest nor any Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (l) INSURANCE. Norwest and each Norwest Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) COMPLIANCE WITH LAWS. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (n) LABOR. No work stoppage involving Norwest or any Norwest Subsidiary is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  NORWEST BENEFIT PLANS.

          (i) As of the date hereof, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on
     Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan for the plan year ending December 31, 1992, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

          (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

          (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement, the Merger Agreement or the Bank Merger Agreement.

          (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

          (vii) Neither the execution and delivery of this Agreement, the Merger Agreement and the Bank Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (p) REGISTRATION STATEMENT, ETC. None of the information regarding Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger and the Bank Merger will comply as to form in all material respects with the provisions of applicable law.

     (q) BROKERS AND FINDERS. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the Bank Merger Agreement or the transactions contemplated hereby and thereby.

     (r) NO DEFAULTS. Neither Norwest nor any Norwest Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

     (s) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Norwest or any Norwest Subsidiary of any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     (t) MERGER CO. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

     (u) NORWEST BANK. As of the Closing Date, Norwest Bank will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

     4. COVENANTS OF ALEXANDRIA. Alexandria covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from thedate hereof until the Effective Time of the Merger, Alexandria, and each Alexandria Subsidiary will: (i) maintain its corporate existence in good standing; (ii) maintain the general character of its business and conduct its business in its ordinary and usual manner; (iii) extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $100,000, provided, that it may, without such prior written consent, renew any existing loan on its existing terms for periods of up to 12 months if interest on such loan is not in arrears; (iv) maintain proper business and accounting records in accordance with generally accepted principles; (v) maintain its properties in good repair and condition, ordinary wear and tear excepted; (vi) maintain in all material respects presently existing insurance coverage; (vii) use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; (viii) use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; (ix) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Alexandria and each Alexandria Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Alexandria and the Alexandria Subsidiaries taken as a whole; and (x) permit Norwest and its representatives (including KPMG Peat Marwick) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Alexandria herein expressed.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Alexandria and each Alexandria subsidiary will not (without the prior written consent of Norwest):
(i) amend or otherwise change its articles of incorporation or association or by-laws; (ii) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; (iii) authorize or incur any long-term debt (other than deposit liabilities); (iv) mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; (v) enter into any material agreement, contract or commitment in excess of $10,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; (vi) make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one (1) year and in amounts of $100,000 or less; (vii) amend or terminate any Plan except as required by law; (viii) make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof, provided, however, that if the cumulative average consolidated earnings of Alexandria and Community State Bank of Alexandria (the "Bank"), determined in accordance with generally accepted accounting principles (without, for the purposes of such calculation only, taking into account the adjustments required by paragraphs 4(m) and 7(o) hereof), are at least $70,000 per month for the period from January 1, 1994 through the end of the month preceding the Closing Date, then the Bank (A) may contribute up to $70,000 to its profit sharing plan, and (B) may pay up to an amount not to exceed an aggregate of $50,000 for employee bonuses; (ix) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a subsidiary's Board of Directors in accordance with applicable law and regulation; (x) redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Alexandria; (xi) increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; (xii) sell or otherwise dispose of any shares of the capital stock of any Alexandria Subsidiary; or (xiii) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c)  SHAREHOLDER ACTIONS.

          (i) The Board of Directors of Alexandria will duly call, and will cause to be held not later than forty-five (45) days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Alexandria will (A) cause proper notice of such meeting to be given to its shareholders in compliance with the Minnesota Business Corporation Act and other applicable law and regulation, (B) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (C) use its best efforts to solicit from its shareholders proxies in favor thereof.

          (ii) The Board of Directors of the Bank will duly call, and will cause to be held not later than forty-five (45) days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Bank Merger Agreement be submitted to a vote at such meeting. The Board of Directors of the Bank will (A) cause proper notice of such meeting to be given to its shareholders in compliance with applicable law and regulation, (B) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Bank Merger Agreement, and (C) use its best efforts to solicit from its shareholders proxies in favor thereof.

     (d) Alexandria will furnish or cause to be furnished to Norwest all the information concerning Alexandria and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof (including but not limited to audited consolidated financial statements for Alexandria, which Alexandria agrees to have prepared at its sole expense after the date hereof, which comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, and which otherwise are required or necessary to be filed or included in the Registration Statement), or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Ness, Waller, Pearson & Co., Ltd. to use such opinion in such Registration Statement. Any interim quarterly financial information provided under this paragraph must have been reviewed by Ness, Waller, Pearson & Co., Ltd. in accordance with generally accepted auditing standards and Alexandria must provide Norwest with a copy of such review report.

     (e) Alexandria will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Alexandria to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

     (f) Alexandria will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) Alexandria will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Alexandria and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Alexandria's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Alexandria, in the public domain, or later acquired by Alexandria from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither Alexandria, nor any Alexandria Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Alexandria or any Alexandria Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security,
(iii) to purchase, lease or otherwise acquire the assets of Alexandria or any Alexandria Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Alexandria or any Alexandria Subsidiary. If any corporation, partnership, person or other entity or group makes an offer to Alexandria or any Alexandria Subsidiary concerning any of the foregoing, Alexandria or such Alexandria Subsidiary will promptly disclose such offer, including the terms thereof, to Norwest.

     (i) Alexandria shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (j) Alexandria and each Alexandria Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Norwest, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, (ii) to amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger, provided that Alexandria and each Alexandria Subsidiary will not be required to submit such application to the Internal Revenue Service if the Internal Revenue Service does not accept such applications prior to the Effective Date of the Merger.

     (k) Neither Alexandria nor any Alexandria Subsidiary shall take any action which with respect to Alexandria would disqualify the Merger as a "pooling of interests" for accounting purposes; provided, however, that Norwest agrees to use its best efforts to respond to timely written requests from Alexandria as to whether certain actions contemplated by Alexandria or any Alexandria Subsidiary would disqualify the Merger as a "pooling of interests" for accounting purposes..

     (l) Alexandria shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit C to Norwest by each executive officer, director or shareholder of Alexandria who may reasonably be deemed an "affiliate" of Alexandria within the meaning of such term as used in Rule 145 under the Securities Act.

     (m) Alexandria and the Bank shall establish such additional accruals and reserves as may be necessary to conform Alexandria's and the Bank's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Alexandria's and the Bank's business following the Merger and to provide for the costs and expenses relating to the consummation by Alexandria of the Merger and the other transactions contemplated by this Agreement.

     (n) Alexandria and the Bank will cooperate with Norwest in obtaining Phase I and Phase II environmental reports as Norwest may request for properties of Alexandria and the Bank. The cost of the Phase I reports shall be the responsibility of Alexandria.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with Alexandria as follows:

     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest

Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to Alexandria all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Alexandria, or in any statement or application made by Alexandria to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Alexandria pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Alexandria shareholders, at the time of the Alexandria shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; PROVIDED, HOWEVER, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Alexandria or any Alexandria subsidiary for use in the Registration Statement or the Prospectus.

     (d)Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement and the Bank Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest pursuant to this Agreement and the Merger Agreement or the Bank Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement and the Bank Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered pursuant to the Merger Agreement and the Bank Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain prior to the Effective Time of the Merger all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Alexandria to obtain all such approvals and consents required by Alexandria.

     (h) Norwest will hold in confidence all documents and information concerning Alexandria and Alexandria's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Alexandria (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Alexandria.

     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger and the Bank Merger under the Minnesota Business Corporation Act.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k) Norwest shall consult with Alexandria as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (l) Norwest shall give Alexandria written notice of receipt of the regulatory approvals referred to in paragraph 7(e).

     (m) For a period not exceeding fifteen days prior to the Closing Date, Norwest will permit Alexandria and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by Alexandria or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF ALEXANDRIA. The obligation of Alexandria to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Alexandria:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) Alexandria shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreement or the Bank Merger Agreement, respectively, shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of each of Alexandria and the Bank required for approval of a plan of merger in accordance with the provisions of Alexandria's and the Bank's respective Articles of Incorporation and the Minnesota Business Corporation Act.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of Alexandria pursuant to this Agreement, the Merger Agreement and the Bank Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange upon official notice of issuance.

     (h) Alexandria shall have received an opinion, dated the Closing Date, of counsel to Alexandria, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of
Section 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of Alexandria Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of Alexandria will be the same as the basis of Alexandria Common Stock exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Alexandria will include the holding period of the Alexandria Common Stock, provided such shares of Alexandria Common Stock were held as a capital asset as of the Effective Time of the Merger.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Alexandria and the Alexandria Subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Alexandria shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) This Agreement, the Merger Agreement and the Bank Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Alexandria and the Bank, respectively, required for approval of a plan of merger in accordance with the provisions of Alexandria's and the Bank's Articles of Incorporation and the Minnesota Business Corporation Act.

     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Alexandria, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Alexandria or any Alexandria Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

     (f) Alexandria and each Alexandria Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Alexandria's or such subsidiary's business required for the consummation of the Merger and the Bank Merger, and Alexandria and each Alexandria Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger and the Bank Merger.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (h) At any time since the date hereof the total number of shares of Alexandria Preferred Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Alexandria Preferred Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents shall not have exceeded none. At any time since the date hereof the total number of shares of Alexandria Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Alexandria Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents shall not have exceeded 4,878.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (j) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of Alexandria a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of Alexandria included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Alexandria;

          (ii) the amounts reported in the interim quarterly financial statements of Alexandria agree with the general ledger of Alexandria;

          (iii) the annual and quarterly financial statements of Alexandria and the Alexandria Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

          (iv) from March 31, 1994 (or, if later, since the date of the most recent unaudited consolidated financial statements of Alexandria and the Alexandria Subsidiaries as may be included in the Registration Statement) to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Alexandria and the Alexandria Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Alexandria and the Alexandria Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of Alexandria and the Alexandria Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Alexandria and the Alexandria Subsidiaries and have found them to be in agreement with financial records and analyses prepared by Alexandria included in the annual and quarterly financial statements, except as disclosed in such letters.

     (k) Alexandria and the Alexandria Subsidiaries considered as a whole shall not have sustained since December 31, 1993 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (l) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition on Alexandria or any Alexandria Subsidiary of, any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon Alexandria and its subsidiaries taken as a whole.

     (m) No change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Alexandria and the Alexandria Subsidiaries taken as a whole

(other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     (n) None of the shareholders of the Bank shall have exercised statutory dissenters' appraisal rights with respect to the Bank Merger.


     (o) Alexandria shall have established the accruals and reserves described in paragraph 4(m) hereof.

     (p) Alexandria and the Bank shall have corrected all of the regulatory compliance problems identified by Norwest in its due diligence examination of Alexandria and the Bank, including but not limited to (i) errors or deficiencies in compliance with the currency transaction reporting and exemption requirements of the Bank Secrecy Act, (ii) errors in calculating and disclosing adjustments for adjustable rate mortgages and other variable rate loans, (iii) omissions of or deficiencies in required appraisals, flood insurance documentation, title insurance documentation and corporate resolutions, (iv) deficiences in disclosures relating to Truth in Lending, RESPA, Fair Housing and escrows, and
(v) deficiencies in Truth in Savings disclosures. In addition, the indemnification agreement, substantially in the form attached hereto as Exhibit D (the "Indemnification Agreement"), shall have been executed and delivered to Norwest and shall be in full force and effect on the Closing Date.

     (q) The Bank shall have obtained from the Small Business Administration (the "SBA"), with respect to each of the following loans, a certification or other assurance satisfactory to Norwest that there is no default in the SBA Authorization and Loan Agreement with respect to such loan:

     (i)   Vacationer's Inn Resort,

     (ii)  Curtis and Diane Dyrstad,

     (iii) Johnson Tires of Alexandria,

     (iv)  Morical Brothers, Inc.,

     (v)   Daniel's Food Equipment, Inc.

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of Alexandria or any Alexandria Subsidiary as of the Effective Date of the Merger ("Alexandria Employees") shall be eligible for participation in the employee welfare and pension plans of Norwest, as in effect from time to time, as follows:

     (a) EMPLOYEE WELFARE BENEFIT PLANS. Each Alexandria employee shall be eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger:

               Medical Plan
               Dental Plan
               Vision Plan
               Short Term Disability Plan
               Long Term Disability Plan
               Long Term Care Plan

               Flexible Benefits Plan
               Basic Group Life Insurance Plan
               Group Universal Life Insurance Plan
               Dependent Group Life Insurance Plan
               Business Travel Accident Insurance Plan
               Accidental Death and Dismemberment Plan
               Severance Pay Plan
               Vacation Program

For the purpose of determining each Alexandria Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by an employee of Alexandria in the year in which the Merger occurs will be deducted from the total Norwest benefit.

     (b)  EMPLOYEE PENSION BENEFIT PLANS.

Each Alexandria Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Alexandria and the Alexandria Subsidiaries for the purpose of satisfying any eligibility and vesting periods applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Alexandria Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

     9.   TERMINATION OF AGREEMENT.

     (a)   This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)   by mutual written consent of the parties hereto;

          (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by January 31, 1995 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

          (iii) by Alexandria or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's wilful and material breach of the warranties and representations made by it, or wilful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by

Alexandria and Alexandria subsidiaries shall be borne by Alexandria, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

               If to Norwest:

                    Norwest Corporation
                    Sixth and Marquette
                    Minneapolis, Minnesota  55479-1026
                    Attention:  Secretary

               If to Alexandria or the Bank:

                    Board of Directors
                    Alexandria Securities & Investment Company
                    908 Shoreview Drive
                    Alexandria, MN 56308

               With a copy to:

                    J. Kevin Costley
                    Lindquist & Vennum
                    4200 IDS Center
                    Minneapolis, MN 55402

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Alexandria shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement, the Merger Agreement and the Bank Merger Agreement.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement, the Merger Agreement or the Bank Merger Agreement shall survive the Merger or the Bank Merger or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION                     ALEXANDRIA SECURITIES &
                                        INVESTMENT COMPANY


By: ________________________            By: ________________________
Its: ________________________          Its: ________________________



                                        COMMUNITY STATE BANK OF
                                             ALEXANDRIA


                                        By: ___________________________
                                       Its: ___________________________

EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER
                                     Between
                  ALEXANDRIA SECURITIES AND INVESTMENT COMPANY
                             a Minnesota corporation
                           (the surviving corporation)
                                       AND
                                   MERGER CO.
                             a Minnesota corporation
                            (the merged corporation)

     This Agreement and Plan of Merger dated as of __________, 19__, between ALEXANDRIA SECURITIES AND INVESTMENT COMPANY, a Minnesota corporation (hereinafter sometimes called "Alexandria" and sometimes called the "surviving corporation") and MERGER CO., a Minnesota corporation ("Merger Co.")(said corporations being hereinafter sometimes referred to as the "constituent corporations"),

     WHEREAS, Merger Co., a wholly-owned subsidiary of Norwest Corporation ("Norwest"), was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on _________, and said corporation is now a corporation subject to and governed by the provisions of the Minnesota Business Corporation Act. Merger Co. has authorized capital stock of _________ shares of common stock, par value of $___ per share ("Merger Co. Common Stock"). As of _______, 19___, there were _____ shares of Merger Co. Common Stock outstanding and _____ shares were held in the treasury; and

     WHEREAS, Alexandria was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on January 8, 1979 and said corporation is now a corporation subject to and governed by the provisions of the Minnesota Business Corporation Law, with an authorized capital stock of 200,000 shares of Preferred Stock, par value $25 per share ("Alexandria Preferred Stock") of which ____________ shares were outstanding and _________ shares were held in the treasury as of ___________ , 19__ and 10,000 shares of common stock, par value $25 per share ("Alexandria Common Stock") of which ____________ shares were outstanding and _________ shares were held in the treasury as of ___________ , 19__; and

     WHEREAS, Norwest and Alexandria are parties to an Agreement and Plan of Reorganization dated as of May ___ , 1994, and amended as of July __, 1994 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporation and for the best interests of the respective shareholders of said corporations that said corporations merge and that Merger Co. be merged with and into Alexandria, with Alexandria continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the Minnesota Business Corporation Act, which statute permits such merger; and

     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Merger Co. and Alexandria, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merger Co. shall be merged with and into Alexandria pursuant to the laws of the State of Minnesota, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Merger Co. with and into Alexandria, the mode of carrying said merger into effect, the manner and basis of converting the shares of Alexandria Common Stock into shares of common stock of Norwest, par value $1-2/3 per share ("Norwest Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger Merger Co. shall be merged with and into Alexandria, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Merger Co. shall cease and the name of the surviving corporation shall be changed to _____________________.

     SECOND: The Articles of Incorporation of Alexandria at the time of merger shall be amended as set forth below and, as so amended, shall be the Articles of Incorporation of the surviving corporation until amended according to law:

          [Amend to change name, number of directors, etc.]

     THIRD: The By-Laws of Alexandria at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

     FOURTH: At the time of merger, the following-named persons shall be the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify:
                            ________________________
                            ________________________
                            ________________________

     FIFTH:   The officers of Merger Co. at the time of merger shall be and remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

     SIXTH: The manner and basis of converting the shares of Alexandria Common Stock into shares of Norwest Common Stock shall be as follows:

     1. Each of the shares of Alexandria Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for a number of shares of Norwest Common Stock determined by (i) multiplying the Norwest Shares (as defined below) by 88.15%, and then (ii) dividing the result thereof by the total number of shares of Alexandria Common Stock then outstanding. The "Norwest Shares" shall be 337,255; provided, however, that if the Closing Date (as defined in the Reorganization Agreement) is after the Target Closing Date (as defined in the Reorganization Agreement), the Norwest Shares shall be increased by adding to 337,255 a sum equal to 98 times the number of days between the Target Closing Date and the Closing Date.

     2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of Alexandria Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Alexandria Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Common Stock into which such shares of Alexandria Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

     3. If between the date of the Reorganization Agreement and the time of merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar corporate event, or if a stock dividend thereon shall be declared with a record date within such period (a "Norwest Common Stock Adjustment"), then (i) the number of shares of Norwest Common Stock into which a share of Alexandria Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Alexandria Common Stock shall be converted will equal the number of shares of Norwest Common Stock which the holder of a share of Alexandria Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar corporate event, or stock dividend had the record date for the Norwest Common Stock Adjustment been immediately following the time of merger and (ii) if a Norwest Common Stock Adjustment occurs between the date hereof and any date that the closing price of a share of Norwest Common Stock is used for purposes of this Agreement, the closing price of a share of Norwest Common Stock for such purposes shall be the sum of the closing prices on the date of each such determination of the number of shares of Norwest Common Stock and other securities, if any, (in each case as reported on the consolidated tape of the New York Stock Exchange on such date) issued with respect to one share of Norwest Common Stock as a result of the Norwest Common Stock Adjustment.

     4. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the time of merger.

     5. Each share of Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for shares of the surviving corporation after the time of merger.

     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

     1. The effective date of merger shall be the date on which the Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of Minnesota; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Merger Co. and Alexandria in accordance with the Minnesota Business Corporation Act; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the Minnesota Business Corporation Act, shall be executed by the President or a Vice President of Merger Co. and by the Secretary or an Assistant Secretary of Merger Co., and by the President or a Vice President of Alexandria and by the Secretary or an Assistant Secretary of Alexandria, and shall be filed in the office of the Secretary of State of the State of Minnesota in accordance with the Minnesota Business Corporation Act; and

     2. The merger shall become effective as of 11:59 p.m. (the "time of merger") on the effective date of merger.

     EIGHTH:  At the time of merger:

     1. The separate existence of Merger Co. shall cease, and the corporate existence and identity of Alexandria shall continue as the surviving corporation.

     2. The merger shall have the other effects prescribed by Section 302A.641 of the Minnesota Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1. The registered office of Alexandria in the State of Minnesota shall be _____________________, and the name of the registered agent of Alexandria at such address is The Corporation Trust Company.

     2. If at any time Alexandria shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in Alexandria the title to any property or rights of Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of Alexandria and Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in Alexandria and otherwise carry out the purposes of this Agreement.

     3. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     4. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

     5. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     6. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of Minnesota, this Agreement may be terminated in accordance with the terms of the Reorganization Agreement upon approval by the Board of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                                        MERGER CO.


                                        By: ________________________
                                       Its:  _______________________

Attest:


__________________________
     Secretary

                                        ALEXANDRIA SECURITIES AND
                                        INVESTMENT COMPANY


                                        By: _________________________
                                       Its:  ________________________

Attest:


___________________________
     Secretary

                                    EXHIBIT B






                              SEE APPENDIX B TO THE
                           PROXY STATEMENT-PROSPECTUS

                                                                       EXHIBIT C

Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-1026

Attn:  Secretary

Gentlemen:

     I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of ALEXANDRIA SECURITIES AND INVESTMENT COMPANY, a Minnesota corporation ("Alexandria").

     Pursuant to an Agreement and Plan of Reorganization, dated as of May 24, 1994, as amended as of July __, 1994 (the "Reorganization Agreement"), between Alexandria, Community State Bank of Alexandria, a Minnesota state bank ("Community") and Norwest Corporation, a Delaware corporation ("Norwest") it is contemplated that a wholly-owned subsidiary of Norwest will merge with and into Alexandria (the "Merger") and as a result, I will receive in exchange for each share of common stock, par value $25 per share, of Alexandria ("Alexandria Common Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of Common Stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"), as more specifically set forth in the Reorganization Agreement.

     I hereby agree as follows:

     I will not offer to sell, transfer or otherwise dispose of any of the shares of Alexandria Common Stock or Norwest Common Stock held by me during the 30 days prior to the Effective Time of the Merger.

     I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

     I will not sell, transfer or otherwise dispose of the Stock or in any way reduce my risk relative to any shares of the Stock issued to me pursuant to the Merger until such time as financial results covering at least 30 days of post-Merger combined operations of Alexandria and Norwest have been published.

     I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Norwest Corporation of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Norwest's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (a) (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Norwest and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed thereunder) and Norwest has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Norwest and have been the beneficial owner of the Stock for at least three years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Norwest shall have received an opinion of counsel acceptable to Norwest to the effect that the stock transfer restrictions and the legend are not required, and (b) financial results covering at least 30 days of post-Merger combined operations have been published.

     I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Alexandria.

                                        Sincerely,

                                        _______________________

                                                                       EXHIBIT D

                            INDEMNIFICATION AGREEMENT

     AGREEMENT, dated as of this ___ day of _________, 19__, between the undersigned shareholders (collectively, the "Shareholders") of ALEXANDRIA SECURITIES AND INVESTMENT COMPANY, a Minnesota corporation ("Alexandria") and NORWEST CORPORATION, a Delaware corporation ("Norwest").

     WHEREAS, Alexandria and Norwest are parties to that certain Agreement and Plan of Reorganization dated as of May 24, 1994, as amended as of July __, 1994 (the "Agreement") under which it is contemplated that a wholly-owned subsidiary of Norwest will merge with and into Alexandria (the "Merger") and as a result the Shareholders will receive in exchange for each share of common stock of Alexandria, par value $25 per share ("Alexandria Common Stock") owned by such Shareholder immediately prior to the Effective Time of the Merger (as defined in the Agreement), a number of shares of common stock of Norwest, par value $1-2/3 per share ("Norwest Common Stock") as more specifically set forth in the Agreement, and

     WHEREAS, the Shareholders will derive substantial benefit from the transactions contemplated by the Agreement, and

     WHEREAS, certain regulatory compliance problems (the "Compliance Issues") have been identified by Norwest in its due diligence examination of Alexandria and Community State Bank of Alexandria (the "Bank"), including but not limited to (i) errors or deficiencies in compliance with the currency transaction reporting and exemption requirements of the Bank Secrecy Act, (ii) errors in calculating and disclosing adjustments for adjustable rate mortgages and other variable rate loans, (iii) omissions of or deficiencies in required appaisals, flood insurance documentation, title insurance documentation and corporate resolutions, (iv) deficiences in disclosures relating to Truth in Lending, RESPA, Fair Housing and escrows, and (v) deficiencies in Truth in Savings disclosures., and

     WHEREAS, Norwest desires to protect itself in the event that such compliance problems are not corrected before the Effective Time of the Merger.

     NOW, THEREFORE, to induce Norwest to enter into the Agreement, the Shareholders agree as follows:

     1. The Shareholders hereby jointly and severally indemnify and hold harmless Norwest, the subsidiaries of Norwest and the directors, officers, employees, agents, successors, attorneys and assigns of Norwest and its subsidiaries against any loss, damage, cost, expense, penalty or liability arising out of or attributable to any Compliance Issue; provided that such Compliance Issue was one of the circumstances or activities cited as technical exceptions or violations of law in any examinations of Alexandria or the Bank by the Federal Reserve Bank, the Federal Deposit Insurance Corporation and the Banking Division of the Minnesota Department of Commerce during the six-year period preceding the Effective Time of the Merger.

     2. The Shareholders agree that they will not seek to recover any payments from Norwest arising out of or attributable to such compliance problems.

     3. The terms of this Indemnification Agreement shall bind and inure to the benefit of Norwest and the Shareholders and their respective successors, assigns, heirs and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date shown above.



NORWEST CORPORATION                     SHAREHOLDERS

                                        ________________________

By:________________________             ________________________

Its: ______________________             ________________________

                                        ________________________

                                        ________________________

                                        ________________________

                                        ________________________

                                   APPENDIX B

                                    AGREEMENT

                               AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Bank Merger Agreement") is dated as of ___________ , 19___, between COMMUNITY STATE BANK OF ALEXANDRIA
("Community") and NORWEST STATE BANK ("Norwest Bank").

PREAMBLE

     Community and Norwest Bank acknowledge and confirm the following:

     (a) Community is a Minnesota state bank having its principal office and place of business at 304 Maple, P. O. Box 519, Alexandria, Minnesota 56308.

     (b) As of __________ , 19__, Community had a capital of $________, divided into _______ shares of common stock, par value $25 per share ("Community Common Stock"), and surplus of $_____________ and retained earnings of $______________
.

     (c) Norwest Bank is a Minnesota state bank having its principal office and place of business at 304 Maple, P. O. Box 519, Alexandria, Minnesota 56308.

     (d)  As of ___________ , 19__, Norwest Bank had a capital of $_________, divided into __________ shares of common stock, par value $___ per share ("Norwest Bank Common Stock"), surplus of $_____________ and retained earnings of $__________.

     (e) Alexandria Securities and Investment Company ("Alexandria"), Community and Norwest Corporation ("Norwest") have entered into an Agreement dated as of May 24, 1994, and amended as of July __, 1994 (the "Reorganization Agreement"), which Reorganization Agreement contemplates the transactions to be effected by this Bank Merger Agreement.

     (f) A majority of the Board of Directors of Community and a majority of the Board of Directors of Norwest Bank have duly approved this Bank Merger Agreement and authorized its execution.

     (g) It is the intent of the parties hereto to effect a corporate reorganization which qualifies as a tax-free reorganization pursuant to Sections 368 (a)(1)(a) 368(a)(2)(D) of the Internal Revenue Code.

AGREEMENTS

     IN CONSIDERATION OF THE PREMISES, Community and Norwest Bank make this Bank Merger Agreement and fix the terms and conditions of the merger of Community and Norwest Bank as follows:

                                    SECTION 1

     1.1 Pursuant to the authority of and in accordance with the provisions of Minnesota Statutes, Chapter ___, Community shall be merged with and into Norwest Bank, under the charter of Norwest Bank (the "Surviving Bank"). Community and Norwest Bank are hereinafter collectively called "Merging Banks".

     1.2  The name of the Surviving Bank shall be "__________________."

     1.3 The merger shall be effective as of 12:01 a.m. on ____________ (the "Effective Date").

     1.4 The business of the Surviving Bank shall be that of a Minnesota state bank and shall be conducted at the main office of the Surviving Bank, which shall be located at 304 Maple, P. O. Box 519, Alexandria, Douglas County, Minnesota 56308 Minnesota, and at its legally established branches.

     1.5 As of the Effective Date, the Articles of Incorporation of the Surviving Bank shall read in their entirety as set forth in Appendix B attached hereto, and the Surviving Bank shall be authorized under such Articles of Incorporation to issue ________ shares of common stock, par value $____ per share.

                                    SECTION 2

As of the Effective Date:

     2.1 The corporate existence of Norwest Bank and Community shall be merged, and the Surviving Bank shall be deemed to be the same corporation as each of the Merging Banks.

     2.2 All rights, franchises, and interests of the Merging Banks in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the merger without any deed or other transfer. The Surviving Bank, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of the Merging Banks at the time of merger.

     2.3 The Surviving Bank shall be liable for all liabilities of every kind and description, including liabilities arising out of the operation of a trust department, of each of the Merging Banks existing as of the Effective Date.

     2.4 The amount of capital stock of the Surviving Bank shall be $__________, divided into ___________ shares of common stock, each of $_____ par value, and at the time the merger shall become effective, the Surviving Bank shall have a surplus of $______________ and retained earnings which, when combined with the capital and surplus, will be equal to the combined capital structures of the Merging Banks as stated in the preamble of this Bank Merger Agreement, adjusted, however, for the results of operations, and the payment of dividends, if any, between ______________ , and the Effective Date.

                                    SECTION 3

As of the Effective Date:

     3.1 Each of the shares of Community Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted as follows:

     (a) The shares of Community Common Stock outstanding immediately prior to the time of merger and then owned by Alexandria shall at the time of merger be converted and exchanged for ________ shares of common stock of the Surviving Bank, each of $____ par value, which shares shall constitute the entire number of shares of common stock of the Surviving Bank authorized, issued and outstanding after the merger; and, upon surrender of the certificates evidencing the shares of the Community Common Stock owned by Alexandria, the Surviving Bank shall issue to Alexandria a certificate for ______ shares of common stock of the Surviving Bank, which shares shall be fully-paid and nonassessable.

     (b) Each share of Community Common Stock outstanding immediately prior to the time of merger and owned by a shareholder other than Alexandria shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into a number of shares of common stock of Norwest of the par value of $1 2/3 per share ("Norwest Common Stock") determined (i) multiplying the Norwest Shares (as defined in the Reorganization Agreement) by 11.85%, and then (ii) dividing the result thereof by the number of shares of Bank Common Stock held by shareholders other than Alexandria immediately prior to the Effective Time of the Bank Merger.

     (c) As soon as practicable after the merger becomes effective, each holder of a certificate for shares of Community Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to Norwest Bank Minnesota, National Association, as the designated agent of the Surviving Bank (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Community Common Stock shall not be transferable on the books of the Surviving Bank but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Common Stock into which such shares of Community Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the Surviving Bank or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

     (d) If between the date of the Reorganization Agreement and the Effective Time of the Merger (as defined in the Reorganization Agreement), shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then (i) the number of shares of Norwest Common Stock into which a share of Community Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Community Common Stock shall be converted will equal the number of shares of Norwest Common Stock which the holders of shares of Community Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the Effective Time of the Merger and (ii) if a Norwest Common Stock Adjustment occurs between the date hereof and any date that the closing price of a share of Norwest Common Stock is used for purposes of this Agreement, the closing price of a share of Norwest Common Stock for such purposes shall be the sum of the closing prices on the date of each such determination of the number of shares of Norwest Common Stock and other securities, if any, (in each case as reported on the consolidated tape of the New York Stock Exchange on such date) issued with respect to one share of Norwest Common Stock as a result of the Norwest Common Stock Adjustment.

     (e) No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the Effective Date of the Merger (as defined in the Reorganization Agreement).

     3.2 The shares of Norwest Bank outstanding immediately prior to the time of merger and held by Norwest shall be exchanged for $___________.

     3.3 From and after the Effective Date, there shall be no transfers on the stock transfer books of Merging Banks of the shares of Community Common Stock or Norwest Bank Common Stock which were issued and outstanding immediately prior to the Effective Date.

                                    SECTION 4

     4.1 The by-laws of Norwest Bank as they exist at the Effective Date shall continue in full force as the by-laws of the Surviving Bank until altered, amended, or repealed as provided therein or as provided by law.

     4.2 As of the Effective Date, the following named persons shall serve as the Board of Directors of the Surviving Bank until the next annual meeting of the shareholders or until such time as their successors have been elected and have qualified:
                    _______________________
                    _______________________
                    _______________________

     4.3 The officers of Norwest Bank holding office at the Effective Date shall continue as the officers of the Surviving Bank for the term prescribed in the by-laws or until the Board of Directors otherwise shall determine.

                                    SECTION 5

     5.1 This Bank Merger Agreement shall be submitted to the shareholders of Community and Norwest Bank, respectively, for approval at meetings to be called and held in accordance with the articles of incorporation of Community and the articles of incorporation of Norwest Bank and in accordance with applicable provisions of law. Such approval by the shareholders shall require the affirmative vote of the shareholders of each of the Merging Banks owning at least two-thirds of its capital stock outstanding.

                                    SECTION 6

     6.1  The merger shall be subject to and conditioned upon the following:

     (a) approval of this Bank Merger Agreement by the shareholders of Community and Norwest Bank as required by law;

     (b) approval of the merger by all appropriate banking and regulatory authorities and the satisfaction of all other requirements prescribed by law necessary for consummation of the merger; and

     (c) consummation of the merger of Alexandria and Merger Co. as defined in and contemplated by the Reorganization Agreement.

     6.2 At any time before the Effective Date, if any of the following circumstances obtain, this Bank Merger Agreement may be terminated, at the election of Community or Norwest Bank, by written notice from the party so electing to the other, or the consummation of the merger may be postponed for such period, and subject to such further rights of Community and Norwest Bank, or either of them, to terminate this Bank Merger Agreement as Community and Norwest Bank may agree in writing:

     (a) by mutual consent of the Boards of Directors of the Merging Banks if consummation of the merger would be inadvisable in the opinion of said Boards; or

     (b) by action of the Board of Directors of any party hereto if the Reorganization Agreement is terminated.

                                    SECTION 7

     7.1 Community and Norwest Bank, by mutual consent of their respective Boards of Directors, may amend this Bank Merger Agreement before the Effective Date; provided, however, that after this Bank Merger Agreement has been approved by the shareholders of Community, no such amendment shall affect the rights of such shareholders of Community in a manner which is materially adverse to such shareholders.

     7.2 This Bank Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Community and Norwest Bank have caused this Bank Merger Agreement to be executed by their respective duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to a resolution of each Merging Bank's Board of Directors, acting by a majority thereof.



(SEAL)                                  COMMUNITY STATE BANK
                                        OF ALEXANDRIA


ATTEST:
                                        By:
                                            -------------------------------
                                        Its:
- -----------------------                      ------------------------------
     Secretary


STATE OF MINNESOTA )
                   ) ss
COUNTY OF _________)


     On this _____ day of __________, 1992, before me, a Notary Public for the State and County aforesaid, personally came ____________________ , as _________________ , and ____________________ , as __________________ , of
COMMUNITY STATE BANK OF ALEXANDRIA, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal.

     WITNESS my official seal and signature this day and year aforesaid.



                                        --------------------------------
(Seal of Notary)                        Notary Public, __________ County
                                        My Commission Expires ________


(SEAL)                                  NORWEST STATE BANK


ATTEST:
                                        By:
                                            --------------------------------
                                        Its:
- -----------------------                      -------------------------------
     Secretary

STATE OF MINNESOTA )
                   ) ss
COUNTY OF _________)


     On this _____ day of __________, 1992, before me, a Notary Public for the State and County aforesaid, personally came ____________________ , as _________________ , and ____________________ , as __________________ , of
NORWEST STATE BANK, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal.

     WITNESS my official seal and signature this day and year aforesaid.



                                        --------------------------------
(Seal of Notary)                        Notary Public, __________ County
                                        My Commission Expires ________

                                   APPENDIX C


                               MINNESOTA STATUTES

                         SECTIONS 302A.471 AND 302A.473

     302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.--Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:
     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:
     (1)  alters or abolishes a preferential right of the shares;
     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;
     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;
     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;
     (c) A plan of reorganization, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;
     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or
     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.
     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.
     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.
     Subd. 3. Rights not to apply. The right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a reorganization, if the shares of the shareholder are not entitled to be voted on the reorganization.

     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

     302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.--Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.
     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by reorganization of that issuer.
     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.
     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.
     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.
     Subd. 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.
     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:
     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;
     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;
     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and
     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.
     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.
     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;
     (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
     (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.
     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.
     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.
     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.
     Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subd. 8. Cost; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.
     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.
     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   APPENDIX D


                               MINNESOTA STATUTES

                                  SECTION 49.41

49.41  RIGHTS OF DISSENTING STOCKHOLDERS

       Any stockholder not voting in favor of the agreement of consolidation or merger at the meeting prescribed in section 49.37 may, at that meeting, or within 20 days thereafter, object to the object to the consolidation or merger and demand payment for that person's stock. If the consolidation or merger takes effect at any time after this demand, the stockholder may, at any time within 60 days thereafter, apply to the district court in the county wherein is situated the principal place of business of the corporation with which the other or others are consolidated or merged, for the appointment of three persons to appraise the value of that person's stock. The court shall thereupon appoint these appraisers and designate the time and place of their first meeting, with such directions in regard to their proceedings as shall be deemed proper, and also direct the time and manner in which payment shall be made of the value of that person's stock to the stockholder. The appraisers shall meet at the time and place designated, after being duly sworn to discharge their duties honestly and faithfully, make and certify a written estimate of the value of the stock at the time of the appraisal, and deliver one copy to the corporation and another to the stockholder, if demanded. The charges and expenses of the appraisers shall be paid one-half by the stockholder and one-half by the corporation. When the corporation shall have paid the appraised value of this stock, the stock shall be canceled and this stockholder shall cease to be a member of the corporation or to have any interest in this stock or in the corporation or in the corporate property, and this stock may be held and disposed of by the corporation for its own benefit.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 4th day of November, 1994.


                              NORWEST CORPORATION

                              By:   /s Richard M. Kovacevich
                                   --------------------------------------------
                                       Richard M. Kovacevich
                                       President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed on the 4th day of November, 1994, by the following persons in the capacities indicated:



  /s Richard M. Kovacevich             President and Chief Executive Officer
- ------------------------------         (Principal Executive Officer)
     Richard M. Kovacevich


  /s/ John T. Thornton                 Executive Vice President and Chief
- ------------------------------         Financial Officer
      John T. Thornton                 (Principal Financial Officer)


  /s/ Michael A. Graf                  Senior Vice President and Controller
- ------------------------------         (Principal Accounting Officer)
      Michael A. Graf


DAVID A. CHRISTENSEN   )
GERALD J. FORD         )
PIERSON M. GRIEVE      )
N. BERNE HART          )
WILLIAM A. HODDER      )
GEORGE C. HOWE         )
LLOYD P. JOHNSON       )                     A majority of the
REATHA CLARK KING      )                     Board of Directors*
RICHARD M. KOVACEVICH  )
RICHARD S. LEVITT      )
RICHARD D. McCORMICK   )
CYNTHIA H. MILLIGAN    )
JOHN E. PEARSON        )
STEPHEN E. WATSON      )
MICHAEL W. WRIGHT      )

- -------------------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.


                                             /s/ Richard M. Kovacevich
                                           ------------------------------------
                                                 Richard M. Kovacevich
                                                 Attorney-in-Fact



                                      II-1